Exhibit 10.2

EXECUTION COPY

SECOND TERRITORY LETTER AGREEMENT

THIS SECOND TERRITORY LETTER AGREEMENT (this “Agreement”) is made and entered into as of March 31, 2006, by and among: (i) Inverness Medical Innovations, Inc., a Delaware corporation (“Inverness”); (ii) ACON Laboratories, Inc., a California corporation (“ACON Labs”); AZURE Institute, Inc., a California corporation (“Azure”), LBI Inc., a British Virgin Islands company (“LBI”), Oakville Hong Kong Co., Ltd., a Hong Kong company (“Oakville”); and ACON Biotech (Hangzhou) Co., Ltd., a wholly foreign owned enterprise (“WFOE”) established in the People’s Republic of China (“PRC” or “China”) (“ACON Bio” and together with ACON Labs. Azure, LBI, Oakville and ACON Bio, the “ACON Entities”; and (iii) Karsson Overseas Ltd., a British Virgin Islands company (“Parent”). Unless otherwise specified herein, each of the terms set forth below shall have the meanings set forth in the Form of Acquisition Agreement (as defined below).

RECITALS

WHEREAS, Inverness, the ACON Entities, and the Parent are, or will be, parties to various agreements providing for Inverness’s purchase of the First Territory Business and the New Facility (as such terms are defined in the First Territory and New Facility Acquisition Agreement (as defined below));

WHEREAS, at the First Closing (as defined in the First Territory and New Facility Acquisition Agreement) and pursuant to the Acquisition Agreement dated as of February 24, 2006, by and among Inverness, the ACON Entities and the Parent (the “First Territory and New Facility Acquisition Agreement”), the ACON Entities will sell, transfer and assign to Inverness, and Inverness will purchase from the ACON Entities, the assets, properties, interests and business of developing, manufacturing, marketing and/or selling lateral flow immunoassay products and directly related products in the United States, Canada, Europe (excluding (i) Russia, (ii) the former Soviet Republics that are not part of the European Union as of the date of this Agreement, and (iii) Turkey), Israel, Australia, Japan and New Zealand; and the ACON Entities will transfer and assign to Inverness and Inverness will assume from the ACON Entities certain liabilities, in each case as and to the extent provided in the First Territory and New Facility Acquisition Agreement;

WHEREAS, in connection with the New Facility Closing (as defined in the First Territory and New Facility Acquisition Agreement) and pursuant to the First Territory and New Facility Acquisition Agreement, LBI will sell, transfer and assign to Inverness, and Inverness will purchase from LBI, the entire ownership of Rich Horizons International, Ltd., a British Virgin Islands company (“Rich Horizons”) which at the time of such sale shall own ABON BioPharm (Hangzhou) Co., Ltd, a Chinese limited liability company (“ABON”) and own and operate through ABON the New Facility (including the research, development, manufacture and testing equipment therein) and thereafter, certain ACON Entities will manage, direct and oversee the operation of that portion of the New Facility which is not yet Fully Functional (as defined in the First Territory and New Facility Acquisition Agreement) until such time as each such portion is Fully Functional and control of such portion of the New Facility has been transferred to

Second Territory Letter Agreement

Inverness, in each case as and to the extent provided in the First Territory and New Facility Acquisition Agreement;

WHEREAS, in connection with the First Closing, the parties will agree, subject to the matters set forth in this Agreement, to enter into an agreement in the future pursuant to which the ACON Entities (and such other entities as contemplated thereby) will agree to sell, transfer and assign to Inverness, the assets, properties, interests and business of developing, manufacturing, marketing and selling lateral flow immunoassay products and directly related products in all countries in which such business has not previously been sold, transferred and assigned to Inverness pursuant to the First Territory and New Facility Acquisition Agreement, such transaction to be effected pursuant to, and on the terms and conditions of, an acquisition agreement in substantially the form attached hereto as Exhibit A to be entered into in the future by and among Inverness, the ACON Entities (and such other entities as contemplated thereby) and the Parent (the “Form of Acquisition Agreement”);

WHEREAS, the execution and delivery of this Agreement by Inverness, the ACON Entities and the Parent, pursuant to which the parties agree on certain matters including the future due diligence and agreement process and certain conditions to signing the Form of Acquisition Agreement, are inducements and conditions precedent to the consummation of the transactions contemplated in the First Territory and New Facility Acquisition Agreement.

NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein and in the First Territory and New Facility Acquisition Agreement, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.           ACQUISITION AGREEMENT PLANNING AND EXECUTION.

1.1.          Second Territory Planning Date. Upon the earlier to occur of (i) January 31, 2008 and (ii) such earlier date as Inverness and the ACON Entities may mutually agree in writing (such date, the “Second Territory Planning Date”), the ACON Entities and Inverness shall meet to discuss the following in connection with the execution and delivery of the Form of Acquisition Agreement:  (i)  reciprocal due diligence on the ACON Entities and Inverness solely to determine whether there has been a Material Adverse Effect (as defined below), in the case of the ACON Entities, and an Inverness Material Adverse Effect (as defined below), in the case of Inverness, (ii) such additional financial due diligence on the ACON Entities and their Affiliates with respect to the Business relating solely to financial information reasonably necessary to determine compliance with Section 4.3 or to determine the Purchase Price of the Business, (iii) a discussion of the scope and nature of transition services relating to the transfer of production capacity of the Products (as defined in the Form of Acquisition Agreement) from the Existing Facility (as defined in the Form of Acquisition Agreement) to the New Facility (as defined in the Form of Acquisition Agreement), (iv) financial information of the ACON Entities and Inverness reasonably related to the execution of the Form of Acquisition Agreement and the consummation of the transactions contemplated thereunder, (v) the proposed assignment of ACON Intellectual Property that had been “dual-region” (i.e., First Territory and Second Territory) to Inverness and the proposed license of other ACON Intellectual Property to Inverness, (vi) the status of Inverness’ proposed debt and/or equity financing as may be required

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in connection with the payment of the amounts due and payable to the ACON Entities under the Form of Acquisition Agreement, and (vii) any other item reasonably related to the execution of the Form of Acquisition Agreement and the consummation of the transactions contemplated thereunder. Promptly following the Second Territory Planning Date, each party will provide the other party and its representatives with such reasonable access and information as is necessary under (i) – (vii) above and any other information requested that is reasonably related to the execution of the Form of Acquisition Agreement and the consummation of the transactions contemplated thereunder.

For purposes of this Agreement, “Material Adverse Effect” shall mean a material adverse effect on the assets, liabilities, business, properties, condition (financial or otherwise), results of operations or prospects of the Business; provided, however, that in no event shall any of the following constitute a Material Adverse Effect for any purpose pursuant to the Agreement: (i) with respect to the Business or the ACON Entities, any change resulting from conditions affecting the in vitro diagnostic industry in which the ACON Entities operate; (ii) any change resulting from terrorist attacks, acts of war or acts of God; (iii) any change resulting from the announcement and pendency of any of the transactions contemplated by this Agreement; and (iv) any change resulting from compliance by the ACON Entities or Inverness, as the case may be, with the terms of, or the taking of any action expressly contemplated or permitted by this Agreement, the First Territory and New Facility Acquisition Agreement or any of the other Ancillary Documents (as such term is defined in the First Territory and New Facility Acquisition Agreement).

For purposes of this Agreement, “Inverness Material Adverse Effect” shall mean a material adverse effect on the assets, liabilities, business, properties, condition (financial or otherwise), results of operations or prospects of Inverness’s operations provided, however, that in no event shall any of the following constitute an Inverness Material Adverse Effect for any purpose pursuant to the Agreement: (i) with respect to the Inverness, any change resulting from conditions affecting the industries in which the Inverness operates; (ii) any change resulting from terrorist attacks, acts of war or acts of God; (iii) any change resulting from the announcement and pendency of any of the transactions contemplated by this Agreement; and (iv) any change resulting from compliance by the ACON Entities or Inverness, as the case may be, with the terms of, or the taking of any action expressly contemplated or permitted by this Agreement, or prevent or hinder the consummation of the transactions contemplated by this Agreement, the First Territory and New Facility Acquisition Agreement or any of the other Ancillary Documents (as such term is defined in the First Territory and New Facility Acquisition Agreement).

1.2.          Second Territory Production Date. Commencing no later than six (6) months after the Second Territory Planning Date or such earlier date as Inverness and the ACON Entities may mutually agree in writing (such date, the “Second Territory Production Date”):

(a)          the ACON Entities shall provide to Inverness (i) the diligence materials reasonably requested pursuant to Section 1.1, as well as due diligence (1) relating to the purchase of the Business pursuant to the Form of Acquisition Agreement, and (2) relating to disclosures on, or omissions from, the draft disclosure schedules provided pursuant to Section 1.2(a), (ii) draft disclosure schedules of the ACON Entities pursuant to the Form of Acquisition Agreement, (iii) a list of all employees who work on the Business (as defined in the Form of

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Acquisition Agreement) at anytime between the date hereof and the Second Territory Production Date, (iv) all information (including know-how) reasonably requested which relates to the development, manufacture, storage and testing of the Products, (v) audited financial statements for the year ended December 31, 2007, including a manually signed unqualified audit opinion thereon by an internationally recognized independent certified public accounting firm in form and substance that will permit Inverness to comply with its filing requirements under the federal securities laws, (vi) a transition services plan for the transfer of production capacity for the Products from the Existing Facility to the New Facility, (vii) a schedule certified by appropriate executive and financial officers (or their equivalent) of each of the ACON Entities and the Parent, as to the pre-tax profits and revenues of the Business for the year-ended December 31, 2007 and for the current year through the most recent calendar quarter, and (viii) any other item reasonably requested which relates to the execution of the Form of Acquisition Agreement, the ancillary agreements thereunder and the consummation of the transactions contemplated thereunder; and

(b)         Inverness shall provide to the ACON Entities (i) the diligence materials reasonably requested pursuant to Section 1.1, (ii) draft disclosure schedules of Inverness pursuant to the Form of Acquisition Agreement, (iii) financial information of Inverness reasonably related to the execution of the Form of Acquisition Agreement and the consummation of the transactions contemplated thereunder, and (iv) documentation reasonably requested by the ACON Entities relating to Inverness’ proposed debt and/or equity financing as may be required in connection with the payment of the amounts due and payable to the ACON Entities under the Form of Acquisition Agreement.

1.3.          Acquisition Agreement Execution Date. Subject to the satisfaction of the provisions in Sections 4 and 5 hereof, three (3) months after the Second Territory Production Date or sooner if mutually agreed upon in writing by the ACON Entities and Inverness, but no later than October 31, 2008 (such date, the “Signing Date”), Inverness, the ACON Entities, Parent and such other Affiliates of the ACON Entities and/or Parent as are involved in the Business shall execute a definitive acquisition agreement (the “Definitive Acquisition Agreement”) in substantially the same form as the Form of Acquisition Agreement (the “Signing”). The parties agree to discuss and consider a simultaneous signing and closing under the Definitive Acquisition Agreement subject to applicable law. The parties acknowledge and agree to use commercially reasonable efforts to restructure Article 1 of the Definitive Acquisition Agreement and any related or cross-referenced sections of the Definitive Acquisition Agreement in a mutually agreeable fashion recognizing the benefit and costs to each party hereto. Prior to such date, the parties shall meet or otherwise communicate from time to time to finalize such Definitive Acquisition Agreement, disclosure schedules thereto and related ancillary agreements, each of which ancillary agreements shall be based, as appropriate, on similar agreements under the First Territory and New Facility Acquisition Agreement.

SECTION 2.           COVENANTS OF THE ACON ENTITIES AND PARENT

The ACON Entities and Parent hereby covenant and agree with Inverness as follows:

2.1.          Cooperation. From the date hereof and prior to the Closing, each of the ACON Entities and Parent will, and will cause its Affiliates to, use its commercially reasonable

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efforts, and will reasonably cooperate with Inverness, to secure all necessary consents, approvals, authorizations, exemptions and waivers from third parties as shall be required in order to provide the information contemplated by Section 1 hereof and to effectuate the transactions contemplated by the Form of Acquisition Agreement, and will otherwise use its commercially reasonable efforts to cause the consummation of such transactions in accordance with the terms and conditions thereof.

2.2.        Access. From the Second Territory Planning Date, each of the parties shall, and shall cause their Affiliates to (a) provide the other parties and its representatives with such information as the requesting parties or its representatives may from time to time reasonably request with respect to the items set forth in Section 1.2, (b) provide the requesting party and its representatives reasonable access during regular business hours and upon reasonable notice to the properties, books and records as the requesting party and its representatives may from time to time reasonably request with respect to the items set forth in Section 1.1 and 1.2 and (c) permit Inverness and its representatives to discuss the Business of the ACON Entities with ACON Entities’ officers and, with the prior consent of the ACON Entities (which consent will not be unreasonably withheld), the ACON Entities employees, accountants and advisors.

2.3.        Conduct of Business. Except as may be otherwise expressly permitted by this Agreement or with the prior written consent of Inverness, from the date hereof and prior to the execution and delivery of the Form of Acquisition Agreement, the ACON Entities and Parent will, and will cause their relevant Affiliates to:  (a) operate the Business in the ordinary course of business in a manner consistent with past practice and current growth expectations; (b) not sell, lease, exchange, license or otherwise dispose of any of the material properties or material assets (including, but not limited to rights with respect to Intellectual Property Assets) of the Business to non-Affiliates, except in the ordinary course of business in a manner consistent with past practice; and (c) not enter into any agreement, arrangement or understanding that would (i) restrict or limit Inverness or its Affiliates (other than, if applicable, the entity that will hold the Business) in the operation of their respective businesses after the Closing Date (as defined in the Form of Acquisition Agreement), (ii) obligate Inverness or its Affiliates (other than, if applicable, the entity that will hold the Business) to pay royalties or similar amounts with respect to its businesses (other than the Business), or (iii) license or create any rights in intellectual property or rights of Inverness or its Affiliates (other than, if applicable, the entity that will hold the Business)  with respect thereto.

2.4.        Financial Statements. The ACON Entities and Parent will prepare a statement of net assets as of December 31, 2007 and statement of revenues in excess of direct expenses for the year then ended and cause such statements to be audited by an internationally recognized independent certified public accounting firm for delivery of such statements to Inverness on or prior to the Second Territory Production Date. The foregoing financial statements shall be prepared in accordance with United States generally accepted accounting principles and in a manner consistent with the Historical Financial Statements (as defined in the First Territory and New Facility Acquisition Agreement).

2.5.          Confidentiality. The ACON Entities, Parent and Inverness will enter into a mutual confidentiality and nondisclosure agreement reasonably acceptable to all parties prior to

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the Second Territory Planning Date (the “MNDA”); provided that an agreement that is substantially similar to the Reciprocal Confidentiality and Nondisclosure Agreement dated October 6, 2005, as amended to date, shall be deemed reasonably acceptable to all parties.

2.6.          Covenant of Good Faith and Fair Dealing. The parties acknowledge and agree that this Agreement and the Form of Acquisition Agreement collectively identify as of the date hereof all material terms, conditions and issues relating to the acquisition of the Business and the consummation of the transactions contemplated thereby. Each party hereby covenants that it will in good faith reach commercially reasonable resolution on any additional terms, conditions and issued that the parties identify in connection with their reciprocal diligence, the performance of their obligations under this Agreement, changes in applicable law, and the finalization and execution of the Definitive Acquisition Agreement.

SECTION 3.           COVENANTS OF INVERNESS.

Inverness hereby covenants and agrees with the ACON Entities and Parent as follows:

3.1.          Cooperation. From the date hereof and prior to each of the applicable Closings, Inverness will, and will cause its Affiliates to, use its commercially reasonable efforts, and will reasonably cooperate with the ACON Entities and Parent, to secure all necessary consents, approvals, authorizations, exemptions and waivers from third parties as shall be required in order to effectuate the transactions contemplated hereby, and will otherwise use its reasonable best efforts to cause the consummation of such transactions in accordance with the terms and conditions hereof.

3.2.          Confidentiality. Inverness, the ACON Entities and Parent will enter into the MNDA; provided that an agreement that is substantially similar to the Reciprocal Confidentiality and Nondisclosure Agreement dated October 6, 2005, as amended to date, shall be deemed reasonably acceptable to all parties.

SECTION 4.           CONDITIONS TO INVERNESS’ OBLIGATION TO SIGN.

The obligations of Inverness to sign a Definitive Acquisition Agreement shall be subject to the satisfaction (or waiver) on or prior to the Signing Date of all of the following conditions:

4.1.          Covenants. The ACON Entities shall, on or before the Signing Date, have performed in all material respects all of their obligations hereunder which by the terms hereof are to be performed on or before the Signing Date, including without limitation fulfilling the matters contemplated by Section 1.2 hereof.

4.2.          Absence of Material Change. There shall have been no Material Adverse Effect with respect to the Business since the date hereof, whether or not in the Ordinary Course of Business.

4.3.          Financial Condition. The pre-tax profits of the Business for (a) the last full calendar year immediately proceeding the Signing, and (b) the year to date through the most

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recent calendar quarter shall be equal to or greater than, in each case, 10% of the revenues of the Business.

4.4.          Certificate from Officers and Management Team. Each Acon Entity and Parent shall have delivered to Buyer a certificate of an authorized officer (which may be a member of the Management Team) and of both members of the Management Team, dated as of the Signing Date to the effect that the statements set forth in Sections 4.1, 4.2 and 4.3 are true and correct.

4.5.          Miscellaneous Deliveries. All reasonable actions to be taken by the ACON Entities in connection with performance of the obligations contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Inverness.

SECTION 5.           CONDITIONS TO THE ACON ENTITIES OBLIGATION TO SIGN.

The obligations of the ACON Entities to sign a Definitive Acquisition Agreement shall be subject to the satisfaction (or waiver) on or prior to the Signing Date of the following condition:

5.1.          Covenants. Inverness shall, on or before the Signing Date, have performed in all material respects all of its obligations hereunder which by the terms hereof are to be performed on or before the Signing Date, including without limitation fulfilling the matters contemplated by Section 1.2 hereof.

5.2.          Absence of Material Change. There shall have been no Inverness Material Adverse Effect with respect to Inverness since the date hereof, whether or not in the Ordinary Course of Business; provided, however, that this condition shall not apply in the event Inverness pays the Purchase Price in cash. For the avoidance of doubt, if Inverness elects to pay the Purchase Price in cash, an Inverness Material Adverse Effect shall be deemed not to have occurred and this condition shall be deemed satisfied for all purposes.

5.3.          Certificate from an Officer. Inverness shall have delivered to the ACON Entities and Parent a certificate of an authorized officer, dated as of the Signing Date to the effect that the statements set forth in Sections 5.1 and 5.2 are true and correct.

5.4.          Miscellaneous Deliveries. All reasonable actions to be taken by the Inverness in connection with performance of the obligations contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the ACON Entities.

SECTION 6.           TERMINATION.

6.1.          Termination. This Agreement may be terminated at any time prior to the Signing:

(a)           by the mutual written consent of the ACON Entities and Inverness;

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(b)           by either the ACON Entities or Inverness by written notice, without liability to the terminating party on account of such termination (provided the terminating party is not otherwise in default or in breach of this Agreement), if the Signing shall not have occurred on or before January 31, 2009;

(c)           by either the ACON Entities or Inverness by written notice, without liability to the terminating party on account of such termination (provided the terminating party is not otherwise in default or in breach of this Agreement), if there shall have been a material breach by the other party of any of its representations, warranties, covenants or agreements contained herein which is not capable of being cured prior to the Signing Date;

(d)           by Inverness, pursuant to written notice by Inverness to the ACON Entities, if any of the conditions set forth in Section 4 of this Agreement have not been satisfied at or prior to the Signing, or if it has become reasonably and objectively certain that any of such conditions, other than a condition within the control of the ACON Entities, will not be satisfied at or prior to the Signing, such written notice to set forth such conditions which have not been or will not be so satisfied; provided, that Inverness shall have previously provided (at least thirty (30) days prior to delivery of such termination notice) the ACON Entities with written notice of Inverness’s intention to terminate this Agreement;

(e)           by the ACON Entities, pursuant to written notice by the ACON Entities to Inverness, if the condition set forth in Section 5 of this Agreement has not been satisfied at or prior to the Signing, or if it has become reasonably and objectively certain that any of such conditions, other than a condition within the control of Inverness, will not be satisfied at or prior to the Signing, such written notice to set forth such conditions which have not been or will not be so satisfied; provided, that the ACON Entities shall have previously provided (at least thirty (30) days prior to delivery of such termination notice) Inverness with written notice of the ACON Entities’ intention to terminate this Agreement; and

(f)            by either the ACON Entities or Inverness by written notice pursuant to and in accordance with Sections 6.2(b) and 6.2(c).

6.2.          Effect of Termination.

(a)           In the event of the termination of this Agreement as provided in Sections 6.1(a)-(e), written notice thereof shall forthwith be given to the other party or parties specifying the provision hereof pursuant to which such termination is made.

(b)           If (i) this Agreement is terminated by Inverness for any reason other than as set forth in Sections 6.1(a)-(e) above or (ii) Inverness elects not to purchase the Business for any reason other than the failure of the ACON Entities and the Parent to comply with their covenants and closing conditions in this Agreement, then Inverness shall pay to the ACON Entities 15% of the Purchase Price (as defined in the Form of Acquisition Agreement) as determined according to the Purchase Price mechanism in the Form of Acquisition Agreement as of the most recent completed fiscal quarter (the “Termination Fee”) in cash as liquidated damages. The Termination Fee which shall be the sole remedy of the ACON Entities in law or in equity, shall be paid by wire transfer of immediately available funds to an account designated

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by the ACON Entities within three (3) business days of the later to occur of (i) the calculation of such amount, or (ii) such termination.

(c)           If (i) this Agreement is terminated by the ACON Entities for any reason other than as set forth in Sections 6.1(a)-(e) above or (ii) the ACON Entities elect not to sell the Business to Inverness for any reason other than the failure of Inverness to comply with its covenants in this Agreement (except to the extent such non-compliance does not (x) restrict Inverness’s ability to pay the Second Territory Business Price or (y) impact the fulfillment of the condition’s to the ACON Entities obligation to close on the sale of the Business), then the parties agree to arbitration pursuant Exhibit B hereto. If the arbitrator determines that the ACON Entities and/or Parent have breached their respective obligations under this Agreement, then Inverness shall purchase the Business at a price equal to eighty-five percent (85%) of the Purchase Price (as defined in the Form of Acquisition Agreement) as determined according to the Purchase Price mechanism in the Form of Acquisition Agreement as of the most recent completed fiscal quarter.

6.3.          Effect of Obligations.

(a)           If this agreement is terminated for any reason other than pursuant to Section 6.2(c), all obligations of the parties hereunder shall cease upon such termination; provided, however, that the provisions of this Section 6 (Termination) and Section 8 (Miscellaneous) shall survive any such termination of this Agreement.

(b)           If this agreement is terminated pursuant to Section 6.2(c), all obligations of the parties shall continue to be of full force and effect until such time as arbitrator determines if the ACON Entities and/or Parent have breached their respective obligations under this Agreement in accordance with Section 6.2(c) and Exhibit B.

(c)           Nothing herein shall relieve any party from any liability for (i) any willful, material breach of a representation or warranty contained herein (except for any representations and warranties that are qualified by their terms as to materiality, which such representations and warranties so qualified shall be true in all respects), (ii) any intentional failure to perform and satisfy in all material respects all of the agreements and covenants to be performed hereunder and under the agreements, documents and instruments contemplated hereby at or prior to the Signing and (iii) any intentional failure to perform and satisfy the conditions contained in this Agreement and the other agreements, documents and instruments contemplated hereby.

SECTION 7.           INVERNESS CHANGE OF CONTROL.

7.1.          Change of Control. If prior to January 1, 2009, Inverness undergoes a merger or consolidation in which the shares of capital stock of Inverness outstanding immediately prior to the date hereof no longer represent at least a majority, by voting power, of the capital stock of the surviving or resulting corporation (a “Change of Control”) then in the event a Termination Fee is due and payable under Section 6.2(b) of this Agreement the amounts payable by such surviving or resulting corporation shall equal two (2) times the Termination Fee that would otherwise have been payable.

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7.2.          Payment Subsequent to Change of Control. If, after a Change of Control, either Inverness or its successor elects to execute the Form of Acquisition Agreement and consummate the transactions contemplated thereunder, the Purchase Price payable thereunder shall be paid in cash.

SECTION 8.           MISCELLANEOUS.

8.1.          Law Governing; Dispute Resolution. This Agreement shall be construed under and governed by the internal Laws of the State of Delaware without regard to its conflict of laws provisions. The dispute resolution provisions contained in Exhibit B hereto are incorporated herein by reference.

8.2.          Notices. Any notice, request, demand other communication required or permitted hereunder shall be in writing and shall be deemed to have been given (i) if delivered or sent by facsimile transmission, upon acknowledgment of receipt by the recipient, (ii) if sent by an internationally recognized overnight courier, properly addressed with postage prepaid, on the next business day (or Saturday if sent for Saturday delivery) or (iii) if sent by registered or certified mail, upon the sooner of receipt or the expiration of three (3) days after deposit in United States post office facilities properly addressed with postage prepaid. Notice to any ACON Entity (if given in accordance with this Section 8.2) shall be deemed notice to all ACON Entities. All notices will be sent to the addresses set forth below or to such other address as such party may designate by notice to each other party hereunder:

If to Inverness:

Inverness Medical Innovations, Inc.

51 Sawyer Road, Suite 200

Waltham, MA 02453

Attn:  General Counsel

Facsimile Number (781) 647-3939

with a copy (which shall not constitute notice) to:

Goodwin | Procter LLP
Exchange Place
Boston, Massachusetts 02109

Attn: Scott F. Duggan

Facsimile Number: (617) 523-1231

If to the ACON Entities or Parent:

Acon Laboratories, Inc.

4108 Sorrento Valley Boulevard,

San Diego, CA 92121

Attn: Steven Frankel

Facsimile Number: (858) 535-2039

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with a copy (which shall not constitute notice) to:

Morrison & Foerster LLP
12531 High Bluff Drive, Suite 100
San Diego, California 92130

Attn: Steven G. Rowles

Facsimile Number: (858) 523-2810

Any notice given hereunder may be given on behalf of any party by its counsel or other authorized representative.

8.3.          Execution in Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document. The delivery of a counterpart hereto by facsimile or other electronic transmission shall be deemed an original.

8.4.          Amendments; Waivers. This Agreement may not be amended or modified, nor may compliance with any condition or covenant set forth herein be waived, except by a writing duly and validly executed by each of the parties hereto, or, in the case of a waiver, the party waiving compliance. For purposes of the foregoing, the consent or waiver of any provision by any ACON Entity shall be deemed consent by all ACON Entities. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, or any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege.

8.5.          Further Assurances. Inverness, ACON Entities and Parent shall make any changes to the Form of Acquisition Agreement as shall be required in order to comply with any change in law from the date hereof through the execution and delivery of the definitive Acquisition Agreement.

8.6.          Equitable Relief. The parties hereto acknowledge and agree that the Business and the transactions contemplated hereby are unique and that the damages that may result from any party’s failure to consummate the transactions contemplated by this Agreement and that damages at law would be inadequate for such failure or breach. Accordingly, each party acknowledges that the other parties will be entitled to specific performance, an injunction or other appropriate equitable relief in connection with any such failure or breach. Each party further acknowledges and agrees that this Section 8.6 shall not, and shall not be deemed to, limit in any way any other rights or remedies which the party requesting equitable relief may have at law or otherwise due to such failure or breach.

8.7.          Binding Agreement. The parties acknowledge and agree that this Agreement and their respective obligations hereunder are intended to be legally binding obligations of the parties and shall be fully enforceable pursuant to the terms hereunder, subject only to the conditions set forth in this Agreement; provided, that the Form of Acquisition Agreement and Definitive Acquisition Agreement attached hereto are not binding on, or binding

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obligations of, the parties hereto or thereto and the Definitive Acquisition Agreement shall become binding only upon the execution and delivery thereof by each of the parties thereto.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first set forth above.

INVERNESS:

INVERNESS MEDICAL INNOVATIONS, INC.

By:	/s/ Ron Zwanziger
Name:
Title: CEO, President, Chairman

(signatures continued)

[SIGNATURE PAGE TO SECOND TERRITORY LETTER AGREEMENT]

ACON ENTITIES:

ACON LABORATORIES, INC.

By:	/s/ Steven Frankel
Name: Steven Frankel
Title: President

AZURE INSTITUTE, INC.

By:	/s/ Jinn-Nan Lin
Name: Jinn-Nan Lin
Title: President

LBI INC.

By:	/s/ Guangqiong Zhang
Name: Guangqiong Zhang
Title: Director

OAKVILLE HONG KONG CO., LTD.

By:	/s/ Guangqiong Zhang
Name: Guangqiong Zhang
Title: Director

ACON BIOTECH (HANGZHOU) CO., LTD.

By:	/s/ Feng Lin
Name: Feng Lin
Title: CEO

(signatures continued)

[SIGNATURE PAGE TO SECOND TERRITORY LETTER AGREEMENT]

PARENT:

KARSSON OVERSEAS, LTD.

By:	/s/ Guangqiong Zhang
Name: Guangqiong Zhang
Title: Director

SOLELY FOR PURPOSES OF SECTION 2.7:

GENCLONN BIOTECH (HANGZHOU) CO., LTD

By:	/s/ Feng Lin
Name: Feng Lin
Title: CEO

[SIGNATURE PAGE TO SECOND TERRITORY LETTER AGREEMENT]

EXHIBIT A

FORM OF ACQUISITION AGREEMENT

by and among

INVERNESS MEDICAL INNOVATIONS, INC.,

ACON LABORATORIES, INC.,

AZURE INSTITUTE, INC.,

LBI, INC.,

OAKVILLE HONG KONG CO., LTD.,

ACON BIOTECH (HANGZHOU) CO., LTD.,

AND

KARSSON OVERSEAS LTD.

                           , 200

FORM OF ACQUISITION AGREEMENT(1)

THIS ACQUISITION AGREEMENT (this “Agreement”) is entered into as of                  , 200    by and among (i) Inverness Medical Innovations, Inc., a Delaware corporation (“Buyer(2)”); (ii) ACON Laboratories, Inc., a California corporation (“ACON Labs”), AZURE Institute, Inc., a California corporation (“Azure”), LBI Inc., a British Virgin Islands company (“LBI”), Oakville Hong Kong Co., Ltd., a Hong Kong company (“Oakville”), and ACON Biotech (Hangzhou) Co., Ltd., a wholly foreign owned enterprise (“WFOE”) established in the People’s Republic of China (“PRC” or “China”) (“ACON Bio” and together with ACON Labs, Azure, LBI, Oakville and ACON Bio, “ACON” or the “Seller Entities”); and (iii) Karsson Overseas Ltd., a British Virgin Islands company (“Parent”) and direct or indirect parent of the Seller Entities and other Affiliates of the Seller Entities that are parties to agreements entered into connection with the transactions contemplated hereby.(3)

W I T N E S S E T H

WHEREAS, the Buyer, the Seller Entities, the Parent and certain Affiliates thereof are parties to that certain First Territory and New Facility Acquisition Agreement dated as of February 24, 2006 (the “FTNF Acquisition Agreement”);

WHEREAS, on the date of the First Closing (as defined in the FTNF Acquisition Agreement), the parties signatory hereto entered into an agreement (the “Second Territory Letter Agreement”) pursuant to which, and subject to the conditions set forth therein, Buyer would agree to purchase from such persons, and such persons would agree to sell, transfer and assign to Buyer, the Business (as defined below);

WHEREAS, the conditions to the parties’ execution of this Agreement set forth in the Second Territory Letter Agreement have been satisfied or waived and the parties desire to execute and deliver this Agreement;

WHEREAS, on and after the date hereof the Second Territory Letter Agreement shall be of no further force or effect;

WHEREAS, certain of the Seller Entities currently develop and manufacture, among other things, lateral flow immunoassay products and directly related products at an existing

(1)           The parties acknowledge that changes in applicable Law between the First Territory Closing under the FTNF Acquisition Agreement and the proposed date for execution of this Acquisition Agreement may necessitate that this form of Acquisition Agreement be revised to address such changes, if any.

(2)           For purposes of compliance with PRC and other law of the Territory, the Buyer party may be a PRC entity with respect to the Business or a portion thereof in the PRC.  The parties agree to discuss the structure of this Agreement in order to comply with PRC and other applicable laws of the Territory.

(3)           Any other entity (i) affiliated with the Management Team or their immediate family or (ii) affiliated with any director or officer of a Seller Entity or Karsson, and (iii) with respect to each of (i) and (ii) above, such entity is either actively involved in the conduct of the Business (as defined herein) or owns Transferred Assets will be added as a Seller Entity.

facility in Hangzhou, China and sell these products to certain other Seller Entities that market, distribute and sell these products in geographic locations other than the United States, Canada, Europe (excluding (i) Russia, (ii) the former Soviet Republics that were not part of the European Union as of the date of the FTNF Acquisition Agreement, and (iii) Turkey), Israel, Australia, Japan and New Zealand;

WHEREAS, certain of the Seller Entities own or have the right to use certain intellectual property rights relating to lateral flow immunoassay products;

WHEREAS, Genclonn Biotech (Hangzhou) Co., Ltd., an Affiliate of the Seller Entities (“Genclonn”), supplies certain Seller Entities with certain biological components and reagents used in the manufacture of the lateral flow immunoassay products;

WHEREAS, certain Seller Entities will receive consideration in the form of cash and securities of Buyer and such Seller Entities and certain other persons will receive certain registration, and regulatory rights as more fully described in the Investor Rights Agreement (as defined herein) to be entered into among the Seller Entities, Buyer and certain other persons; and

WHEREAS, the Buyer has a manufacturing facility located at Xia Sha, Hangzhou, Zhejiang, China (the “New Facility”);

NOW, THEREFORE, in order to consummate said transactions and in consideration of the mutual representations, warranties, covenants and agreements, and upon the terms and subject to the conditions set forth herein, the parties hereto agree as follows:

SECTION 1.           PURCHASE AND SALE OF ASSETS.

1.1             Sale of Assets.

(a)           Subject to the provisions of this Agreement, at the Closing (as defined herein) the Seller Entities shall sell, transfer and assign to Buyer, free and clear of any Liens (as defined herein) other than Permitted Liens (as defined herein), all right, title and interest (other than Intellectual Property Assets owned by a third party unless such Intellectual Property Assets are the subject of licenses or other agreements assigned hereunder) in and to all of the assets, properties, interests and business of researching, developing, manufacturing, marketing and/or selling lateral flow immunoassay products and all directly related products, including, those listed on Schedule 1.1(a) (together with all materials and components of such products) in the world to the extent not previously transferred to Buyer (the “Territory”) (such properties, interests and business, the “Business”, and such materials, components and products, the “Products”) of the Seller Entities (except for the Excluded Assets, as defined herein), of every kind and description, tangible and intangible, real, personal or mixed, wherever located, and whether existing as of the date of this Agreement or acquired prior to the Closing, including, without limitation, the following:

(i)            the manufacturing, testing and research and development equipment and related assets located at the Existing Facility, used primarily in the Business and listed on Schedule 1.1(a)(i);

(ii)           all the Seller Entities’ inventory, finished goods, stock in trade, work-in-progress, and raw materials directly arising out of, relating to or resulting from the Business (collectively, the “Inventory”);

(iii)          all of Seller Entities’ tangible property and assets directly arising out of, relating to or resulting from the Business listed in Schedule 1.1(a)(iii);

(iv)          (A) all of Seller Entities’ goodwill directly arising from, related to or resulting from the Business and (B) all Assigned ACON Intellectual Property Assets and Licenses (each as defined herein);

(v)           (A) all of the Seller Entities’ billed and unbilled accounts receivable, including without limitation, trade accounts receivable, notes receivables, vendor credits, and all other obligations from customers with respect to sales of goods or services, whether or not evidenced by a note, of the Seller Entities directly arising out of, relating to or resulting from the Business (including those shown on the Financial Statements (as defined herein) that have not been collected in the Ordinary Course of Business (as defined herein)) existing as of the date hereof and as of the Closing Date (the “Receivables”), and (B) in each case, solely to the extent related to an Assumed Liability, all claims, warranties, guarantees, refunds, causes of action, rights of recovery, rights of set-off and rights of recoupment of every kind and nature;

(vi)          all of Seller Entities’ right, title and interest in and to (A) all Material Contracts, except for Excluded Agreements (each as defined herein), (B) all other agreements, contracts, understandings or arrangements by which a Seller Entity is bound and which directly arises out of, relates to or results from the Business, and (C) any agreement, contract, understanding or arrangement, by which a Seller Entity or any of its Affiliates (as defined herein) is bound that is entered into during the period from the date hereof to the date of the Closing (the “Pre-Closing Period”) and which directly arises out of, relates to or results from the Business (a “Seller Contract”) to the extent that, prior to the Closing, Buyer notifies the Seller Entities in writing that such Seller Contract is a Transferred Contract (it being understood that if during the Pre-Closing Period any Seller Entity enters into a Seller Contract without the prior written consent of Buyer, then notwithstanding this clause (B), Buyer shall be entitled to designate such Seller Contract as a Transferred Contract or an Excluded Contract at any time (either before or after the Closing) within ten (10) days after the date a Seller Entity provides Buyer with a copy of such Seller Contract and notifies Buyer that such Seller Contract was entered into during the Pre-Closing Period without Buyer’s consent) (such agreements, contracts, understandings and arrangements included in (A), (B) and (C) above, the “Transferred Contracts”);

(vii)         all of Seller Entities’ right, title and interest in and to all unfilled, standing or open customer purchase orders directly arising out of, relating to or resulting from the Business existing as of the Closing that arose in the Ordinary Course of Business (the “Assumed Orders”);

(viii)        to the extent assignable, all of Seller Entities’ right, title and interest in and to all franchises, licenses, permits, certifications, approvals and authorizations directly arising out of, relating to or resulting from the Business;

(ix)           Transferred Contracts or other arrangements for housing and transportation for the Transferred Second Territory Employees (each as defined herein);

(x)            (A) solely to the extent related to an Assumed Liability, all claims (including claims for infringement or misappropriation of ACON Intellectual Property Assets and/or ACON In-Licensed Intellectual Property Assets or rights related thereto included in the Transferred Assets (as defined herein)) and (B) solely to the extent related to an Assumed Liability, causes of action of Seller Entities against any other person, whether or not such claims and causes of action have been asserted, and all rights of indemnity, warranty rights, rights of contribution, rights to refunds, rights of reimbursement and other rights of recovery of Seller Entities (regardless of whether such rights are currently exercisable) directly relating to the Transferred Assets, the Assumed Liabilities or the Business arising out of circumstances occurring on or after the Closing; and

(xi)           all other assets and properties of the Seller Entities directly arising out of, relating to or resulting from the Business of every nature whatsoever tangible and intangible, and wherever located, such as any business records, customer lists, customer records, and histories, customer invoices, lists of suppliers and vendors and all records relating thereto, list of sales agents, price lists, engineering drawings, records with respect to production, engineering, product development costs, advertising matter, catalogues, photographs, instruction manuals, sales literature and materials, purchasing materials, media materials, manufacturing and quality control records and procedures, research and development files, design history files, regulatory documents (including documents retained and/or submitted to regulatory agencies), data and laboratory books and media materials and plates.(4)

Notwithstanding anything to the contrary set forth herein, the Seller Entities reserve any and all rights arising from, relating to or resulting from ACON Intellectual Property Assets and ACON In-Licensed Intellectual Property Assets as reasonably necessary or useful to conduct (i) their respective obligations contemplated by this Agreement and the other Transaction Documents, and (ii) the testing, monitoring, diagnosing, prognostication, treatment, management or cure of diabetes.

The assets and property of the Business of the Seller Entities being sold to and purchased by Buyer under this Section 1.1(a) are herein referred to as the “Transferred Assets.”

(b)           There shall be excluded from such purchase and sale the following assets and property (the “Excluded Assets”) of the Seller Entities:

(4)     ACON shall not be required to transfer imported inventory where prohibited by applicable law and shall be entitled to retain cash and cash equivalents.

(i)            all cash, cash equivalents, bank accounts, bank deposits, liquid investments, deposits, prepaid expenses, and insurance assets of Seller Entities;

(ii)           all assets primarily relating to the business of researching, developing, manufacturing, marketing and/or selling (A) non-lateral flow immunoassay technology and products in the point of care testing field, (B) other non-lateral flow immunoassay products or medical devices specifically designed for use in the diagnostic or reference laboratory business, (C) all other non-lateral flow immunoassay related technologies and related products (except for those products directly related to lateral flow immunoassay products that constitute Products), (D) all other non-lateral flow businesses of the Seller Entities, and (E) products related to the testing, monitoring, diagnosis, prognostication, treatment, management or cure of diabetes (collectively, the “Excluded Businesses”);

(iii)          subject to the rights afforded to Buyer under the Ancillary Agreements (as defined herein), the Retained ACON Intellectual Property Assets;

(iv)          all rights under each contract set forth on Schedule 1.1(b)(iv) and specifically identified as a dual use contract (the “Dual Use Contracts”) or as designated as an “Excluded Contract” pursuant to the last paragraph of this Section 1.1;

(v)           all contracts of the Seller Entities other than Transferred Contracts;

(vi)          all employee benefit plans and arrangements, including all Employee Plans (as defined herein);

(vii)         any and all claims of the Seller Entities for prepaid Taxes or refunds of Taxes (as defined herein) or rights to use tax attributes, including, but not limited to, losses carried forward, tax credits, investment credits or depreciation allowance, all arising from or relating to any period (or a portion of any period) ending on or before the Closing;

(viii)        corporate seals and chops, certificates of incorporation or business licenses, minute books, stock transfer records, and other similar records related to the corporate organization of the Seller Entities;

(ix)           all personnel records and other records that the Seller Entities are required by law to retain in their possession; provided, that copies of documents relevant to Buyer’s operation and management of the Business, Transferred Assets, Assumed Liabilities and Transferred Second Territory Employees are furnished to Buyer;

(x)            any deposits and advances, rebates and credits or claims of the Seller Entities with respect to the Excluded Assets;

(xi)           any intercompany or intracompany receivables or payables between the Seller Entities and any of their respective Affiliates or Affiliates of such Affiliates;

(xii)          the manufacturing facility located at #398 TianMushan Road, Gudang Industrial Park, in Hangzhou, China (the “Existing Facility”), including the manufacturing, testing and research and development equipment and related assets located therein that are not used primarily in the conduct of the Business;

(xiii)         except for claims to be assigned to Buyer pursuant to Section 1.1(a)(x), all claims (including claims for infringement or misappropriation of ACON Intellectual Property Assets and/or ACON In-Licensed Intellectual Property Assets or rights related thereto included in the Transferred Assets (as defined herein)) and causes of action of Seller Entities against any other person, whether or not such claims and causes of action have been asserted, and all rights of indemnity, warranty rights, rights of contribution, rights to refunds, rights of reimbursement and other rights of recovery of Seller Entities (regardless of whether such rights are currently exercisable) relating to the Excluded Assets, the Excluded Liabilities or the Business arising out of circumstances occurring prior to the Closing

(xiv)        all Marks (other than those Marks owned and used by the Seller Entities in the Business)

(xv)         all rights under the Transaction Documents (as defined below); and

(xvi)        any assets, properties, interests and businesses of any nature whatsoever in respect of, related to or resulting from any business of the Seller Entities (including without limitation the Excluded Businesses) other than developing, marketing and/or selling the Products in the Territory, of every kind and description, tangible and intangible, real, personal or mixed, wherever located, and whether existing as of the date of this Agreement or acquired prior to the Closing.

The Seller Entities shall provide (or make available through an electronic data room) to the Buyer, in their entirety, copies of all Material Contracts arising out of, related to and resulting from the Business prior to the execution of this Agreement. Notwithstanding the foregoing, in the event the Seller Entities fail to provide (or make available through an electronic data room) any such Material Contract, Buyer shall have the right, exercisable in its reasonable discretion, to designate such Material Contract as a Transferred Contract or an Excluded Contract.

1.2             Liabilities.

(a)           Buyer shall assume, at the Closing, the following obligations and liabilities (individually an “Assumed Liability” and collectively the “Assumed Liabilities”): (i) the liabilities and obligations of the Seller Entities under the Transferred Contracts and the Assumed Orders, but only to the extent such obligations: (A) are to be performed after the Closing; (B) do not arise from or relate to any breach by the Seller Entities of any provision of any of the Transferred Contracts; and (C) do not arise from or relate to any event, circumstance or condition occurring or existing on or prior to the Closing that, with notice or lapse of time, would (and only to the extent they would) constitute or result in a breach by the Seller Entities, Buyer or any of their respective Affiliates of any of the Transferred Contracts (the “Contract

Liabilities”), and (ii) trade accounts payable (except for those arising from purchases of, or otherwise arising from or related to purchases of, Inventory, materials, components and the like) and accrued expenses of the Seller Entities as listed on Schedule 1.2(a)(ii) as and to the extent included in the determination of Working Capital pursuant to Section 2.3 hereto (“Assumed Payables”) (iii) any current liability reflected on the Closing Statement or similar liabilities incurred after the date of the Closing Statement in the ordinary course of business, to the extent (A) it remains as a liability of the Business on the Closing Date and is not yet due and payable on such date, and (B) that it is included in the determination of Working Capital pursuant to Section 2.3 hereto; (iv) all current liabilities arising after the Closing Date directly relating to warranty and product liability claims, rebate programs and returned products directly relating to the Business (subject to Section 1.2(b) below); (v) all liabilities relating to the each of the Transferred Second Territory Employees after their respective start dates; and (vi) all liabilities arising out of or directly relating to ownership or operation of the Business or the Transferred Assets after the Closing. Notwithstanding anything in this Agreement to the contrary, except as provided in any Ancillary Agreement, the Assumed Liabilities shall not include, and Buyer shall not assume and shall not pay or be liable for (i) any liability under any Excluded Contract or any contract other than a Transferred Contract or an Assumed Order; (ii) any liability with respect to Taxes of the Seller Entities or Taxes attributable to the Excluded Assets or Excluded Business for any period; (iii) any Taxes attributable to the Transferred Assets and the Business arising from or relating to any period (or a portion of any period) ending on or before the Closing for the Business; and any Taxes arising as a result of, or relating to, the transactions contemplated hereby except as otherwise expressly provided in Section 1.8 hereof; (iv) any liability to any current or former employee or independent contractor (to the extent not a party to a Transferred Contract) of the Seller Entities or any of its Affiliates arising, in respect of Transferred Employees, prior to their respective Start Dates (as defined below) and in respect of all other former and current employees or independent contractors (to the extent not a party to a Transferred Contract) of the Seller Entities or their Affiliates, at any time before the Closing Date; (v) any liability under any employee benefit plans or arrangements or Employee Plans of the Seller Entities or any of their Affiliates; and (vi) any liability to the extent relating to any period of time prior to and including the consummation of the Closing.

The assumption of the Assumed Liabilities by Buyer shall not enlarge any rights of third parties under contracts or arrangements with Buyer or the Seller Entities or any of their respective Affiliates or subsidiaries. No parties other than Buyer and the Seller Entities shall have any rights under this Agreement.

Except as otherwise provided for in the Transaction Documents, Buyer shall be responsible for liabilities and obligations directly arising from, relating to or resulting from the ownership and operation of the Business after the Closing Date.

(b)           Except for the Assumed Liabilities, Buyer shall not assume or be bound by any obligations or liabilities of the Seller Entities or any Affiliate of the Seller Entities of any kind or nature whatsoever, whether known, unknown, accrued, absolute, contingent or otherwise, now existing or hereafter arising (the “Excluded Liabilities”). Except for the Assumed Liabilities, the Seller Entities shall be responsible for and pay any and all obligations and liabilities of every kind or nature whatsoever relating to (i) their operations prior to the Closing,

(ii) the Excluded Assets or the Excluded Businesses, (iii) all liabilities of the Seller Entities other than the Assumed Liabilities or (iv) any event, act, omission, condition or any other state of facts to the extent occurring or existing prior to or at the Closing (including, in each case, without limitation, any obligation or liability relating to or associated with infringement or misappropriation of ACON Intellectual Property Assets or ACON In-Licensed Intellectual Property Assets, Tax matters, pension and benefits matters, compliance with Laws or licensing requirements, personal injury and property damage matters and environmental and worker health and safety matters). Notwithstanding the foregoing, Buyer shall satisfy all product liability obligations arising out of the Transferred Assets and the Business except and to the extent that product liability insurance held in the Ordinary Course of Business is available for any such claim.

1.3             Closing. The closing of the purchase and sale of the Business provided for in this Agreement (the “Closing”) shall be held at the offices of Goodwin Procter LLP, Exchange Place, Boston, Massachusetts 02109 no later than five (5) business days following the satisfaction or waiver of the conditions set forth in Section 8, or at such other place or later date as may be fixed by mutual agreement of Buyer and the Seller Entities (the “Closing Date”). The Closing shall be deemed to occur as of 12:01 a.m. Pacific Standard Time on the Closing Date.

1.4             Transfer of Transferred Assets.

(a)           At the Closing, the Seller Entities shall deliver or cause to be delivered to Buyer good and sufficient instruments of transfer transferring to Buyer all right, title and interest in and to all of the Transferred Assets. Such instruments of transfer (i) shall be in the form which is usual and customary for transferring the type of property involved under the Laws of the jurisdictions applicable to such transfers, (ii) shall be in form and substance reasonably satisfactory to Buyer and its counsel, (iii) shall effectively vest in Buyer good, valid and marketable title in and to all of the Transferred Assets free and clear of all mortgages, pledges, security interests, charges, liens, restrictions, easements, covenants, assessments, claims, judgments and encumbrances of any kind (collectively, “Liens”) other than Permitted Liens, and (iv) where applicable, shall be accompanied by evidence of the discharge of all Liens against the Transferred Assets, other than Permitted Liens, as of the Closing Date.

(b)           For purposes of this Agreement, “Permitted Liens” shall mean (i) Liens for Taxes which are not then delinquent, (ii) Liens set forth on Schedule 1.4(b), (iii) pledges or deposits of money securing statutory obligations under workmen’s compensation, unemployment insurance, social security or public liability laws or similar legislation (excluding Liens under ERISA); (iv) pledges or deposits of money securing bids, tenders, contracts (other than contracts for the payment of money) or leases to which any Seller Entity is a party as lessee made in the Ordinary Course of Business; (v) inchoate and unperfected workers’, mechanics’, vendors’ or similar liens arising in the Ordinary Course of Business, (vi) carriers’, warehousemen’s, suppliers’ or other similar possessory liens arising in the Ordinary Course of Business so long as such Liens attach only to Inventory; and (vii) deposits securing, or in lieu of, surety, appeal or customs bonds in proceedings to which any Seller Entity is a party; (viii) with respect to any Intellectual Property Asset, all Liens (other than Liens evidencing or securing financial obligations) of any kind evidenced by the documents or other instruments true, correct and complete copies of which were provided to Buyer (other than relating to commercial off-the-shelf computer software having a cost of less than one thousand dollars ($1,000) per seat or license, and other standard form non-exclusive licenses with respect to Intellectual Property Assets available generally which licenses have a cost of less than fifty thousand dollars ($50,000) per year) pursuant to which the Seller Entities or their respective Affiliates acquired their right, title or interest in or to such Intellectual Property Asset; and (ix) Liens which do not, in the aggregate, exceed fifty thousand dollars ($50,000).

1.5             Delivery of Records and Contracts. At the Closing and subject to the provisions of Section 1.7, the Seller Entities shall deliver (delivery to the New Facility shall be deemed delivery) or cause to be delivered to Buyer all of the Transferred Contracts (including all of the Material Contracts other than Excluded Contracts) and Assumed Orders, with such assignments thereof and consents to assignments as are necessary to assure Buyer of the full benefit of the same. The Seller Entities shall also deliver (delivery to the New Facility shall be deemed delivery) or cause to be delivered to Buyer at the Closing or as soon as reasonably practicable thereafter, but in any event within thirty (30) days thereafter unless otherwise agreed to by Buyer and the Seller Entities, or substantially concurrently with the removal of the Transferred Assets, all of the Seller Entities’ business records, books and other data relating to the Business to the extent the same constitute part of the Transferred Assets, and the Seller Entities shall take all requisite steps to put Buyer in actual possession and operating control of the Business of the Seller Entities and their Affiliates. After the Closing, Buyer shall afford to the Seller Entities and its accountants and attorneys, as may be reasonably requested after the Closing, reasonable access to the books and records of the Seller Entities delivered to Buyer under this Section 1.5 and shall permit the Seller Entities, at the Seller Entities’ expense, to make extracts and copies therefrom. The Seller Entities shall cause to be delivered to Buyer on or prior to the Closing Date a complete copy (which may be electronic) of the documents and information included in the electronic data room (if any) as of the execution of this Agreement provided by the Seller Entities for review to Buyer during the negotiation of this Agreement including an electronic index thereof.

1.6             Further Assurances. The Seller Entities from time to time after the Closing at the request of Buyer and without further consideration shall execute and deliver further instruments of transfer and assignment (in addition to those delivered under Sections 1.4 and 1.5) and take such other actions as Buyer may reasonably require to effectively transfer and assign to, and vest in, Buyer all right, title and interest in and to each of the Transferred Assets. The Seller Entities shall execute all papers and otherwise reasonably cooperate (at Buyer’s sole cost and expense) with Buyer and/or Buyer’s designees in preparing, filing, prosecuting, obtaining, enforcing and/or defending any of the Assigned ACON Intellectual Property Assets after the Closing Date. Furthermore, if for any reason Buyer is unable (after using reasonable efforts) to obtain the Seller Entities’ execution of any paper necessary to prepare, file, prosecute, obtain, enforce and/or defend any of the Assigned ACON Intellectual Property Assets after the Closing Date, each of Seller Entities hereby grants to Buyer its limited power of attorney only for the purpose of executing any such papers necessary to do same.

1.7             Procedures for Assets not Transferable. Notwithstanding anything to the contrary set forth herein, with respect to the Dual Use Contracts and any of the contracts or agreements or any other property or rights included in the Transferred Assets is not assignable or transferable either by virtue of the provisions thereof or under applicable Law without the consent of some party or parties and any such consent is not obtained prior to the Closing, this Agreement and the related instruments of transfer shall not constitute an assignment or transfer thereof and, unless otherwise agreed between Buyer and the Seller Entities with respect to such contract, Buyer shall not assume the Seller Entities’ obligations with respect thereto, but the Seller Entities shall use all commercially reasonable efforts to obtain any such consent for contracts other than Dual Use Contracts as soon as possible after the Closing and otherwise obtain for Buyer the practical benefit of such property or rights (including Dual Use Contracts) and Buyer shall use all commercially reasonable efforts to assist in that endeavor. In the event that any purchase order included in the Transferred Assets is not assigned by any Seller Entity by reason of the foregoing provisions of this Section 1.7, Buyer agrees to purchase from such Seller Entity at the contract price all property thereunder which such Seller Entity is obligated to purchase and such Seller Entity agrees to sell the same to Buyer at such price. In the event that any sales order included in the Transferred Assets is not assigned by the Seller Entity by reason of the foregoing provisions of this Section 1.7, Buyer agrees to sell to such Seller Entity any products required to complete such contracts at the same price provided for therein and otherwise to complete such contracts on behalf of such Seller Entity and such Seller Entity agrees to purchase the same from Buyer at such price. In any such arrangement, Buyer shall have the sole responsibility with respect to the completion of the work following the Closing Date; shall bear all costs and expenses with respect thereto arising or occurring after the Closing Date; shall be solely entitled to the benefits; and shall be solely responsible for any breach of warranty with respect to Products to the extent they are manufactured after the Closing Date. The Seller Entities agree to contact the counterparties to the Dual Use Contracts promptly following the date hereof, and in any event within ten (10) business days of the date hereof to discuss such party’s Dual Use Contract(s) and the proposed arrangements that are necessary in order to provide the Buyer with the full benefits of such Dual Use Contract(s) in connection with the operation of the Business. The Seller Entities shall keep Buyer reasonably informed of the progress of such discussions and shall provide Buyer with (a) an opportunity to participate in the discussion with the applicable counterparty and (b) any proposed amendment to such Dual Use Agreement(s) in order to effectuate the foregoing. Buyer agrees to provide such information and assistance to the Seller Entities and the counterparties to such Dual Use Agreements as may be reasonably requested except where such information is the subject of an existing nondisclosure and/or non-use obligation.

1.8             Sales and Transfer Taxes. Notwithstanding any provision of this Agreement which is inconsistent or contrary, all sales, use, VAT, stamp duty, recording, documentary and transfer taxes, fees and duties under applicable Law incurred in connection with this Agreement or the transactions contemplated hereby, including the sale and transfer of the Transferred Assets, will be borne and paid one-half (1/2) by the Seller Entities and one-half (1/2) by the Buyer.

1.9             Withholding. The Buyer shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any person such amounts as the Buyer determines it is required to deduct and withhold under the Code or the Treasury Regulations or any other provision of state, local or foreign Tax Law. The amounts so deducted and withheld shall be treated for all purposes as having been paid to such person in respect of which such deduction and withholding was made. If Buyer determines that it may be required to withhold any amount with respect to payments under this Agreement, it shall promptly notify the Seller Entities. Buyer shall cooperate with the Seller Entities in determining whether or not any such withholding is in fact required and shall consider in good faith any facts or legal analysis provided to it by the Seller Entities regarding such potential withholding obligation.

1.10           Governmental Filings and Consents. The parties hereto agree that certain Governmental Filings and Consents (as defined herein) set forth on Schedule 7.2 hereto may be necessary in connection with the consummation of the transactions contemplated by this Agreement. Each party has agreed to take certain actions with respect to such Governmental Filings and Consents including without limitation the covenants of the Seller Entities and the Buyer set forth in Sections 5.1 and 8.1, respectively. In the event the conditions to the Closing set forth in Sections 9.1 and 9.2 hereof are otherwise satisfied or waived and the filings set forth on Schedule 7.2 have been made if required by applicable Law, the Buyer may request that the Seller Entities consummate the transactions contemplated at the Closing; provided, however, that to the extent such transactions require the consent or approval of the Governmental Authority in the jurisdiction where the filings set forth on Schedule 7.2 hereof have been made, the Buyer and Seller Entities shall use commercially reasonable efforts to consummate the transactions contemplated at the Closing to the maximum extent permitted by applicable Law, with the payment contemplated by Section 2.1 to be pro rated based upon revenues, and any portion of such transactions that may not be completed at such date shall be completed upon receipt of such consent or approval as is required under applicable Law. The parties acknowledge and agree that the foregoing may require certain amendments to the Ancillary Agreements to permit the Seller Entities to continue to operate the Business in any such jurisdiction.

SECTION 2.           PURCHASE PRICE

2.1             Purchase Price. In consideration of the sale by the Seller Entities to Buyer of the Transferred Assets, subject to the assumption by Buyer of the Assumed Liabilities, Buyer will pay the Purchase Price plus or minus, as the case may be, the Working Capital Surplus or Working Capital Shortfall. The Purchase Price shall be paid as follows:

(a)           at the time the transfer of production facilities for Products to the New Facility is Substantially Complete (as defined herein), Buyer shall deliver to the Seller Entities an amount equal to 83.7% of the Purchase Price;

(b)           at the time the transfer of production facilities for Products to the New Facility is Fully Complete (as defined herein), Buyer shall deliver to the Seller Entities an amount equal to 9.3% of the Purchase Price; and

(c)           on the first anniversary of the Closing (the “Deferred Payment Date”), Buyer shall pay to the Seller Entities an amount equal to Seven Percent (7%) of the Purchase Price. Notwithstanding the foregoing, (x) if prior to the Deferred Payment Date a claim has been made by Buyer pursuant to Section 12.1 which has not been fully resolved, the Deferred Payment Date shall be deferred with respect to an amount equal to the amount of such claim (if the amount of such claim is less than the amount otherwise payable on the Deferred Payment Date) until such time that Buyer determines in good faith that the claim subject to indemnification has been resolved pursuant to Section 12, and (y) the Deferred Payment is subject to offset as provided herein.

(d)           Subject to Section 11.2 hereof, the payment of the Purchase Price on any payment date shall be paid in the ratio of 71.43% in cash to 28.57% in Common Stock; provided, that Buyer may pay cash in lieu of Common Stock for all or a portion of the Purchase Price which would otherwise have been paid in Common Stock. In the event that a portion of the Purchase Price is being paid in cash, the Buyer shall deliver such cash to the Seller Entities by bank wire transfer pursuant to wiring instructions set forth in a written notice delivered to Buyer not less than five (5) business days prior to the Closing. In the event that a portion of the Purchase Price is being paid in Common Stock, the Buyer shall deliver such Common Stock to the Seller Entities pursuant to instructions set forth in a written notice delivered to Buyer not less than five (5) business days prior to the Closing.

(e)           On any payment date, the number of shares of Common Stock to be issued shall be determined by dividing the value of the common stock, par value $0.01 per share, (the “Common Stock”) to be issued by the Buyer by a price per share equal to the greater of (1) the volume weighted average price (“VWAP”) of the Common Stock during the ten (10) trading days preceding the issuance of such security by one (1) day, and (2) ninety percent (90%) of the VWAP of the Common Stock during the ten (10) trading days preceding the signing of this Agreement (the “Reference Price”).

(f)            Notwithstanding anything to the contrary, the aggregate number of shares of Common Stock being issued by the Buyer to the Seller Entities pursuant to Section 2.1 above shall not exceed the lesser of (i)                shares, or (ii) such number of shares as would require Buyer to obtain shareholder approval for such issuance pursuant to the then-existing rules of any applicable stock exchange or automated quotation system on which any of the Buyer’s securities are then listed or quoted. In addition, the Buyer shall issue the Common Stock payable pursuant to Section 2.1 to any Affiliate of the Seller Entities as the applicable Seller Entity shall direct in writing; provided, however, that (1) such issuance complies with all applicable Laws, including all applicable foreign, federal and state securities laws; (2) such issuance can be made without registration under applicable foreign, federal or state securities Laws; (3) such issuance does not require any filing with any Governmental Authority pursuant to the HSR Act; (4) such party becomes a party hereto by execution of a Joinder Agreement in the form attached hereto to the extent of the Common Stock so issued to such party; and (5) such party becomes a party to the Investor Rights Agreement.

(g)           For purposes of this Section 2.1:

(i)            “Purchase Price” shall mean the greater of (A) two (2) times Revenue or (B) eleven (11) times Pre-Tax Profit, in each case as calculated under GAAP consistently applied and determined in accordance with paragraphs (ii) and (iii) below.

(ii)           “Revenue” shall mean the revenue attributable to the Business of the Seller Entities for the 12-month period beginning on the seventh calendar quarter commencing after the First Closing (as defined in the FTNF Acquisition Agreement) (the “Purchase Price Determination Period”) and reflected on the Purchase Price Financial Statements (as such term is defined in Section 5.4(d)).

(iii)          “Pre-Tax Profit” shall mean the pre-tax profit (including allocations of overhead and other items contained therein) attributable to the Business of the Seller Entities purchased at the Closing for the Purchase Price Determination Period and reflected on the Purchase Price Financial Statements. Pre-Tax Profit shall be determined excluding all costs and expenses of the Seller Entities incurred in connection with the consummation of the transactions contemplated hereby (i.e. the pre-tax profit will be adjusted upward as if such expenses had not been incurred).

(iv)          For the avoidance of doubt, the parties acknowledge that the amounts due under Sections 2.1(a) through 2.1(c) can not be calculated, and amounts can not be paid, until such time as the Purchase Price Financial Statements are delivered to Buyer as required by Section 5.4 hereof and Buyer has a reasonable opportunity to review such financial statements.

2.2             Allocation of Purchase Price. Buyer and the Seller Entities hereby agree on the allocation of the Purchase Price among the Transferred Assets pursuant to the methodology set forth on Schedule 2.2,(5) which allocation shall be in accordance with Section 1060 of the Internal Revenue Code of 1986, as amended (the “Code”), and the applicable Treasury Regulations (and any similar provision of state, local or foreign law, as applicable; provided that in the event of conflict with any such provisions such allocation shall be made in accordance with Section 1060 of the Code). Such allocation shall be binding upon Buyer and the Seller Entities for all tax purposes and the parties shall file all Tax Returns (including amended Tax Returns and claims for refund) and information reports, including IRS Form 8594, in a manner consistent with such allocations.

2.3             Working Capital Adjustment.

(a)           Within ninety (90) days after the Closing Date, Buyer shall, with the assistance of the Seller Entities, prepare and deliver to the Seller Entities a statement calculating the Working Capital (as defined below), which statement will be prepared consistent with the Seller Entities’ past accounting methods and policies and otherwise in accordance with United States generally accepted accounting principles (“GAAP”) consistently applied (the “Closing Statement”). Unless the Seller Entities deliver the Dispute Notice (as defined below) within thirty (30) days after receipt of the Closing Statement, such Closing Statement shall be deemed the “Final Closing Statement,” shall be binding upon all parties and shall not be subject to dispute or review. If the Seller Entities disagree with the Closing Statement, the Seller Entities shall, within thirty (30) days after receipt thereof, notify Buyer in writing (the “Dispute Notice”),

(5)           Allocation methodology in Second Territory transaction will be similar to allocation methodology in FTNF Acquisition Agreement.

which Dispute Notice shall provide reasonable detail of the nature of each disputed item on the Closing Statement. The Seller Entities and Buyer shall first use commercially reasonable efforts to resolve such dispute among themselves and, if the parties are able to resolve such dispute, the Closing Statement shall be revised to the extent necessary to reflect such resolution, shall be deemed the “Final Closing Statement” and shall be conclusive and binding upon all parties and shall not be subject to dispute or review. If the parties are unable to resolve the dispute within thirty (30) days after the Buyer’s receipt of the Dispute Notice, the parties shall submit the dispute to a mutually agreed upon internationally recognized certified public accounting firm independent of both the Seller Entities and the Buyer (the “Accountants”). The Accountants shall act as experts and not arbiters and shall determine only those items in dispute on the Closing Statement. Promptly, but no later than thirty (30) days after engagement, the Accountants shall deliver a written report to Buyer and the Seller Entities as to the resolution of the disputed items and the resulting calculation of the Closing Statement and Working Capital. The Closing Statement as determined by the Accountants shall be deemed the “Final Closing Statement” and shall be conclusive and binding upon all parties and shall not be subject to dispute or review. Each of the parties shall have the right to approve the fees for engagement of such Accountant. The fees and expenses of the Accountants in connection with the resolution of disputes pursuant to this Section 2.3 shall be borne one-half by Buyer and one-half by the Seller Entities.

(b)           The Purchase Price will be adjusted following the Closing as provided in this paragraph. If the amount of the Working Capital reflected on the Final Closing Statement is less than                        dollars(6) ($                 ) (such difference, the “Working Capital Shortfall”), then the Seller Entities shall jointly and severally pay to Buyer an amount equal to the Working Capital Shortfall and as a result the Purchase Price shall be decreased by an amount equal to the Working Capital Shortfall. The Seller Entities shall make such payment to Buyer in cash within five (5) days after the Final Closing Statement is determined and, if such payment is not made in full within such five-day period, such payment shall thereafter bear interest at a rate equal to ten percent (10%) per annum until paid in full. If the amount of the Working Capital as reflected on the Final Closing Statement is equal to                    dollars ($                       ), then there will be no adjustment to the Purchase Price. If the amount of the Working Capital reflected on the Final Closing Statement is greater than                      dollars ($                 ) (such difference, the “Working Capital Surplus”), then the Buyer shall pay to the Seller Entities an amount equal to the Working Capital Surplus and as a result the Purchase Price shall be increased by an amount equal to the Working Capital Surplus. The Buyer shall make such payment to the Seller Entities in cash within five (5) days after the Final Closing Statement is determined and, if such payment is not made in full within such five-day period, such payment shall thereafter bear interest at a rate equal to ten percent (10%) per annum until paid in full. The Buyer and the Seller Entities shall provide the other party with wire transfer instructions necessary to permit the payments of amounts due pursuant to this Section 2.3 within the time required.

(c)           For purposes of this Agreement, “Working Capital” means, with respect to the Seller Entities as of the close of business on the Closing Date and in each case as determined

(6)           Target working capital balance to be equal to [TO BE DISCUSSED AT THE TIME OF DUE DILIGENCE].

in accordance with GAAP consistently applied, an amount equal to the sum of accounts receivable, notes receivable, finished goods inventory, and prepayments less accounts payable (except for those arising from purchases of raw materials or otherwise arising from or related to purchases of inventory, materials, components and the like) and accrued expenses of the Seller Entities arising out of, relating to or resulting from the Business and determined in accordance with the methodology set forth on Schedule 2.3.

2.4             Fractional Shares of Common Stock. No fractional shares of Common Stock shall be issued in connection with this Agreement, but in lieu thereof, if a Seller Entity would otherwise be entitled to receive a fraction of a share of the Common Stock, then such Seller Entity shall receive cash in an amount equal to such fraction multiplied by the Reference Price.

2.5             Buyer Default. If Buyer defaults in making a payment under this Article 2 when due under the terms of this Agreement, then all such amounts not paid when due shall accrue interest at a rate equal to the prime rate as set forth from time to time in The Wall Street Journal plus two percent (2%). The rights and remedies of the Seller Entities under this Section 2.5 are cumulative and not exclusive of any rights, remedies, powers and privileges otherwise available to the Seller Entities, including, without limitation, immediate initiation of arbitration to collect all amounts due hereunder pursuant to the dispute resolution procedures in Section 12.13.

SECTION 3.           REPRESENTATIONS AND WARRANTIES OF THE SELLER ENTITIES.(7)

As a material inducement to Buyer to enter into this Agreement and consummate the transactions contemplated hereby, the Seller Entities hereby jointly and severally make to Buyer, the representations and warranties contained in this Section 4 as of the date hereof and as of the Closing Date. For purposes of this Section 4, references to the “knowledge” of the Seller Entities or words of similar import (and regardless of whether such word begins with an initial capital) shall be deemed to include, the actual knowledge of Jixun Lin and Feng Lin (collectively, the “Management Team”) and those other persons set forth on Schedule 3.0) and such knowledge as should have been obtained after reasonable inquiry by such persons of the employees, representatives and advisors of the Seller Entities, including its attorneys and accountants.

3.1             Organization and Qualifications of the Seller Entities. Each Seller Entity is an entity duly organized, validly existing and in good standing (if applicable) under the Laws of the jurisdiction of its organization with all requisite power and authority to own or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is conducted by it. The copies of the organizational documents

(7)           The representations and warranties of this Article may be revised in order to conform to change in law and similar matters though it is the intent of the parties that the final representations and warranties contained in the definitive agreement are substantially similar to those set forth herein.  In addition, the parties acknowledge that since no due diligence has been conducted in connection with this Agreement, no disclosure schedules have been prepared.

(including charter, articles of association and by-laws) of each Seller Entity (the “Seller Organizational Documents”), each as amended to date, and previously delivered to Buyer’s counsel, are complete and correct, and no amendments thereto are pending. Each Seller Entity is qualified to do business as a foreign corporation in each jurisdiction in which the nature of its business or the ownership or leasing of its properties requires such qualification, except where the failure to be so licensed or qualified could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. For purposes of this Agreement, “Material Adverse Effect” shall mean a material adverse effect on the assets, liabilities, business, properties, condition (financial or otherwise), results of operations or prospects of the Business; provided, however, that in no event shall any of the following constitute a Material Adverse Effect for any purpose pursuant to the Agreement: (i) with respect to the Business or the Seller Entities, any change resulting from conditions affecting the in vitro diagnostic industry in which the Seller Entities operate; (ii) any change resulting from terrorist attacks, acts of war or acts of God; (iii) any change resulting from the announcement and pendency of any of the transactions contemplated by this Agreement; and (iv) any change resulting from compliance by the Seller Entities or Buyer, as the case may be, with the terms of, or the taking of any action expressly contemplated or permitted by this Agreement.

3.2             Authority of Seller Entities. Each Seller Entity has full right, power and authority to enter into this Agreement, the Amended ACON License, the Assignment and Assumption Agreement, the Investor Rights Agreement, the Supply Agreement, the Reagent Supply Agreements, the Transition Services Agreement, the Patent Assignments, the Trademark Assignment, the Notices of Patent License, the Copyright Assignment [other ancillary agreements to be determined by the parties in the future to be necessary/desirable] and each other agreement, document and instrument to be executed and delivered by it pursuant to or as contemplated by the Closing and to carry out the transactions contemplated hereby and thereby (collectively, the “Ancillary Agreements”) and together with this Agreement (the “Transaction Documents”). The execution, delivery and performance of the Transaction Documents by each Seller Entity have been duly authorized by all necessary action of such Seller Entity, and no other action on the part of such Seller Entity is required in connection therewith. The Transaction Documents constitute, or will when executed and delivered by such Seller Entity constitute, valid and binding obligations of such Seller Entity, enforceable in accordance with their respective terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other Laws affecting the rights of creditors generally and subject to the rules of law governing (and all limitations on) specific performance, injunctive relief and other equitable remedies. Except as set forth on Schedule 3.2, no notice to, filing with, authorization of, exemption by, or consent of, any Person is required for the Seller Entities to consummate the transactions contemplated hereby (the “Required Consents”). Except as set forth on Schedule 3.2, the execution, delivery and performance by each Seller Entity of the Transaction Documents:

(a)           do not and will not violate any provision of the charter, by-laws or Seller Organizational Documents (as amended to date);

(b)           do not and will not violate contravene or conflict in any material respect with any Laws, order, writ, judgment, injunction, decree, determination or arbitration award binding upon or applicable to any Seller Entity or require any Seller Entity to obtain any approval, consent or waiver of, or to make any filing with, any person or entity (governmental or otherwise) that has not been obtained or made;

(c)           do not and will not result in a material breach of, constitute a material default under, cancel or accelerate any material right or obligation under, require a consent under, cause a termination under, or give rise to a right of termination of any indenture or loan or credit agreement or any other material agreement, contract, instrument, mortgage, Lien, lease, permit, authorization, whether written or oral, to which any Seller Entity is a party or is bound, or result in the creation or imposition of any Lien on any of the assets or the property of such Seller Entity; and

(d)           do not and will not result in any Lien on any of the Transferred Assets.

3.3             Title to Properties; Liens; Condition of Properties.

(a)           The Seller Entities own, license or lease all of the Transferred Assets and each Seller Entity has and will convey to Buyer hereunder good, valid and marketable title to all of its personal property, tangible and intangible, included in the Transferred Assets. The tangible Transferred Assets are those listed, and are located at the location(s) specified, on Schedule 1.1(a)(iii). Except as set forth on Schedule 3.3(a), no financing statement under the Uniform Commercial Code or any similar Law with respect to any of the Transferred Assets is active in any jurisdiction, and the Seller Entities have not signed any such active financing statement or any security agreement authorizing any secured party thereunder to file any such financing statement.

(b)           The Transferred Assets and Dual Use Contracts listed are in all material respects all of the assets used or held for use in the Business as the same has been operated prior to the date hereof and except as set forth on Schedule 3.3(b), the Transferred Assets, together with the assets (other than Intellectual Property Assets) to be made available and services to be provided to Buyer pursuant to the Ancillary Agreements, constitute all of the assets (other than Intellectual Property Assets) necessary for Buyer to continue to operate the Business in all material respects as it has been operated prior to the Closing. Except as set forth on Schedule 3.3(b), the Transferred Assets (i) are in working order (reasonable wear and tear excepted, and in each case taking into account age), (ii) have been and shall through the Closing be maintained in a manner consistent with the past maintenance practices of the Seller Entities, (iii) are suitable for the manufacture and assembly of parts in accordance with the engineering specifications for products of the Business and (iv) conform in all material respects with all applicable Laws.

(c)           Upon delivery to Buyer of the instruments of transfer referred to in Section 1.5 hereof, Buyer will receive good, valid and marketable title to all of the Transferred Assets, free and clear of all Liens other than Permitted Liens.

3.4             Financial Statements; Undisclosed Liabilities.

(a)           Attached hereto as Schedule 3.4(a) are (i) the statement of net assets acquired of the Business as of                     , 200    (8) (the “Base Balance Sheet”), and the statement of revenues and direct expenses of the Business for the year then ended audited by an internationally recognized certified public accounting firm reasonably acceptable to Buyer[, the audit report of which will satisfy Buyer’s obligation to file audited financial statements for the Business on a Current Report on Form 8-K or any successor form](9) (the “Financial Statements”), and (ii) an unaudited schedule setting forth revenue and gross profits of the Business for the months of [all periods through second most recent month end] (the “Financial Schedules”). The Financial Statements have been audited by the Seller Entities’ independent certified public accountants and have been reviewed by the Seller Entities’ chief financial officer. The Financial Statements have been derived from a balance sheet and income statement prepared in accordance with GAAP. The Financial Schedules have been derived from an income statement prepared in accordance with GAAP.

(b)           Except as set forth in Schedule 3.4(b), the Financial Statements and Financial Schedules (i) have been derived from financial statements prepared in accordance with GAAP using the accrual method of accounting applied consistently during the periods covered thereby (except that the Financial Statements and Financial Schedules do not include footnote disclosure and are subject to normal year-end audit adjustments that are not in the aggregate material), (ii) are complete and correct in all material respects and present fairly in all material respects the financial condition of the Business, at the date of said statements and the results of its operations for the period covered thereby, (iii) contain and reflect adequate provisions for all reasonably anticipated liabilities with respect to the period then ended, and (iv) with respect to Material Contracts and commitments for the sale of products or other goods or services by the Seller Entities in the Business, contain and reflect adequate reserves for all material losses and costs and expenses in excess of expected receipts. The accounting policies, including without limitation, those policies related to revenue recognition, utilized by the Seller Entities in preparing the Seller Entities’ Financial Statements are in conformity with GAAP.

(c)           As of the date hereof and as of the Closing Date, the Seller Entities do not and will not have any liabilities of any nature, whether accrued, absolute, contingent or otherwise, asserted or unasserted, known or unknown (including without limitation liabilities as guarantor or otherwise with respect to obligations of others, or liabilities for taxes due or then accrued or to become due or contingent or potential liabilities relating to activities of the Seller Entities in the Business or the conduct of the Business prior to the date hereof), whether or not of a type required to be shown on a balance sheet prepared in accordance with GAAP, except liabilities (i) stated or adequately reserved against on the Base Balance Sheet (only to the extent

(8)           Will be for calendar year preceding the Purchase Price Determination Financial Statements at such time Seller Entities will have delivered prior to Closing two (2) years of historical audits.

(9)           In the event the Buyer determines in its reasonable discretion that the acquisition of the Business will not constitute a transaction that requires audited financial statements, the bracketed portion of the representation and warranty will be removed.  To the extent the reporting requirements change for transactions such as those contemplated by this Agreement, this representation and warranty will be modified to address such changes.

of the amount provided for therein), or (ii) incurred in the ordinary course of business consistent with the Seller Entities’ past customs and practices (the “Ordinary Course of Business”) (including with respect to quantity and frequency) after the date of this Agreement to the extent permitted by this Agreement.

(d)           As of the date hereof and as of the Closing, except for the Assumed Liabilities, the Seller Entities do not and will not have any indebtedness for borrowed money (including without limitation, obligations under leases required to be capitalized in accordance with GAAP) for which Buyer could become liable.

3.5             Receivables. Receivables arising out of, relating to or resulting from the Business are and will be at the Closing valid and enforceable claims, fully collectible in the Ordinary Course of Business, subject to an appropriate reserve determined in a manner consistent with past practices of the Seller Entities, and subject to no setoff or counterclaim. Since the Base Balance Sheet Date, the Seller Entities have collected their accounts receivable arising out of, relating to or resulting from the Business in the Ordinary Course of Business.

3.6             Taxes.

(a)           With respect to any Taxes, the nonpayment of which would result in a Lien on any of the Transferred Assets or would result in Buyer becoming liable therefor:

(i)            Each Seller Entity has timely filed all China and U.S. federal, state, provincial and local and all other non-China and non-U.S. Tax Returns (as defined herein) required to be filed by each such entity and has paid all Taxes due and owing by it. All such Tax Returns are correct, accurate and complete in all material respects and were prepared in compliance with all applicable laws and regulations.

(ii)           No Seller Entity has ever received notice of any audit or of any proposed deficiencies from any Governmental Authority.

(iii)          There are no waivers of applicable statutes of limitations with respect to any Taxes owed by any Seller Entity for any year in effect.

(iv)          There are no liens for Taxes (other than Taxes not yet due and payable) upon any of the assets of any Seller Entity.

(v)           Schedule 3.6 lists any and all Tax Returns filed with respect to each Seller Entity for all taxable periods for which the statute of limitations has not yet expired, and identifies those Tax Returns that have been audited or are currently the subject of audit.

(vi)          Seller Entities have delivered to Buyer correct and complete copies of all Tax Returns that have been filed for all taxable periods for which the statute of limitations has not yet expired, and examination reports and statements of deficiencies assessed against or agreed to by Seller Entity received since December 31, 2002.

(b)           As used herein, “Taxes” shall mean any taxes of any kind, including but not limited to those on or measured by or referred to as income, gross receipts, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, estimated, value-added, property or windfall profits taxes, customs, duties or similar fees, assessments or charges of any kind whatsoever, including any obligation to indemnify or otherwise assume or succeed to the Tax liability of any other person, together with any interest and any penalties, additions to tax or additional amounts imposed by any Governmental Authority.

(c)           As used herein, “Tax Return” shall mean any return (including any information statement), report, statement, schedule, notice, form or other document or information relating to Taxes.

(d)           No Transferred Asset is a United States real property interest within the meaning of Code
Section 897(c)(1).

3.7             Inventories. The Acquired Inventory is of the type, quantity and quality necessary to conduct the Business in a manner consistent with past practices. Except as described on Schedule 3.7, all of the items included in the Inventory are of a quality and quantity saleable in the Ordinary Course of Business of the Seller Entities at profit margins consistent with the Seller Entities’ experience in prior years.

3.8             Absence of Certain Changes. Since the date of the Base Balance Sheet (except as provided below), each Seller Entity has conducted its Business only in the Ordinary Course of Business, and except as disclosed in Schedule 3.8 and except as changes in connection with the transactions expressly contemplated under this Agreement, there has not been:

(a)           Any change in the properties, assets, liabilities, business, condition (financial or otherwise), results of operations of the Business which change by itself or in conjunction with all other such changes, whether or not arising in the Ordinary Course of Business, could reasonably be expected to have a Material Adverse Effect on the Business;

(b)           Any cancellation of any material debt or claim owing to, or waiver of any material right of, the Seller Entities or any Affiliate arising from, relating to or resulting from the Business;

(c)           Any mortgage, encumbrance or Lien (other than a Permitted Lien) placed on any of the Transferred Assets which will remain on the Closing Date);

(d)           Any material obligation or liability of any nature (as guarantor or otherwise with respect to the obligations of others), whether accrued, absolute, contingent or otherwise, asserted or unasserted, known or unknown, incurred by the Seller Entities arising out of, relating to or resulting from the Business other than obligations and liabilities which are not Assumed Liabilities or were incurred in the Ordinary Course of Business;

(e)           Any purchase, sale or other disposition, or any agreement or other arrangement for the purchase, sale or other disposition of any of the Transferred Assets other than in the Ordinary Course of Business;

(f)            Any damage, destruction or loss, whether or not covered by insurance, which could reasonably be expected to have a Material Adverse Effect on the Transferred Assets or the Business;

(g)           Any labor trouble or dispute or claim of unfair labor practices involving any Seller Entity with respect to the Business or the related manufacturing operation at the Existing Facility; any material change, or the obtaining of information concerning a prospective change, with respect to the management of Business; any change in the compensation (in the form of salaries, wages, incentive arrangements or otherwise) payable or to become payable by any Seller Entity to any of its officers, employees, agents or independent contractors rendering services principally relating to the Business, or any bonus payment or arrangement made to or with any of such officers, employees, agents or independent contractors; any entering into or amending of any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any officer, director or employee of any Seller Entity rendering services principally relating to the Business;

(h)           Except for employee turnover in the Ordinary Course of Business, any material change in the personnel or in the responsibilities or reporting relationships of the employees (i) of the Business or (ii) with respect to the development and manufacture of lateral flow immunoassay products and related products at the Existing Facility;

(i)            Any change in the manner of keeping books, accounts or records, accounting methods or practices, standard costs, credit practices or collection or pricing policies used by the Business;

(j)            Any change in any Seller Entity’s business relationship with any material supplier, customer or other entity having business relations with such Seller Entity arising out of, relating to or resulting from the Business including any material increase or notice thereof in the cost of raw materials other than such changes which have arisen in the Ordinary Course of Business;

(k)           Any other transaction entered into by any Seller Entity that is individually or taken together with all such other transactions material to the Business other than transactions in the Ordinary Course of Business;

(l)            Any material agreement or understanding whether in writing or otherwise, that would result in any of the transactions or events or require any Seller Entity to take any of the actions specified in paragraphs (a) through (k) above.

3.9             Intellectual Property.

(a)           For purposes of this Agreement,

(i)            “ACON Intellectual Property Assets” means, collectively, the Assigned ACON Intellectual Property Assets and the Retained ACON Intellectual Property Assets. “ACON Intellectual Property Assets” includes, without limitation, the ACON Patents, ACON Marks, ACON Copyrights and ACON Trade Secrets.

(ii)           “Assigned ACON Intellectual Property Assets” means all Intellectual Property Assets owned by or purported to be owned by any or all of the Seller Entities and used exclusively in the Business.

(iii)          “Retained ACON Intellectual Property Assets” means all Intellectual Property Assets owned by, purported to be owned by and/or licensed to any or all of the Seller Entities and used in the Business that are not Assigned ACON Intellectual Property Assets.

(iv)          “Buyer Intellectual Property Assets” means all Intellectual Property Assets owned by Buyer.

(v)           “Intellectual Property Assets” means:

(A)          patents, patent applications, patent rights, and inventions and discoveries and invention disclosures (whether or not patented) (collectively, “Patents”);

(B)           trade names, trade dress, logos, packaging design, slogans, Internet domain names, registered and material unregistered trademarks and service marks and related registrations and applications for registration (collectively, “Marks”);

(C)           registered and material unregistered copyrights in both published and unpublished works, and all copyright registrations and applications, and all derivatives, translations, adaptations and combinations of the above (collectively, “Copyrights”);

(D)          know-how, trade secrets, confidential or proprietary information (including without limitation information regarding cell lines and biological reagents), research in progress, algorithms, data, designs, processes, formulae, drawings, schematics, blueprints, flow charts, models, strategies, prototypes, techniques, customer lists and contact numbers/addresses, business strategies, forecasts, testing procedures and testing results (collectively, “Trade Secrets”);

(E)           other intellectual property rights and/or proprietary rights relating to any of the foregoing; and

(F)           goodwill, franchises, licenses, permits, consents, approvals, and claims of infringement against third parties.

(b)           Schedule 3.9(b) contains a complete and accurate list of all issued patents and filed applications therefor within the definition of Patents that are owned, purported to be owned or licensed by any or all of the Seller Entities and used in the Business (“ACON Patents”), all registered marks or filed applications therefor and all material unregistered marks within the definition of Marks that are owned, purported to be owned or licensed by any or all of the Seller Entities and used in the Business (“ACON Marks”), and all registered copyrights and filed applications therefor and within the definition of Copyrights that are owned, purported to be owned or licensed by any or all of the Seller Entities and used in the Business (“ACON Copyrights”), identifying (i) whether or not such Intellectual Property Assets are used exclusively in the Business, (ii) the owner of such Intellectual Property Assets, and, (iii) in the event that the owner is not a Seller Entity, identifying the agreement under which the applicable Seller Entities are granted rights to the applicable Intellectual Property Asset.

(c)           Except as set forth on Schedule 3.9(c):

(i)            The Seller Entities exclusively own or have exclusive (with respect to the Business) license rights to all ACON Intellectual Property Assets and/or Intellectual Property Assets that are the subject of a written license or other agreement under which any Seller Entity is granted rights by a third party with respect to the Business (such licenses or other agreements, the “Inbound Licenses” and such Intellectual Property Assets, the “ACON In-Licensed Intellectual Property Assets”), and all ACON Intellectual Property Assets and ACON In-Licensed Intellectual Property Assets are free and clear of all Liens other than Permitted Liens.

(ii)           The ACON Intellectual Property Assets owned or purported to be owned by the Seller Entities have not been held by a court of competent jurisdiction to be invalid or unenforceable. All Patents, Marks, and Copyrights, in each case, filed or registered (as applicable) or maintained by any Seller Entity and used in the Business and which have been issued by, or registered or the subject of an application filed with, as applicable, the U.S. Patent and Trademark Office, the U.S. Copyright Office or in any similar office or agency anywhere in the world have been duly filed or registered (as applicable) and maintained, including the submission of all necessary filings and fees in accordance with the legal and administrative requirements or the appropriate jurisdictions, and have not lapsed, expired or been abandoned.

(iii)          All ACON Patents owned or purported to be owned by any Seller Entity have been prosecuted in good faith. No ACON Patent is subject to any maintenance fees or taxes or actions falling due within ninety (90) days after the date of the Closing. In each case where an ACON Patent is held by a Seller Entity by assignment, the assignment has been duly recorded with the U.S. Patent and Trademark Office and all other jurisdictions of registration. No ACON Patent owned by or exclusively licensed to any Seller Entity has been or is now involved in any interference, reissue, re examination or opposition proceeding other than any such proceeding involving any Buyer Intellectual Property Asset. To the knowledge of the Seller Entities, there is no published patent application of any third party (other than Buyer) that could reasonably be the subject of an interference with any ACON Patent.

(iv)          There are no pending, or, to the knowledge of the Seller Entities, threatened claims against any Seller Entity or any of their respective employees alleging (a) that the operation of the Business (including without limitation any activity by any Seller Entity in connection therewith) infringes on or violates the rights of others (other than Buyer) in or to any Intellectual Property Assets (“Third Party Intellectual Property Assets”) or constitutes a misappropriation of any Third Party Intellectual Property Asset or (b) that any of the ACON Intellectual Property Assets or ACON In-Licensed Intellectual Property Assets is invalid or unenforceable.

(v)           Neither the operation of the Business (including without limitation any activity by any Seller Entity in connection therewith) nor the manufacture, use and/or sale of any Product sold in the Business infringes on or violates any Third Party Intellectual Property Asset, other than the rights of any third party under any Patent, or constitutes a misappropriation of any Third Party Intellectual Property Asset, and to the knowledge of the Seller Entities, neither the operation of the Business (including without limitation any activity by any Seller Entity in connection therewith) nor the manufacture, use and/or sale of any Product sold in the Business infringes on or violates the rights of any third party under any Patent.

(vi)          All former and current employees, consultants and contractors of the Seller Entities performing technical, scientific and/or creative activities relating to the Business have executed written instruments with the Seller Entities that assign to the Seller Entities all rights, title and interest in and to any and all (A) inventions, improvements, discoveries, writings or other works of authorship, and information relating to the Business and (B) Intellectual Property Assets relating thereto.

(vii)         To the knowledge of the Seller Entities, (A) there is no material infringement or violation by any person or entity of any of the ACON Intellectual Property Assets or those ACON In-Licensed Intellectual Property Assets over which a Seller Entity has primary enforcement rights and (B) there is no any misappropriation by any person or entity of any of the ACON Intellectual Property Assets or such ACON In-Licensed Intellectual Property Assets.

(viii)        The Seller Entities have taken reasonable and customary security measures to protect the secrecy, confidentiality and value of all Trade Secrets owned, purported to be owned or used by the Seller Entities in the Business (the “ACON Trade Secrets”), including, without limitation, requiring each employee and consultant of the Seller Entities and any other person with access to ACON Trade Secrets to execute a binding confidentiality agreement, copies of which (or in substantially a form which) have been provided to the Buyer and, to the knowledge of the Seller Entities, there has not been any material breach by any party to any such confidentiality agreement.

(ix)           As of the Closing, other than the Assigned ACON Intellectual Property Assets and the Retained ACON Intellectual Property Assets licensed to Buyer under the License Agreement, neither any Seller Entity nor any Affiliate of any Seller Entity nor the Management Team nor, to the knowledge of the Management Team, their family members owns or has rights to any Intellectual Property Asset that is or would be infringed by the manufacture, use, sale, offer for sale or importation by Buyer of any and all of the Products or otherwise by the operation of the Business as currently conducted.

(d)           Licenses Received. All Inbound Licenses are listed on Schedule 3.9(d), other than licenses and agreements for commercial off-the-shelf computer software having a cost of less than one thousand dollars ($1,000) per seat or license, and other standard form non-exclusive licenses with respect to Intellectual Property Assets available generally which licenses have a cost of less than fifty thousand dollars ($50,000) per year. Except as set forth on Schedule 3.9(d): (i) all Inbound Licenses are in full force and effect, (ii) (A) none of the Seller Entities and, (B) to the knowledge of the Seller Entities, none of the other parties to such Inbound Licenses is in material default under any such Inbound License, and (iii) all such Inbound Licenses are assignable without the consent of the applicable licensor. True and complete copies of all such Inbound Licenses, and any amendments thereto, have been made available to the Buyer. To the knowledge of the Seller Entities, the licensors under each Inbound License have all requisite power and authority to grant the rights purported to be conferred thereby.

(e)           Licenses Granted. All licenses or other agreements under which the Seller Entities have granted rights to others in ACON Intellectual Property Assets or ACON In-Licensed Intellectual Property Assets (“Outbound Licenses” and, together with the Inbound Licenses, the “Licenses”) are listed on Schedule 3.9(e). Except as set forth thereon, (i) all Outbound Licenses are in full force and effect, (ii) (A)none of the Seller Entities and, (B) to the knowledge of the Seller Entities, none of the other parties to such Outbound Licenses is in material default under any such Outbound License, and (iii) all such Outbound Licenses are assignable without the consent of the applicable licensee. True and complete copies of all such Outbound Licenses, and any amendments thereto, have been made available to the Buyer.

(f)            Schedule 3.9(f) contains a complete and accurate list of all biological reagents incorporated in any of the Products or used in the performance of any assay used in any Product (the “Reagents”) identifying, with respect to each Reagent, (i) the supplier of such Reagent, and, (ii) in the event that the supplier is not a Seller Entity or Genclonn, identifying the license or agreement under which the applicable Seller Entities are granted rights to the applicable Reagent or, if purchased through purchase orders, so stating that such Reagent is so purchased. All licenses or other agreements under which any Seller Entity or Genclonn is granted rights to a Reagent are identified on Schedule 3.10.

3.10           Material Contracts. Schedule 3.10 lists (or cross-references specifically to an item or items on another Schedule which lists) all of the following contracts, subcontracts, leases, commitments, plans, agreements, understandings, instruments, notes, options, warranties, purchase order, licenses, sublicenses, benefit plans or other legally binding commitment or undertaking of any nature to which any Seller Entity is a party arising out of, relating to or resulting from the Business or to which it is subject or to which any of the Transferred Assets is bound (each a “Material Contract” and collectively, “Material Contracts”):

(a)           any employment contract for any Proposed Second Territory Transferee or any contract or agreement with any labor union;

(b)           any contract or agreement involving the expenditure of more than fifty thousand dollars ($50,000) whether or not such purchase in the Ordinary Course of Business;

(c)           any contract or agreement providing for the purchase of all or substantially all of its requirements of a particular product from a supplier;

(d)           any contract or agreement which by its terms does not terminate or is not terminable without penalty within three (3) months after the date hereof;

(e)           any contract or agreement for the sale or lease of Products not made in the Ordinary Course of Business;

(f)            any contract with any dealer, sales representative, sales agent or distributor;

(g)           any indemnification, or any commitment to issue any such indemnification;

(h)           any contract or agreement relating to the acquisition, transfer, development, license, sharing or non-disclosure of any ACON Intellectual Property Asset or ACON In-Licensed Intellectual Property Assets, including all Licenses;

(i)            any contract or agreement expressly imposing any restriction or limitation on the right or ability of any Seller Entity (i) to compete with any other Person or in any line of business, (ii) to acquire any product or other asset or any services from any other Person, or (iii) to develop, sell, supply, distribute, offer, support, manufacture, market, service any product, component, raw material, technology or asset to or for any other Person;

(j)            any contract or agreement (i) to which any Governmental Authority is a party or under which any Governmental Authority has any rights or obligations, or (ii) directly or indirectly benefiting any Governmental Authority;

(k)           any contract or agreement or court filing seeking or compromising a lawsuit or other legal or administrative proceeding or claim involving the ACON Intellectual Property Assets, the ACON In-Licensed Intellectual Property Assets or Third Party Rights or entering any such settlement or compromise;

(l)            any partnership, joint venture, or other similar contract, arrangement or agreement between any Seller Entity and a third party;

(m)          any material programs, agreements or arrangements with respect to advertising allowances, trade discounts, volume discounts, store opening allowances, extended dating or other similar discount, allowance or rebate programs; or

(n)           any contract, agreement, or understanding or arrangement not otherwise identified in this Section 3.10 and material, which solely for purposes of this Section 3.10(n) is (1) a contract involving an amount of fifty thousand dollars ($50,000) or greater per year, or (2) involves the license, transfer, restriction or ownership of any Intellectual Property Assets or any asset or right that would constitute an Intellectual Property Asset.

Each Material Contract is valid and is in full force and effect and constitutes the legal, valid and binding obligation of the Seller Entities, as the case may be, and, to the knowledge of the Seller Entities, the other parties thereto, enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other Laws affecting the rights of creditors generally and subject to the rules of law governing (and all limitations on) specific performance, injunctive relief and other equitable remedies. Neither the Seller Entities nor, to the knowledge of the Seller Entities, any other party to any Material Contract, is in default in complying with any material provisions thereof, and no condition or event or fact exists which, with notice, lapse of time or both would likely constitute, to the knowledge of the Seller Entities, such a default thereof on the part of the Seller Entities or, to the knowledge of the Seller Entities, on the part of any other party thereto. No contracting party to any Material Contract has notified (whether orally or in writing) the Seller Entities of its intention to terminate, cancel or modify such Material Contract or otherwise to reduce or change its activity thereunder so as to affect adversely the benefits derived, or currently expected to be derived, by the Seller Entities under such Material Contract. True, correct and complete copies of all Transferred Contracts and Material Contracts (other than commercial off the shelf computer software having a cost of less than one thousand dollars ($1,000) per seat or license and other standard form non-exclusive licenses with respect to Intellectual Property Assets available generally which licenses have a cost of less than fifty thousand dollars ($50,000) per year) have been delivered to Buyer on or before the Closing Date.

3.11           Litigation. Except as set forth in Schedule 3.11, there is no litigation, material claim or governmental or administrative proceeding or investigation pending or, to the knowledge of the Seller Entities, threatened against the Seller Entities or any Affiliate of the Seller Entities directly relating to or affecting the Business, any of the Transferred Assets or which would prevent or hinder the consummation of the transactions contemplated by this Agreement. With respect to each matter set forth therein, Schedule 3.11 sets forth a description of the forums for the matter, the parties thereto and the type and amount of relief sought.

3.12           Compliance with Laws. Except as set forth on Schedule 3.12, each of the Seller Entities is currently in compliance and has heretofore complied in all material respects with all applicable laws, statutes, ordinances, orders, requirements, rules and regulations (including, without limitation, environmental laws, import, export, customs and labeling laws and zoning laws and ordinances) (“Laws”) promulgated by any Governmental Authority and necessary or required for the current conduct of the Business, and, except as disclosed in Schedule 3.12, no Seller Entity has received any notice of a violation or alleged violation of any Law or any license, permit or authorization that has not been heretofore corrected and, to the knowledge of the Seller Entities, no such violation exists which could have a Material Adverse Effect on the Business or the Transferred Assets.

3.13           Insurance. The Business and the Transferred Assets are, and through the Closing Date will be insured by policies of insurance of the type and in amounts customarily carried by persons conducting business similar to the Business. There is no claim by the Seller Entities pending under any such policies as to which coverage has been questioned, denied or disputed by the insurer.

3.14           Product Liability. There are no existing or, to the knowledge of the Seller Entities, threatened product liability, warranty, failure to adequately warn or any other similar claims against the Seller Entities for Products, except as disclosed in Schedule 3.14. To the knowledge of the Seller Entities, there are no statements, citations, correspondence or decisions by any Governmental Authority stating that any Products are defective or unsafe or fail to meet any product warranty or any standards promulgated by any such Governmental Authority in any material respect. There have been no notices of recall served on the Seller Entities by any such Governmental Authority with respect to any Product. To the knowledge of the Seller Entities, there is no (a) fact relating to any Product that could be reasonably likely to impose upon the Seller Entities a duty to recall any Product or a duty to warn customers of a defect in any Product or (b) latent or overt design, manufacturing or other defect in any Product.

3.15           Finder’s Fees. No Seller Entity has incurred or become liable for any broker’s commission or finder’s fee relating to or in connection with this Agreement or the transactions contemplated hereby.

3.16           Permits; Burdensome Agreements.(10)

Schedule 3.16 lists all material permits, registrations, authorizations, licenses, franchises, certifications and other approvals (collectively, the “Approvals”) obtained by the Seller Entities from any third party, including, without limitation, any industry standards association or Governmental Authority. Each Approval is validly held by the Seller Entities is in full force and effect, and the Seller Entities are operating in compliance therewith, except for such noncompliance which could not reasonably be expected to have a Material Adverse Effect on the Business. Except for the Approvals, no Product has been marketed, advertised, sold or distributed as having or meeting any other certification, standard or approval. The Approvals include, but are not limited to, those required in order for the Seller Entities to conduct the Business under Chinese, relevant foreign,  provincial, municipal or local Laws pertaining to environmental protection, public health and safety, worker health and safety, buildings, highways or zoning. Except as set forth on Schedule 3.16, none of the Approvals is subject to termination as a result of the execution of this Agreement by the Seller Entities or the consummation of the transactions contemplated hereby, and, to the knowledge of the Seller Entities, Buyer will not be required to obtain any further Approvals to continue to conduct the

(10)         In order to enable Inverness to engage in the Business, Inverness needs to obtain a number of permits or licenses from the PRC government, including the GMP.  This will take 12 to 24 months to obtain.  The parties can discuss whether, after the First Territory closing, Acon Bio and Inverness can organize a team to assist Inverness in obtaining the required permits or licenses.  Further, please note that Inverness should designate ABON to be the holder of such permits or licenses, and that the parties should agree at such time that ABON will pay all the required government fees for such permits or licenses.

Business after the Closing. None of the Seller Entities are subject to or bound by any agreement, judgment, decree or order which could reasonably be expected to have a Material Adverse Effect on the Business or the Transferred Assets.

3.17           Employee Benefit Programs.

(a)           Schedule 3.17 lists all of the employee benefit plans, programs and arrangements, including all pension, retirement, profit-sharing, thrift, savings, severance, stock-based deferred compensation, deferred compensation, welfare and fringe benefit plans and employment or severance agreements in which any Transferred Employee participates or to which any such Transferred Employee is a party (collectively, the “Employee Plans”). The Seller Entities have made available to Buyer copies of all Employee Plans and, where applicable, the most recent summary plan descriptions with respect to the Employee Plans.

(b)           The Employee Plans are in material compliance with applicable Laws and have been administered in all material respects in accordance with their terms. There is no pending or, to the knowledge of the Seller Entities, threatened legal action, suit or claim relating to any Transferred Employee under an Employee Plan or otherwise (other than ordinary course claims for benefits).

(c)           None of the Employee Plans will obligate Buyer to assume or perform any obligation thereunder as a result of the transactions contemplated by this Agreement, or any agreement or document executed pursuant hereto, and Buyer will not become obligated for any liability under any such Employee Plans, or any other employee benefit plan of the Seller Entities or their Affiliates as a result of the transactions contemplated by this Agreement.

(d)           [Additional benefit representations to come in the future based upon location of employees].

3.18           Environmental Matters. Except as set forth in Schedule 3.18 and only with respect to the Business, (i) the Seller Entities have no liability under, nor has any Seller Entity ever violated in any material respect, any Environmental Law (as defined below); (ii) any property owned, operated, leased, or used by the Seller Entities (including the Existing Facility), and any facilities and operations thereon are presently in compliance in all material respects with all applicable Environmental Laws; (iii) the Seller Entities have never entered into or been subject to any judgment, consent decree, compliance order, or administrative order with respect to any environmental or health and safety matter or received any request for information, notice, demand letter, administrative inquiry, or formal or informal complaint or claim with respect to any environmental or health and safety matter or the enforcement of any Environmental Law; and (iv) the Seller Entities do not have knowledge that any of the items enumerated in clause (iii) of this paragraph will be forthcoming.

For purposes of this Section 3.18, (i) ”Environmental Law” shall mean any environmental or health and safety-related law, regulation, rule, ordinance, or by-law at the foreign, federal, state, or local level, whether existing as of the date hereof, previously enforced, or subsequently enacted and (ii) “Seller Entities” shall mean and include the Seller Entities, their predecessors and all other entities for whose conduct the Seller Entities are or may be held responsible under any Environmental Law.

3.19           Employment Provisions. Schedule 3.19 sets forth a true and complete list of all Second Territory Employees (as such term is defined herein), indicating each Second Territory Employee’s full- or part-time status, position, annual base salary or hourly rate and bonus potential. Except as set forth on Schedule 3.19, all Second Territory Employees are employed at-will. Except as set forth on Schedule 3.19, no Seller Entity is delinquent in payments to any of such Second Territory Employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed for it to the date hereof or amounts required to be reimbursed to such employees. Except as set forth in Schedule 3.19, upon termination of the employment of any Second Territory Employee, no Seller Entity will by reason of the consummation of the transactions contemplated by this Agreement or otherwise be liable to any Second Territory Employee for so-called “severance pay” or any other termination-related payments; provided, however, that in the event that any “severance pay” or any other termination-related payments are set forth on Schedule 3.19, such Schedule shall set forth in detail as to each employee all “severance pay” and other payment that would be owed if such a termination occurred on or following the Closing Date, including under any applicable Law. Except as set forth in Schedule 3.19, no Seller Entity has, or within one (1) year has had, any policy, practice, plan or program of paying severance pay or any form of severance compensation in connection with the termination of employment. Except as set forth on Schedule 3.19, each Seller Entity has in the past complied and is in compliance in all material respects with all applicable Laws and regulations respecting labor, employment, fair employment practices, terms and conditions of employment, and wages and hours. Except as set forth in Schedule 3.19, no Seller Entity has received notice of any investigation by any Governmental Authority concerning each such Seller Entity’s compliance with any employment-related Laws including, without limitation, Laws regarding the payment of wages, payment of overtime pay, payment of minimum wages or workplace safety and health. Except as set forth on Schedule 3.19, there are no grievances, complaints or charges that have been filed against a Seller Entity under any dispute resolution procedure (including, but not limited to, any proceedings under any dispute resolution procedure under any collective bargaining agreement) and no claim therefore has been asserted. Except as set forth on Schedule 3.19, no collective bargaining agreements relating to any Second Territory Employee is in effect or are currently being or are about to be negotiated by the Seller Entities. To the knowledge of the Seller Entities, the Transferred Second Territory Employees constitute all of the employees necessary for Buyer to continue to operate the Business as it has been operated prior to the Closing, and the Transferred Second Territory Employees have the qualifications and abilities necessary for Buyer to continue to operate the Business as it has been operated prior to the Closing.

3.20           Customers, Distributors and Suppliers. Schedule 3.20 sets forth a true and complete list of all customers, representatives, dealers or distributors (whether pursuant to a commission, royalty or other arrangement) who accounted for fifty thousand dollars ($50,000) or more of the sales of the Business for the twelve (12) months ended on the last fiscal quarter preceding the date hereof, showing with respect to each, the name, address and dollar value involved (collectively, the “Customers and Distributors”). Schedule 3.20 also sets forth a true and complete list of all suppliers of the Business to whom during the twelve (12) months ended on the last fiscal quarter preceding the date hereof the Seller Entities made payments aggregating fifty thousand dollars ($50,000) or more, showing with respect to each, the name, address and dollar value involved (the “Suppliers”). The relationships of the Seller Entities with the Customers and Distributors and Suppliers are good commercial working relationships. Except as set forth on Schedule 3.20, no Customer and Distributor or Supplier has canceled, materially modified or otherwise terminated its relationship with the Seller Entities, or has during the last twelve (12) months decreased materially its services, supplies or materials to the Seller Entities or its usage or purchase of the services or products of the Seller Entities nor, to the knowledge of the Seller Entities, and as of the date hereof does any Customer and Distributor or Supplier have any plan or intention to do any of the foregoing. Except as set forth on Schedule 3.20, the Seller Entities are not a party to any oral or written agreement or arrangement with any customer, supplier or distributor related to the offering of discounts, extended warranties, service contracts, bundling of any Products, rights of return or any other similar agreements or arrangements.

3.21           Certain Regulatory Matters(11). As to each Product subject to the Food, Drug and Cosmetic Act of 1938 (the “FDCA”) or similar Law that is developed, manufactured, tested, distributed and/or marketed by the Seller Entities (a “Medical Device”), such Product is being developed, manufactured, tested, distributed and/or marketed in material compliance with all applicable requirements under the FDCA and similar Laws, including those relating to investigational use, premarket clearance or marketing approval to market a Medical Device, good manufacturing practices, labeling, advertising, record keeping, filing of reports and security, except for failure in compliance that individually or in the aggregate would not be likely to have a Material Adverse Effect. None of the Seller Entities have received any notice or other communication from the U.S. Food and Drug Administration (the “FDA”) or any other Governmental Authority (A) contesting the premarket clearance or approval of, the uses of or the labeling and promotion of any Products or (B) otherwise alleging any violation applicable to any Product of any Law.

(a)           Except as set forth on Schedule 3.21, no Product has been, or is under consideration by senior management of the Seller Entities to be, recalled, withdrawn, suspended, seized or discontinued (other than for commercial or other business reasons) by the Seller Entities, in each case since January 1, 2002. To the knowledge of the Seller Entities, no proceedings in the United States or outside of the United States have been completed or are pending against the Seller Entities or any licensee of any Product which sought or are seeking, as applicable,  the recall, withdrawal, suspension, seizure or discontinuance of any Product.

(b)           As to each Product of the Seller Entities for which a premarket approval application, premarket notification, investigational device exemption or similar state or foreign regulatory application has been approved, the Seller Entities are in compliance in all material respects with 21 U.S.C. §§360 and 360e or 21 C.F.R. Parts 812 or 814, respectively, and all similar Laws and all terms and conditions of such licenses or applications. In addition, the Seller

(11)         Note that this representation and warranty will be revised to incorporate appropriate references to Chinese and other applicable law in the Territory, given that the Products only will be sold in the Territory.

Entities are in substantial compliance with all applicable registration and listing requirements set forth in 21 U.S.C. § 360 and 21 C.F.R. Part 807 and all similar Laws.

(c)           No article of any Product manufactured and/or distributed by the Seller Entities is (A) adulterated within the meaning of 21 U.S.C. § 351 (or similar Laws), (B) misbranded within the meaning of 21 U.S.C. § 352 (or similar Laws) or (C) a product that is in violation of 21 U.S.C. § 360 or § 360e (or similar Law).

(d)           Neither the Seller Entities, nor, to the knowledge of the Seller Entities, any officer, employee or agent of the Seller Entities, has made an untrue statement of a material fact or fraudulent statement to the FDA or any other Governmental Authority, failed to disclose a material fact required to be disclosed to the FDA or any other Governmental Authority, or committed an act, made a statement, or failed to make a statement that, at the time such disclosure was made, could reasonably be expected to provide a basis for the FDA or any other Governmental Authority to invoke its policy respecting “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities”, set forth in 56 Fed. Reg. 46191 (September 10, 1991) or any similar policy of any Governmental Authority. Neither the Seller Entities, nor, to the knowledge of the Seller Entities, any officer, employee or agent of the Seller Entities or any of its Subsidiaries, has been convicted of any crime or engaged in any conduct for which debarment is mandated by 21 U.S.C. § 335a (a) or any similar Law or authorized by 21 U.S.C. § 335a (b) or any similar Law. Neither the Seller Entities, nor, to the knowledge of the Seller Entities, any officer, employee or agent of the Seller Entities or any of their Subsidiaries, has been convicted of any crime or engaged in any conduct for which such person or entity could be excluded from participating in the U.S. health care programs under Section 1128 of the Social Security Act of 1935, as amended (the “Social Security Act”) or any similar Law.

(e)           Since January 1, 2002 the Seller Entities have not received any written notice that the FDA or any other Governmental Authority has (a) commenced, or threatened to initiate, any action to withdraw its approval or request the recall of any, (b) commenced, or threatened to initiate, any action to enjoin production of any or (c) commenced, or threatened to initiate, any action to enjoin the production of any Product produced at any facility where any Product is manufactured, tested or packaged.

(f)            To the knowledge of the Seller Entities, there are no facts, circumstances or conditions that would reasonably be expected to form the basis for any investigation, suit, claim, action or proceeding against or affecting the Seller Entities regarding the Business relating to or arising under (a) the FDCA or (b) the Social Security Act or regulations of the Office of the Inspector General of the Department of Health and Human Services.

3.22           Certain Business Practices. No director, officer, agent or employee of the Seller Entities has, directly or indirectly, on behalf of the Seller Entities (solely with respect to matters arising out of, relating to or resulting from the Business) (a) made or agreed to make any contribution, payment or gift to any government official, employee or agent where either the contribution, payment or gift or the purpose thereof was illegal under applicable Law, (b) established or maintained any unrecorded fund or asset for any purpose or made any false entries on the books and records of the Seller Entities for any reason, (c) made or agreed to make any contribution, or reimbursed any political gift or contribution made by any other Person, to any candidate for federal, state, local or foreign public office or (d) paid or delivered any fee, commission or any other sum of money or item of property, however characterized, to any finder, agent, government official or other party, in China, the United States or any other country, which in any manner relates to the Transferred Assets or the Business, which in each case the Seller Entities knew or had reason to believe to have been illegal under any China, U.S., state, provincial, local or foreign Laws.

3.23           Investment Representation.

(a)           Each Seller Entity that receives Common Stock is an “accredited investor” as defined in Regulation D under the Securities Act of 1933, as amended (the “Securities Act”) has such knowledge and experience in financial and business matters that such Seller Entity is capable of evaluating the relative risks and merits of an investment in the Common Stock.

(b)           The Seller Entity has had an opportunity to ask questions of and receive answers from the Buyer, or a person or persons acting on the Buyer’s behalf, concerning the terms and conditions of the Common Stock. In addition, each Seller Entity has read or reviewed and is familiar with the Buyer’s annual report on Form 10-K for the Buyer’s fiscal year ended December 31, 200  (12) (as to the extent amended) and each subsequently filed report on Forms 10-K/A, 10-Q and 8-K as filed with the U.S. Securities and Exchange Commission (the “SEC”) under the Exchange Act (as defined herein) and as the same may be amended.

(c)           Such Seller Entity acquiring such shares represents that the Common Stock to be issued hereunder are being acquired solely for such Seller Entity’s own account, for investment and not with a view to or for the resale or distribution thereof (except as such shares may be resold as contemplated by Section 3.23(d) hereto); such Seller Entity has no present plans to enter into any contract, undertaking, agreement, or arrangement relating thereto that would render the Buyer unable to rely on the safe harbor set forth in Regulation D under the Securities Act for the issuance of the Common Stock hereunder.

(d)           Such Seller Entity acquiring Common Stock understands that the shares of such Common Stock to be issued hereunder have not been registered under the Securities Act or under the securities laws of any state or other jurisdiction and are being offered and issued in reliance upon exemptions for private offerings. Such Seller Entity acquiring such Common Stock acknowledges and is aware that there are substantial restrictions on the transferability of the Common Stock; the Common Stock to be issued hereunder cannot be resold unless they are registered under the Securities Act and qualified under any applicable securities law of any state or other jurisdiction, or an exemption from such registration or qualification is available. Each Seller Entity acknowledges that the sole obligation of the Buyer to register shares of Common Stock under the Securities Act are pursuant to the terms and conditions of the Investor Rights Agreement and that the Buyer has no obligation to register any securities of Buyer other than Common Stock pursuant to the Investor Rights Agreement.

(12)         Most recent Form 10-K filing before signing this Agreement.

3.24           Valuation Representation. The Seller Entities warrant and represent that, as a result of the transactions contemplated by this Agreement, no acquiring person affiliated with the Seller Entities will hold voting securities of Buyer valued at greater than $[56.7] million(13), as determined pursuant to the rules set forth in the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, 15 U.S.C. sec. 18a, and the implementing regulations thereunder, 16 C.F.R. Parts 801-803 (the “HSR Act”).

SECTION 4.           REPRESENTATIONS AND WARRANTIES OF THE PARENT.

As a material inducement to Buyer to enter into this Agreement and consummate the transactions contemplated hereby, the Parent hereby makes to Buyer, the representations and warranties contained in this Section 4 as of the date hereof and as of the Closing Date.

4.1             Organization and Qualifications of the Parent. The Parent is an entity duly organized, validly existing and in good standing (if applicable) under the Laws of the jurisdiction of its organization with all requisite power and authority to own or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is conducted by it. The copies of the organizational documents (including charter, articles of association and by-laws) of Parent (the “Parent Organizational Documents”), each as amended to date, and previously delivered to Buyer’s counsel, are complete and correct, and no amendments thereto are pending.

4.2             Authority of the Parent. The Parent has full right, power and authority to enter into the Transaction Documents. The execution, delivery and performance of the Transaction Documents by the Parent has been duly authorized by all necessary action of the Parent, and no other action on the part of the Parent is required in connection therewith. The Transaction Documents constitute, or will when executed and delivered by the Parent constitute, valid and binding obligations of the Parent, enforceable in accordance with their respective terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other Laws affecting the rights of creditors generally and subject to the rules of law governing (and all limitations on) specific performance, injunctive relief and other equitable remedies. Except as set forth on Schedule 4.2, no notice to, filing with, authorization of, exemption by, or consent of, any Person is required for the Parent to consummate the transactions contemplated hereby (each such notice, filing, authorization, exemption or consent shall be deemed a Required Consent). The execution, delivery and performance by the Parent of the Transaction Documents:

(a)           do not and will not violate any provision of the charter, by-laws or Parent Organizational Documents (as amended to date);

(b)           do not and will not violate contravene or conflict in any material respect with any Laws, order, writ, judgment, injunction, decree, determination or arbitration award binding upon or applicable to the Parent or require the Parent to obtain any approval, consent or waiver of, or to make any filing with, any person or entity (governmental or otherwise) that has not been obtained or made;

(13)         Amount subject to change for changes in applicable Law.

(c)           do not and will not result in a material breach of, constitute a material default under, cancel or accelerate any material right or obligation under, require a consent under, cause a termination under, or give rise to a right of termination of any indenture or loan or credit agreement or any other material agreement, contract, instrument, mortgage, Lien, lease, permit, authorization, whether written or oral, to which the Parent is a party or is bound, or result in the creation or imposition of any Lien on any of the assets or the property of the Parent or the equity interests of the Parent; and

(d)           do not and will not result in any Lien on any of the Transferred Assets.

4.3             Ownership of Subsidiaries. Parent owns, and has the right to vote and control, directly or indirectly, all of the Seller Entities and Genclonn.

SECTION 5.           COVENANTS OF THE SELLER ENTITIES

The Seller Entities hereby covenant and agree with Buyer as follows:(14)

5.1             Cooperation. From the date hereof, each of the Seller Entities will, and will cause its Affiliates to, use its commercially reasonable efforts, and will cooperate with Buyer in all material respects, to secure all necessary consents, approvals, authorizations, exemptions and waivers from third parties (including any consents required under or in connection with any Transferred Contract whether prior to or after each of the applicable Closings) as shall be required in order to effectuate the transactions contemplated hereby, and will otherwise use its commercially reasonable efforts to cause the consummation of such transactions in accordance with the terms and conditions hereof including without limitation providing, and directing its independent accounting firm to provide, to the Buyer all financial statements (including such firm’s audit opinion thereon) pursuant to Section 5.4 to effect and pursue waivers, permits, consents, approvals or other authorizations from Governmental Authorities, and to effect all registrations, filings and notices with or to Governmental Authorities, as may be required to consummate the transactions contemplated by this Agreement and to otherwise comply with all applicable Laws and regulations in connection with the consummation of the transactions contemplated by this Agreement (collectively, “Governmental Filings and Consents”).

5.2             Conduct of Business. Except as may be otherwise expressly permitted by this Agreement or with the prior written consent of Buyer, from the date hereof and prior to the Closing, the Seller Entities will, and will cause their relevant Affiliates to:  (a) operate the Business only in the Ordinary Course of Business; (b) use their commercially reasonable efforts to preserve intact the Business organization; and (c) use their commercially reasonable efforts to preserve their relationships and agreements with their distributors, suppliers and customers, licensors and licensees and others having business dealings with the Seller Entities in the Business in a manner consistent with past practices. Except as may be otherwise expressly permitted by this Agreement or with the prior written consent of Buyer which shall not be

(14)         Seller Entity covenants subject to revision based on further diligence to be conducted on the Seller Entities and the then-current operations of the Business.

unreasonably withheld or delayed, from the date hereof through the Closing, the Seller Entities shall not, and will cause their Affiliates not to:

(i)            borrow any funds or otherwise incur, whether directly or by way of guaranty or otherwise, any indebtedness for borrowed money except to the extent such indebtedness is an Excluded Liability;

(ii)           sell, lease, exchange, license or otherwise dispose of any of the properties or assets (including, but not limited to the Transferred Assets and rights with respect to Intellectual Property Assets) of the Business, except for sales of finished goods inventory in the Ordinary Course of Business;

(iii)          create, or permit to be created, any Lien (other than a Permitted Lien) upon any of the properties or assets of the Business;

(iv)          make any increase in, or any commitment to increase, the compensation, benefits or other payments payable or provided to, or to become payable to, any Second Territory Employees other than in the Ordinary Course of Business;

(v)           alter the manner of keeping its books, accounts or records or change any of the accounting practices, principles or methods used by it in the Business except as contemplated by the Transaction Documents;

(vi)          change the terms of any of the receivables arising from, relating to or resulting from the Business;

(vii)         be or agree to be a party to any merger, consolidation or other business combination;

(viii)        enter into or modify any employment agreement or similar legally binding commitment with any Second Territory Employees other than in the Ordinary Course of Business;

(ix)           enter into or modify, or engage in any negotiations with respect to, any collective bargaining, union agreement or similar commitment with any Transferred Second Territory Employees;

(x)            except for employee turnover in the Ordinary Course of Business, any material change in the personnel or in the responsibilities or reporting relationship of the employees (A) of the Business or (B), with respect to the development and manufacture of lateral flow immunoassay products and related products, of the Existing Facility;

(xi)           make or commit to any capital expenditure or acquire any property or assets (other than raw materials, parts and components purchased in the Ordinary Course of Business) for use in the Business which, individually or in the aggregate, exceed fifty thousand dollars ($50,000) except to the extent any such capital expenditure or acquisition, and any contract or agreement related thereto, does not represent an Assumed Liability;

(xii)          enter into any agreement or commitment with respect to the Business having a term in excess of ninety (90) days except for agreements or commitments which are terminable without cost or penalty within sixty (60) days by merely giving notice to the other party;

(xiii)         enter into any agreement or commitment that restricts the Seller Entities from carrying on the Business anywhere in the world;

(xiv)        cancel any debts or waive any claims or rights of substantial value arising from, relating to or resulting from the Business;

(xv)         enter into any contract or agreement that would constitute a Material Contract;

(xvi)        enter into any manufacturing agreement with a third party except to the extent such agreement is freely assignable at Buyer’s request to Buyer or ABON without such third party’s consent;

(xvii)       amend or modify any Material Contract or waive, delay the exercise of, release or assign any right or claim under, any Material Contract;

(xviii)      create any new or amend or modify or terminate any existing Employee Plans; or

(xix)         agree or otherwise commit, whether in writing or otherwise, to do any of the foregoing.

5.3             Access. From the date hereof and prior to the Closing, the Seller Entities shall, and shall cause their Affiliates to (a) provide Buyer and its representatives with such information as Buyer or its representatives may from time to time reasonably request with respect to the Business and the transactions contemplated by this Agreement, (b) provide Buyer and its representatives reasonable access during regular business hours and upon reasonable notice to the properties, books and records of the Business as Buyer or its representatives may from time to time reasonably request and (c) permit Buyer and its representatives to discuss the Business of the Seller Entities with Seller Entities’ officers and, with the prior consent of the Seller Entities (which consent will not be unreasonably withheld), the Seller Entities employees, distributors, suppliers, accountants and advisors.

5.4             Financial Statements.(15)

(a)           As soon as reasonably practicable, but in any prior to                , 200  , the Seller Entities shall prepare and deliver, or cause to be prepared and delivered, to Buyer the historical financial information (including audited and, if applicable, unaudited financial information), including a manually signed accountants’ report from BDO Seidman LLP or such other independent auditing firm as may be agreed between the parties (the “Audit Accountants”), of and relating to the Business and related manufacturing operation at the Existing Facility, which Buyer reasonably determines is required to be audited and filed by Buyer with the SEC pursuant to Item 9.01 of the Current Report on Form 8-K (or any successor form) as contemplated by the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder as such required financial information is modified by any relief granted to Buyer by the SEC with respect to the scope of financial information required to be filed together with an audit opinion thereon from the Audit Accountants (as defined herein) in the form required by the SEC and applicable stock exchange (the “Historical Financial Information”). The Seller Entities covenant that the Historical Financial Information will be prepared in accordance with GAAP as of the dates and for the periods indicated. The Seller Entities will also cooperate in all reasonable respects with the Audit Accountants in connection with this audit of the Historical Financial Information. To the extent that the Audit Accountants are no longer registered and in good standing with the Public Company Accounting Oversight Board, are not permitted by applicable Law to render an audit opinion in connection with a filing by the Company under the Exchange Act, or otherwise cannot or will not complete the audit for reasons separate and apart from the Seller Entities and the audit process contemplated hereby, the Seller Entities shall not be liable for any failure to satisfy this covenant solely due to the failure of the Audit Accountants to remain so registered or so permitted, but instead shall use commercially reasonable efforts to cooperate with Buyer to find alternate means to satisfy delivery of the Historical Financial Information as soon as reasonably practicable. To the extent that any Governmental Authority (including the SEC) or stock exchange requires any additional financial statements or financial information or statements covering more than just the Business, including but not limited to the Existing Facility and whether historical or pro forma in nature, the Seller Entities shall use commercially reasonable efforts to assist Buyer at Buyer’s sole expense with preparation and presentation of such information as is required and shall provide such access to financial information and personnel and cooperate with any independent public accounting firm as is necessary to assist Buyer in fulfilling such requirements.

(b)           The Seller Entities will cooperate in all reasonable respects with Buyer in Buyer’s preparation of the pro forma financial information relating to the acquisition of the Business and related manufacturing operation at the Existing Facility required pursuant to Item 9.01 of the Current Report on Form 8-K (or any successor form) as contemplated by the Exchange Act and the rules and regulations promulgated thereunder (the “Pro Forma

(15)         In the event the Buyer determines in its reasonable discretion that the acquisition of the Business will not constitute a transaction that requires audited financial statements, this covenant will be removed.  To the extent the reporting requirements change for transactions such as those contemplated by this Agreement, this covenant will be modified to address such changes.

Information,” and together with the Historical Financial Information, the “Required Information”), including without limitation providing such financial and other information, records and documents relating to the Business and related manufacturing operation at the Existing Facility as may be necessary to prepare such Pro Forma Information, providing access to such of the Seller Entities’ personnel, advisors and accountants as may be necessary to prepare such Pro Forma Information, and generally cooperating with Buyer’s reasonable requests in order to facilitate such preparation.

(c)           The parties further acknowledge that the foregoing financial information must be filed by Buyer with the SEC under cover of an amendment to a Current Report on Form 8-K (or any successor form) not less than seventy one (71) calendar days after the initial filing of such Current Report on Form 8-K (or any successor form), which initial filing must be filed by Buyer with the SEC not less than four (4) days (as calculated under the SEC’s rules and regulations) after the Closing Date. Accordingly, time is of the essence with respect to the observance of this covenant. The parties also acknowledge that any Buyer filings under the Securities Act that require the Required Information also necessitate timely cooperation, including cooperation in the performance of incremental audit procedures necessary under the Securities Act and the delivery of a manually signed consent of the Audit Accountants, by the Seller Entities, if required, to facilitate the execution and filing of an accountant’s consent. The Seller Entities covenant and agree to promptly cooperate from and after the Closing Date to facilitate such actions and will use commercially reasonable efforts to cause the Audit Accountants to perform such procedures and deliver any such consent from time to time as requested by Buyer.

(d)           As soon as reasonably practicable, but in any event within the earliest to occur of (i) thirty (30) days prior to the date that payment is to be made under Section 2.1(a) and (ii) sixty (60) days of the date hereof,(16) the Seller Entities shall, and shall cause the Audit Accountants to, prepare and deliver to Buyer audited financial statements (including an audit opinion thereon of such Audit Accountants) necessary for determination of the Purchase Price pursuant to Section 2.1 (the “Purchase Price Financial Statements”). The Seller Entities shall engage the Audit Accountants to perform the applicable requirements of this Section 5.4. If the Closing does not occur, the costs of auditing the Purchase Price Financial Statements shall be borne and paid by the Buyer and if the Closing shall have occurred, the costs of auditing the Purchase Price Financial Statements shall be borne and paid one-half (1/2) by the Seller Entities and one-half (1/2) by Buyer.

(e)           If required for Buyer to comply with its SEC financial statement reporting requirements, as soon as reasonably practicable but in any event within ten (10) days after the date hereof, the Seller Entities shall prepare and deliver, or cause to be prepared and delivered, to Buyer and the Audit Accountants the combining financial statements for the years-end December 31, 200   and 200   for the Seller Entities (other than LBI) and Genclonn (the “Top Down Financial Statements”). Parent and Seller Entities acknowledge that if required for Buyer to comply with its SEC financial statement reporting requirements, then the Audit Accountants

(16)         Time periods subject to further discussion and finalization by the parties at the time of due diligence/transaction planning.

must have such Top Down Financial Statements in order to complete its audit of the Historical Financial Information. If required for Buyer to comply with its SEC financial statement reporting requirements, as soon as reasonably practicable, but in any event prior to [the date set forth in Section 5.4(a)], the Seller Entities shall cause to be prepared and delivered to Buyer interim financial statements required to be filed by Buyer pursuant to the Securities Act and the Exchange Act, including the rules and regulations promulgated thereunder.

5.5             Non-Solicitation. The Seller Entities agree that from and after the Closing date hereof until the third anniversary of the Closing, the Seller Entities shall not knowingly and shall cause their Affiliates not to recruit any employees of the Buyer and its Affiliates; provided, further, that a general advertisement in the public media shall not constitute a violation of the non-recruitment obligations of this Section 5.5. The Seller Entities agree that until the date that is six (6) months after the Closing, the Seller Entities shall not knowingly and shall cause their Affiliates not to knowingly hire any employees of the Buyer and its Affiliates. In addition, the Seller Entities agree that until the second anniversary of the Closing, the Seller Entities shall not knowingly and shall cause their Affiliates not to knowingly hire any of the persons listed on Schedule 5.5 and such other persons as may be identified by Buyer within six (6) months following the Closing; provided, that a maximum of twenty (20) persons may be listed on such Schedule.

5.6             Confidentiality. The Seller Entities confirm that through the Closing they remain bound by the Reciprocal Confidential and Nondisclosure Agreement dated                    , 200     and as amended to date.(17)

5.7             Second Territory Employee Matters(18).

(a)           Employees. The Seller Entities represent that Schedule 5.7 lists all employees who perform services for the Business and who the Buyer and Seller have agreed will be employed by Buyer after the Closing (the “Second Territory Employees”) by name and, to the extent applicable, accurately describes with respect to each Second Territory Employee, his or her: (i) employment status, (ii) job title, (iii) education, (iv) hire date, (v) [    ] and [    ] base salary, (vi) [    ] and [    ] target bonus, (vii) [    ] and [    ] housing allowance, (viii) fiscal year [    ] vacation entitlement (days) and vacation amount, and (ix) a description and the amount of all the other compensation. Schedule 5.7 contains a list of other significant and fringe benefits such as medical and life insurance coverage and equity incentive programs to which any of the Second Territory Employees are entitled. Subject to Section 5.10, Buyer will offer employment to each of the Second Territory Employees. Buyer shall not offer employment to any employee of the Seller Entities not designated on Schedule 5.7.

(b)           Termination of Employment. On or immediately after the date Buyer or one of its Affiliates offers employment to a Second Territory Employee, the applicable Seller

(17)         New CA to be entered into in connection with Second Territory planning/production process.

(18)         Subject to revision based on applicable Laws.

Entity shall notify that Second Territory Employee of its intention to terminate such individual’s employment as of the Closing. Seller Entities agree that for purposes of Section 5.5 of this Agreement, each Second Territory Employee shall be deemed to be an employee of Buyer regardless of whether such individual becomes a Transferred Second Territory Employee.

(c)           Employment of Transferred Second Territory Transferred Employees By Buyer. Each Second Territory Transferee who accepts, in a manner reasonably acceptable to Buyer, an offer of employment from Buyer or its designee prior to the Closing Date (a “Transferred Second Territory Employee”) will become employed by Buyer or its designee as of his/her designated start date with Buyer (each such individual’s “Start Date”), which shall be on the Closing Date. Effective on his or her Start Date, each Transferred Second Territory Employee will be under the exclusive supervision of Buyer or an Affiliate of Buyer and, except as otherwise required by applicable Law, subject to Buyer’s policies and procedures. Prior to such individual’s Start Date, each Transferred Second Territory Employee shall be under the exclusive supervision of Seller Entities and subject to Seller Entities’ policies and procedures. Notwithstanding anything to the contrary herein, to the extent that any Transferred Second Territory Employee remains or otherwise performs services on Seller Entities’ premises on or after the Start Date, such person shall comply with the terms of Seller Entities’ rules and regulations applicable to vendors, customers and other general visitors regarding such premises. Seller Entities shall provide Buyer with a copy of such policies on or prior to the Start Date. For the avoidance of doubt, all such Transferred Second Territory Employees shall be subject to Buyer’s, not Seller Entities’, written employee policies. If any person not designated as a “critical employee” on Schedule 9.1(g) does not accept Buyer’s offer of employment, then the Seller Entities shall use their reasonable best efforts to provide a substitute, mutually agreed upon with Buyer, who will accept Buyer’s offer of employment.

(d)           Reservation of Rights; No Third Party Rights. Subject to applicable Law, nothing contained in the Agreement shall restrict the ability of Buyer or an Affiliate of Buyer to terminate the employment of any Transferred Second Territory Employee for any reason at any time on or after his or her start date except that Buyer shall not terminate any such employee other than for cause for a period of four (4) months from the Closing. Subject to applicable Law, except as set forth in this Agreement, neither Buyer nor any of its Affiliates shall be required to maintain any specific benefit plan or other compensation or employee benefit plan, program, policy or practice following the Closing Date. Nothing in this Agreement is intended to or shall create any rights in any person, including, without limitation any Transferred Second Territory Employee, who is not a party to this Agreement.

(e)           Immigration/Visa Status of Transferred Employees. The parties shall cooperate to ensure that Transferred Second Territory Employees who are not citizens of the country in which they are domiciled have proper visas to commence work with Buyer or an Affiliate of Buyer on the Closing Date or as soon as practicable thereafter.

(f)            Offer of Employment. Not less than five (5) days prior to the Closing Date, Buyer shall offer (or shall cause one of its Affiliates to offer) employment, pursuant to a procedure mutually agreed upon by Buyer and Seller Entities, to each Second Territory Employee who is employed by Seller Entities or their Affiliates on the date such offer is made, contingent upon the Closing and upon each such Second Territory Employee satisfying Buyer’s hiring requirements at the time he or she seeks to commence active employment at Buyer on his or her Start Date. The Seller Entities and Buyer shall jointly cooperate to encourage the Second Territory Employees to accept on or before the Closing Date the written offers of employment made by Buyer. Buyer shall not take any actions or make any communications with or to the Second Territory Employees prior to the Closing Date regarding their future employment with Buyer without the prior written consent of the Seller Entities. The Seller Entities shall permit Buyer, with the Seller Entities’ prior written consent, to have reasonable access to the Second Territory Employees in furtherance of this common goal.

(g)           [Provisions for Second Territory Employees in Other Countries].(19)

5.8             Employee Benefit Matters. Buyer hereby agrees that following the applicable Closing Date it shall, or it shall cause its Affiliate to, provide the Transferred Second Territory Employees with compensation (salary, bonus opportunity and incentive compensation opportunity) that is no less in the aggregate than that provided to such Employees immediately prior to the applicable Closing Date.

(a)           Subject to Section 5.7(d), Buyer shall, or shall cause its Affiliate to, provide the Transferred Second Territory Employees with employee benefits plans, programs and arrangements (including, without limitation, retirement benefits, health and medical benefits) that are substantially comparable to the employee benefits and plans, programs and arrangements provided to similarly situated (taking into account the position, tenure, geographic location and other relevant factors) employees of Buyer and its Subsidiaries.

(b)           From and after the Closing Date Buyer shall, to the extent permissible under each employee benefit plan, policy or arrangement, (i) provide all Transferred Second Territory Employees with service credit for purposes of eligibility, participation, vesting and levels of benefits (but not benefit accrual) under any employee benefit or compensation plan, program or arrangement adopted, maintained or contributed to by Buyer or any of its Affiliates in which Transferred Second Territory Employees are eligible to participate, for all periods of employment with the Seller Entities (or their predecessor entities) prior to the Closing Date (provided such credit does not result in the duplication of benefits for any Transferred Second Territory Employee), (ii) cause or, to the extent any plan is insured, use commercially reasonable efforts to cause its insurance carrier to cause, any pre-existing conditions or limitations, eligibility waiting periods or required physical examinations under any welfare benefit plans of Buyer or any of its Affiliates to be waived with respect to the Transferred Second Territory Employees and their eligible dependents, to the extent waived under the corresponding plan in which the applicable Transferred Second Territory Employee participated immediately prior to the Closing Date and, with respect to life insurance coverage, up to the Transferred Second Territory Employee’s current level of insurability, and (iii) give the Transferred Second Territory Employees and their eligible dependents credit for the plan year in which the Closing Date (or commencement of participation in a plan of Buyer or any of its Affiliates), occurs towards

(19)         Subject to due diligence as to where Second Territory employees that Inverness may hire are located.

applicable deductibles and annual out-of-pocket limits for expenses incurred prior to the Closing Date (or commencement of participation in a plan of Buyer or any of its Affiliates).

5.9             Books and Records. For a period of five (5) years from the date of the Closing:

(a)           The Seller Entities and their Affiliates shall not dispose of or destroy any of the books and records of any of the Seller Entities and their Affiliates relating to the Business for periods prior to the Closing (“Retained Books and Records”) without first offering to turn over possession thereof to the Buyer by written notice to the Buyer at least thirty (30) days prior to the proposed date of such disposition or destruction.

(b)           From and after the Closing, the Seller Entities and their Affiliates shall allow the Buyer and its agents reasonable access to all Retained Books and Records during normal working hours at such Seller Entities’ and their Affiliates’ principal place of business or at any location where any Retained Books and Records are stored, and the Buyer shall have the right, at its own expense, to make copies of any Retained Books and Records; provided, however, that any such access or copying shall be had or done in such a manner so as not to interfere with the normal conduct of the Seller Entities’ and their Affiliates’ business.

5.10           Tax Matters. Each Seller Entity agree, upon request (i) to use their reasonable and diligent efforts to obtain any certificate or other document from any Governmental Authority or any other person or make such filings with any such Governmental Authority, in each case, as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed on the Buyer or such entity (including, but not limited to, with respect to the transactions contemplated by this Agreement), and (ii) to provide Buyer with all information that Buyer and/or such entity may be required to report pursuant to Code Section 6043 and all Treasury Regulations promulgated thereunder. Each Seller Entity agrees to use their reasonable and diligent efforts to cooperate with and assist the Buyer as the Buyer structures its acquisition of the Business; provided, however, that the foregoing shall not require any Seller Entity to take any action that could reasonably be expected to result in adverse consequences to such Seller Entity.

5.11           Inventory; Packaging; Corporate Name. The Seller Entities and their Affiliates hereby acknowledge and agree that after the Closing Date, Buyer may use of those tradenames, service names, trademarks, service marks, trade dress, logos, and corporate names (including the trade name ACON, and including product packaging, product labels and associated documentation and marketing materials) in each case that are proprietary to the Seller Entities and are used by the Seller Entities as of the Closing Date in making, using and distributing Products, solely for purposes of making, using and distributing Products for [twelve (12)] months after the Closing Date in order to use materials or service customer requests.

5.12           Buyer Securities. The Seller Entities shall not and no acquiring person affiliated with the Seller Entities shall acquire any voting securities of Buyer if such acquisition would result in the ownership of voting securities of the Buyer valued at greater than $[56.7](20)

(20)         Amount subject to change for changes in applicable Law.

million by an acquiring person affiliated with the Seller Entities, as determined pursuant to the rules set forth in the HSR Act.

5.13           Intellectual Property Matters.

(a)           As soon as practical after the date hereof and prior to the Closing Date, the Seller Entities shall have caused Oakville, ACON Bio and any Affiliate thereof to make all necessary filings with the appropriate Government Authorities, including without limitation, the PRC Ministry of Commerce, the PRC Ministry of Science and Technology and the State Intellectual Property Office in order to effectuate (1) any assignment or license among any such entities of any and all Assigned ACON Intellectual Property Assets or Retained ACON Intellectual Property Assets or Retained ACON Intellectual Property Assets to be transferred or licensed to the Buyer or its designated party under this Agreement or any Ancillary Agreement, and (2) the assignment or license of any and all Assigned ACON Intellectual Property Assets to the Buyer or its designee pursuant to this Agreement and pursuant to the Ancillary Agreements.  The Seller Entities shall have also caused Oakville, ACON Bio and any Affiliate thereof to copy Buyer or its designated agent on all correspondence between such parties and such Governmental Agency and shall enable Buyer or its designated agent to participate in any discussions between such parties and the Governmental Authority.

(b)           The Seller Entities shall have also caused Oakville, ACON Bio and any Affiliate thereof to diligently prosecute the applicable filings with such Governmental Authority. Prior to the effectiveness of the assignment of the Assigned ACON Intellectual Property Assets under this Agreement, none of the Seller Entities shall (i) make, use, sell, offer to sell or import any products or services that would be covered by the Assigned ACON Intellectual Property Assets (other than as otherwise permitted under this Agreement or the Ancillary Agreements), (ii) license or otherwise authorize any Person to exercise any of the rights set forth in the foregoing clause (i), (iii) sell, assign or transfer the Assigned ACON Intellectual Property Assets to any Person and/or (iv) directly or indirectly commence, authorize or assist in any suit or other proceeding (including asserting any claim or counterclaim against, or participate in or join or otherwise aid), other than as required by Law, in any claim or action against Buyer to the extent based on a claim of infringement of the Assigned ACON Intellectual Property Assets.

(c)           Prior to the effectiveness of the licensing of the Retained ACON Intellectual Property Assets under any Ancillary Agreement, none of the Seller Entities shall (i) make, use, sell, offer to sell or import any products or services that would be covered by such Retained ACON Intellectual Property Assets in a manner which would infringe Buyer’s rights under the applicable Ancillary Agreement upon the effectiveness of such licensing, (ii) license or otherwise authorize any Person to exercise any of the rights set forth in the foregoing clause (i) in a manner which would infringe Buyer’s rights under the applicable Ancillary Agreement upon the effectiveness of such licensing, (iii) sell, assign or transfer to any Person any such Retained ACON Intellectual Property Assets in any manner that does not subject such Retained ACON Intellectual Property Assets to the applicable Ancillary Agreement and/or (iv) directly or indirectly commence, authorize or assist in any suit or other proceeding (including asserting any claim or counterclaim against, or participate in or join or otherwise aid), other than as required by Law, in any claim or action against Buyer to the extent based on a claim of infringement of the Retained ACON Intellectual Property Assets.

SECTION 6.           COVENANTS OF THE PARENT.

6.1             Performance and Compliance. The Parent shall cause the Seller Entities and the Subsidiaries, and each Affiliate of the foregoing to perform, and comply with, in all respects all of their obligations and covenants required to be performed or complied with hereunder by any such Seller Entity, Subsidiary or Affiliate. In the event any assets, property or interest reasonably necessary for the operation of the Business is not owned or held for use by a Seller Entity and assigned, transferred or licensed to Buyer or its designee pursuant to the terms of this Agreement or any Ancillary Agreement, but is owned or held for use by the Parent or any Affiliate thereof, then the Parent shall, and shall cause its Affiliates to, promptly transfer to Buyer such assets, property or interest without further consideration. In the event any assets, property or interest reasonably necessary for the production of Products at the Existing Facility is not owned or held for use by ABON as of the Closing, but is owned or held for use by the Parent or any Affiliate thereof, then the Parent shall, and shall cause its Affiliates to, promptly transfer to ABON such assets, property or interest without further consideration, provided that if under PRC law consideration is required to be paid for such assets, property or interest, then the Purchase Price shall be reduced by the amount of such consideration and any stamp duty, VAT or other taxes required to be paid in connection with such transfer.

SECTION 7.           REPRESENTATIONS AND WARRANTIES OF BUYER.

Buyer hereby represents and warrants to the Seller Entities as follows:

7.1             Organization. Buyer is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware with full corporate power and authority to own or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is conducted by it The copies of the certificate of incorporation and by-laws of Buyer, each as amended to date, are complete and correct, and no amendments thereto are pending.

7.2             Authority. Buyer has full right, power and authority to enter into the Transaction Documents. The execution, delivery and performance by Buyer have been duly authorized by all necessary action of Buyer, and no other action on the part of Buyer is required in connection therewith. The Transaction Documents constitute, or will when executed and delivered by Buyer constitute, valid and binding obligations of Buyer, enforceable in accordance with their respective terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other Laws affecting the rights of creditors generally and subject to the rules of law governing (and all limitations on) specific performance, injunctive relief and other equitable remedies. Except as set forth on Schedule 7.2, no notice to, filing with, authorization of, exemption by, or consent of, any Person is required for Buyer to consummate the transactions contemplated hereby. Except as set forth on Schedule 7.2, the execution, delivery and performance by Buyer of the Transaction Documents:

(a)           do not and will not violate contravene or conflict with any Laws, order, writ, judgment, injunction, decree, determination or arbitration award binding upon or applicable to Buyer or require Buyer to obtain any approval, consent or waiver of, or to make any filing with, any person or entity (governmental or otherwise) that has not been obtained or made; and

(b)           do not and will not result in a breach of, constitute a default under, cancel or accelerate any right or obligation under, require a consent under, cause a termination under, or give rise to a right of termination of any indenture or loan or credit agreement or any other material agreement, contract, instrument, mortgage, Lien, lease, permit or authorization, whether written or oral, to which Buyer is a party or by which the property of Buyer is bound or affected, or result in the creation or imposition of any mortgage, pledge, lien, security interest or other charge or encumbrance on any of the assets of Buyer.

7.3             Litigation. There is no litigation, claim or governmental or administrative proceeding or investigation pending or, to the knowledge of Buyer, threatened against Buyer or any Affiliate of Buyer which would, individually or in the aggregate, to have a Buyer Material Adverse Effect or prevent or hinder the consummation of the transactions contemplated by this Agreement or any Ancillary Agreement. For purposes of this Agreement,  “Buyer Material Adverse Effect” shall mean a material adverse effect on the assets, liabilities, business, properties, condition (financial or otherwise), results of operations or prospects of the Buyer’s operations provided, however, that in no event shall any of the following constitute a Buyer Material Adverse Effect for any purpose pursuant to the Agreement: (i) with respect to the Buyer, any change resulting from conditions affecting the industries in which the Buyer operates; (ii) any change resulting from terrorist attacks, acts of war or acts of God; (iii) any change resulting from the announcement and pendency of any of the transactions contemplated by this Agreement; and (iv) any change resulting from compliance by the Seller Entities or Buyer, as the case may be, with the terms of, or the taking of any action expressly contemplated or permitted by this Agreement, or prevent or hinder the consummation of the transactions contemplated by this Agreement or any Ancillary Agreement.

7.4             Finder’s Fees. Buyer has not incurred or become liable for any broker’s commission or finder’s fee relating to or in connection with this Agreement or the transactions contemplated hereby.

7.5             Capitalization; Buyer Common Stock.

(a)           The authorized capital stock of Buyer consists solely of 50,000,000 shares of Buyer Common Stock and              shares of preferred stock.   Buyer has sufficiently authorized Common Stock available for issuance to permit Buyer to consummate the transactions contemplated by the Agreement.

(b)           The Common Stock (i) will be, when delivered, duly authorized, validly issued, fully paid and nonassessable, (ii) will not, when delivered, be subject to preemptive rights created by statute, Buyer’s constitutive documents or any agreement to which Buyer is a party or by which Buyer is bound, and (iii) will, when delivered, be free of Liens (except for any Liens created as a result of the Investor Rights Agreement).  Assuming the truth and accuracy of the representations and warranties made by the Seller Entities in Section 3.23, the issuance to the Seller Entities of the shares will not require registration under the Securities Act.

7.6             Securities Matters; Financial Statements.

(a)           As of their respective filing dates, (i) the Annual Report on Form 10-K for the year ended                      , 200   [immediately preceding year end] and all Form 10-Q and Form 8-K filings made by it subsequent to that date and on or prior to the Closing Date, as each may have been or may be amended, other than on Form 8-K filings furnished and not filed (the “Buyer SEC Documents”) complied in all material respects with the requirements of the Exchange Act, and (ii) none of the Buyer SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading except to the extent that information contained in any Buyer SEC Document has been revised or superseded by a subsequently filed Buyer SEC Document filed prior to the date hereof.  Except to the extent that information contained in any such report, schedule, form, statement or other document has been revised or superseded by a subsequently filed report, schedule, form, statement or other document filed prior to the date hereof, all required reports, schedules, forms, statements and other documents that Buyer was required to file with the SEC under the Exchange Act after the beginning of the prior fiscal year and prior to the date hereof complied, as of their respective filing dates, in all material respects, with the requirements of the Exchange Act, and none of such reports, schedules, forms, statements or other documents contained, as of their respective filing dates, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. Except for the execution and delivery of the Transaction Documents and the consummation of the transactions to take place pursuant hereto and or prior to the Closing Date, since the date of the most recent Buyer SEC Documents, there has not been any event or development relating to Buyer which, individually or in the aggregate could reasonably be expected to have a Buyer Material Adverse Effect, whether or not in the Ordinary Course of Business.

(b)           The financial statements of Buyer, including the notes thereto, included in the Buyer SEC Documents, as amended (the “Buyer Financial Statements”), complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto as of their respective dates and fairly present the financial condition and the results of operations, changes in stockholders’ equity and cash flow of Buyer and its subsidiaries on a consolidated basis as at the respective dates of and for the periods referred to in the Buyer Financial Statements, all in accordance with GAAP consistently applied, except as otherwise noted therein and as otherwise permitted for financial statements filed as part of a Quarterly Report on Form 10-Q and subject, in the case of unaudited statements, to normal year-end adjustments that would not be material in amount of effect.

(c)           Each of the principal executive officer of the Buyer and the principal financial officer of the Buyer (or each former principal executive officer of the Buyer and each former principal financial officer of the Buyer, as applicable) has made all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act or Sections 302 and 906 of the Sarbanes

Oxley Act of 2002 (“SOX”) and the rules and regulations of the SEC promulgated thereunder with respect to the Buyer SEC Documents, and to the knowledge of the Buyer, the statements contained in such certifications are true and correct. For purposes of this Section 7.6(c), “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in SOX. Neither the Buyer nor any of its Subsidiaries has, since the effective date of Section 402 of SOX, arranged any outstanding, “extensions of credit” to directors or executive officers within the meaning of Section 402 of SOX.

(d)           The Buyer maintains a system of internal accounting controls sufficient to provide reasonable assurance that:  (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(e)           The Buyer has in place the “disclosure controls and procedures” (as defined in Rules 13a-15(c) and 15d-(e) of the Exchange Act) required in order for the principal executive officer of the Buyer and the principal financial officer of the Buyer to engage in the review and evaluation process mandated by the Exchange Act and the rules promulgated thereunder. The Buyer’s “disclosure controls and procedures” are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by the Buyer in the reports that it files or submits under the Exchange Act is recorded, processes, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to the Buyer’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the principal executive officer of the Buyer and the principal financial officer of the Buyer required under the Exchange Act with respect to such reports. Buyer acknowledges that it has the responsibility to establish and maintain sufficient internal accounting controls and disclosure controls and procedures as described in Sections 7.6(d) and (e) with respect to the Business transferred hereunder.

(f)            Other than as described in the Buyer SEC Documents, since the beginning of the prior fiscal year, the Buyer has not received from its independent auditors any oral or written notification of a (x) ”reportable condition” or (y) ”material weakness” in the Buyer’s internal controls. For purposes of this Agreement, the terms “reportable condition” and “material weakness” shall have the meanings assigned to them in the Statements of Auditing Standards 60, as in effect on the date of such notification.

SECTION 8.           COVENANTS OF BUYER.

Buyer hereby covenants and agrees with the Seller Entities as follows:

8.1             Cooperation by Buyer. From the date hereof and prior to the Closing, Buyer will, and will cause its Affiliates to, use its commercially reasonable efforts, and will cooperate with the Seller Entities in all material respects, to secure all necessary consents, approvals, authorizations, exemptions and waivers from third parties as shall be required in order to effectuate the transactions contemplated hereby, and will otherwise use its commercially reasonable efforts to cause the consummation of such transactions in accordance with the terms and conditions hereof, including without limitation, to effect and pursue Governmental Filings and Consents, including without limitation those set forth on Schedule 7.2.

8.2             Books and Records. For a period of seven (7) years from the date of the Closing:

(a)           Buyer shall not dispose of or destroy any of the books and records that were transferred to Buyer pursuant to the terms hereof that relate to the Business for periods prior to the Closing (“Transferred Books and Records”) without first offering to turn over possession thereof to the Seller Entities by written notice to the Seller Entities at least thirty (30) days prior to the proposed date of such disposition or destruction.

(b)           From and after the Closing, Buyer shall allow the Seller Entities and their agents reasonable access to all Transferred Books and Records during normal working hours at Buyer’s principal place of business or at any location where any Transferred Books and Records are stored, and the Seller Entities shall have the right, at their own expense, to make copies of any Transferred Books and Records; provided, however, that any such access or copying shall be had or done in such a manner so as not to interfere with the normal conduct of Buyer’s business.

8.3             Further Assurances. At any time or from time to time after the date of the Closing, Buyer shall, at the request of the Seller Entities or their counsel, execute and deliver any further instruments or documents and take all such further action as the Seller Entities or their counsel may reasonably request in order to evidence or otherwise facilitate the consummation of the transactions contemplated hereby.

8.4             Confidentiality. Except as provided in Sections 5.4 and 13.5, and to the extent necessary to comply with applicable Law and the rules and regulations of, any listing agreement with, any stock exchange, Buyer confirms that through the Closing it remains bound by the Reciprocal Confidential and Nondisclosure Agreement dated                       , 200    and as amended to date.

8.5             Non-Solicitation. Buyer agrees that from and after the date hereof until the third anniversary of the Closing, Buyer shall not knowingly and shall cause its Affiliates not to recruit any employees of the Seller Entities and their Affiliates (other than Second Territory Employees); provided, that a general advertisement in the public media shall not constitute a violation of the non-recruitment obligations of this Section 8.5.

8.6             Financing. To the extent necessary to pay all or any portion of the Purchase Price, Buyer shall use commercially reasonable efforts to close a Financing on terms reasonably acceptable to Buyer five (5) business days prior to each time a payment is required to be made pursuant to Section 2 herein, provided that any such Financing shall not contain terms and conditions which are adverse to or otherwise prejudice the rights of the Seller Entities or otherwise limit Buyer’s ability to fulfill its obligations under this Agreement. Buyer shall use commercially reasonable efforts to satisfy, on or prior to each payment date, all requirements that are conditions to its consummation of such Financing and to the drawing down of the cash proceeds under the Financing required to fund the cash payment to the Seller Entities on such payment date. “Financing” means a debt and/or equity financing and/or financings as may be necessary to pay all amounts as may be required in connection with the payment of the amounts that may become due and payable to the Seller Entities under Section 2. Without limiting the generality of the foregoing, Buyer shall (i) notify the Seller Entities and deliver any executed amendments to any financing commitment letter, (ii) provide to the Seller Entities copies of any financing commitment letters at least five (5) days prior to the close of the Financing contemplated by such commitment letter and any definitive agreements entered into by Buyer or any of its Affiliates in connection with any such Financing and all executed amendments or modifications regarding any such letters or agreements, (iii) notify the Seller Entities of any assertion by any lender under any financing commitment letter or any other commitment letter or definitive agreements entered into in relation to a Financing that any condition contained in the financing commitment letter or definitive agreements entered into in relation to a Financing has not been satisfied or waived or cannot be a satisfied or waived at the time such condition is required to be satisfied and discuss with the Seller Entities at the Seller Entities’ reasonable request the status of any Financing.

8.7             Financial Matters. Subject to timely delivery of the Historical Financial Information in accordance with Section 5.4(a) and compliance with Section 5.4(b), Buyer shall prepare and timely file the Form 8-K filings (including amendments thereto) required to be filed with the SEC as a result of the transactions contemplated hereby. Without limiting the obligations of the parties contained in this Agreement, in the event of a delay or failure to file the Form 8-K’s referred to in this Section 8.7, the parties hereto agree to use commercially reasonable efforts to address in a commercially reasonable manner the impact of such failure on the Buyer and its stakeholders.

8.8             Receivables Matters. Buyer shall use reasonable commercial efforts to collect all of the Receivables following the Closing. Buyer shall keep the Seller Entities reasonably informed of the status of the collection of any such Receivables. At the time of making of any claim pursuant to Section 12 below with respect to nonpayment of any Receivables, Buyer shall take all action and execute all documents necessary to assign any non-collected Receivables on the date of such claim to the Seller Entities, free and clear of any encumbrances and together with all related documentation, in which case the Seller Entities will have all rights to pursue all lawful collection activities and remedies with respect to such assigned Receivables.

SECTION 9.           CONDITIONS TO CLOSING.

9.1             Conditions to Buyer’s Obligations. The obligations of Buyer to effect the transactions contemplated by the Closing shall be subject to the satisfaction (or waiver) on or prior to the Closing Date of all of the following conditions:

(a)           Representations; Warranties; Covenants. Each of the representations and warranties of the Seller Entities contained in Section 4 shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms as to materiality, which representations and warranties to the extent so qualified shall be true in all respects) as though made on and as of the First Closing; and the Seller Entities shall, on or before the First Closing, have performed in all material respects all of their obligations hereunder which by the terms hereof are to be performed on or before the First Closing.

(b)           No Material Change. There shall have been no Material Adverse Effect with respect to the Business since the date hereof, whether or not in the Ordinary Course of Business.

(c)           No Litigation. There shall have been no determination by Buyer, acting in good faith, that the consummation of the transactions contemplated by this Agreement in connection with the Closing has become materially impracticable by reason of the institution or threat by any person or any Governmental Authority of litigation, proceedings or other action against Buyer or the Seller Entities or any of their Affiliates.

(d)           Consents. Subject to the provisions of Section 1.7, the Buyer and each of the Seller Entities (i) shall have made all filings with and notifications of Governmental Authorities, regulatory agencies and other entities required to be made by the Seller Entities in connection with the execution and delivery of this Agreement, the performance of the transactions contemplated hereby in connection with the Closing and the continued operation of the Business by Buyer subsequent to the Closing; and (ii) shall have received all authorizations, waivers, consents and permits, including all of those set forth on Schedule 6.2 and all Required Consents [Buyer to provide schedule at execution](21), in form and substance reasonably satisfactory to Buyer, from all third parties, including, without limitation, applicable Governmental Authorities, regulatory agencies, lessors, lenders and contract parties, required to permit the continuation of the Business and the consummation of the transactions contemplated by this Agreement in connection with the Closing, including the transfer to Buyer of the Business and Transferred Assets and to avoid a breach, default, termination, acceleration or modification of any Material Contract. Without limiting the generality of the foregoing, the Seller Entities shall have delivered to Buyer copies of all consents and notices required under any Transferred Contract or Approvals.

(e)           Certificate from Officers and Management Team. Each Seller Entity shall have delivered to Buyer a certificate of an authorized officer (which may be a member of the Management Team) and of both members of the Management Team, dated as of the Closing to the effect that the statements set forth in paragraphs (a), (b), (c) and (d) above in this Section 9.1 are true and correct.

(f)            Employment Matters. Of the Second Territory Employees identified on Schedule 9.1(f), all of those employees identified as a “critical employee” on Schedule 9.1(f) and the requisite percentage(as set forth on Schedule 9.1(f)) of all other Second Territory Employees

(21)         See earlier comments in footnote 10.

identified on Schedule 9.1(f) shall have accepted Buyers’ offer of employment as set forth on such.(22)

(g)           Transferred Assets. The Seller Entities shall have delivered to Buyer the Transferred Assets, including all Material Contracts, Licenses and Leases pursuant to a Bill of Sale, Assignment and Assumption Agreement in the form attached hereto as Exhibit B (the “Assignment and Assumption Agreement”).

(h)           Opinion of Counsel. Buyer shall have received from [counsel to each Seller Entity appropriate to opine on customary legal matters], counsel to the Seller Entities, opinions as of the Closing Date, in the forms attached hereto as Exhibits C-1 and C-2, respectively.

(i)            Investor Rights Agreement. Each Seller Entity and member of the Management Team who is receiving Common Stock as partial payment of the Purchase Price shall have each (to the extent each such person or entity is not already a party to such Agreement) executed and delivered to the Buyer an Instrument of Accession to the Investor Rights Agreement in the form attached hereto as Exhibit D (the “Investor Rights Agreement”) and such Investor Rights Agreement shall be in full force and effect.

(j)            Financial Information. The Audit Accountants shall not have informed the Buyer that the Audit Accountants have reasonably determined that the Historical Financial Information can not be audited, prepared and delivered to Buyer in accordance with the terms and conditions of this Agreement.(23)

(k)           Supply Agreements. The Seller Entities shall have caused ACON Bio to have executed and delivered to Buyer a Transitional Supply Agreement in the form attached hereto as Exhibit E-1 (the “Supply Agreement”) and such Supply Agreement shall be in full force and effect. The Seller Entities shall have caused Genclonn to have executed and delivered to Buyer a Transitional Reagent Supply Agreement in the form attached hereto as Exhibit E-2 (the “Reagent Supply Agreement”) and such Reagent Supply Agreement shall be in full force and effect.

(l)            Intellectual Property. The Seller Entities shall have caused Oakville and ACON Bio and any Affiliate thereof to have executed and delivered to Buyer intellectual property assignments in the forms attached hereto as Exhibit G (the “Patent Assignment”), Exhibit H (the “Trademark Assignment”) and Exhibit I-1 and I-2 (the “Notices of Patent License Assignment”), respectively, with respect to Assigned ACON Intellectual Property Assets and such Patent Assignment, Trademark Assignment and Notices of Patent License Assignment shall each be in full force and effect together with any other documents requested by Buyer prior to the Closing Date or required to enable the Buyer to register and effect such assignments under applicable Laws. The Seller Entities shall have caused Oakville, ACON Bio and any Affiliate

(22)         Subject to due diligence.

(23)         The parties shall cooperate to request that the SEC concur in the number of years to be presented and the content of the Required Information prior to the execution of this Agreement in definitive form.

thereof to have delivered to the satisfaction of Buyer all necessary approvals from all Governmental Authorities, including without limitation, the PRC Ministry of Commerce and the PRC Ministry of Science and Technology (i) in connection with any assignment or licenses of Intellectual Property Assets among the Seller Entities and (ii) in connection with any assignment or licenses of Intellectual Property Assets to any Buyer designated entity pursuant to the transactions contemplated by this Agreement and the Ancillary Agreements.

(m)          License. The Seller Entities shall have caused Oakville and ACON Bio to have executed and delivered to Buyer an amendment to the ACON License (as such term is defined in the FTNF Acquisition Agreement) in the form attached hereto as Exhibit J (the “Amended ACON License”) with respect to Retained ACON Intellectual Property Assets and such Amended ACON License shall be in full force and effect.

(n)           Transition Services Agreement. The Seller Entities shall have, and shall have caused those Seller Entities pursuant thereto and Genclonn to have executed and delivered to Buyer a Transition Services Agreement in the form attached hereto as Exhibit L (the “Transition Services Agreement”) and such Transition Services Agreement shall be in full force and effect.

(o)           Miscellaneous Deliveries. All actions to be taken by the Seller Entities in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Buyer.

(p)           Production Capacity. The transition of production capacity from the Existing Facility to the New Facility for the Products shall be Substantially Complete as such term is defined on Schedule 9.1(p).

(q)           Other Deliveries. The Seller Entities shall have executed (where applicable) and delivered to the Buyer (or shall have caused to be executed and delivered to the Buyer by the appropriate person) the following:

(i)            certified copies of votes of the board of directors and the equityholders authorizing each Seller Entity’s execution of this Agreement and each of the agreements, documents and instruments contemplated hereby to which it is a party;

(ii)           a copy of each Seller Entity’s Seller Organizational Documents, including in the case of each Seller Entity not formed in California, its charter, memorandum and/or articles of association certified by the appropriate Governmental Authority (if applicable), and, specifically in the case of ACON Labs and Azure, by the Secretary of State of California, in the case of Oakville by the Companies Registry in Hong Kong and in the case of ACON Bio, by the local Administration of Industry and Commerce;

(iii)          certificates issued, in the case of ACON Labs and Azure, by the Secretary of State of California, in the case of LBI, by the Registrar of Corporate Affairs in the British Virgin Islands, and, in the case of each other Seller Entity (except for

ACON Bio), by a similar office in the state or province in which each of the Seller Entities does business certifying that each such Seller Entity is in good standing in such jurisdiction or in the case of Oakville, has continuing registration in Hong Kong, as of the most recent practicable date;

(iv)          a copy of ACON Bio’s business license showing the chop of the local Administration of Industry and Commerce confirming that ACON Bio has passed its most recent annual inspection;

(v)           true and correct copies of each of the agreements, documents and instruments contemplated hereby and all agreements, documents, instruments and certificates delivered or to be delivered in connection therewith; and

(vi)          certificate of the Secretary or, in the case of ACON Bio, Legal Representative, of each Seller Entity, certifying that the resolutions of each such Seller Entity and Seller Entity’s Seller Organizational Documents in paragraphs (i) and (ii) above are in full force and effect and have not been amended or modified, and that the officers of such Seller Entity are those persons named in the certificate.

9.2             Conditions to the Seller Entities’ Obligations. The obligation of the Seller Entities to effect the transactions contemplated by this Agreement in connection with the Closing shall be subject to the satisfaction (or waiver) on or prior to the Closing Date of all of the following conditions:

(a)           Representations; Warranties; Covenants. Each of the representations and warranties of Buyer contained in Section 7 shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms as to materiality, which representations and warranties as so qualified shall be true in all respects) as though made on and as of the First Closing; Buyer shall, on or before the First Closing, have performed in all material respects all of its obligations hereunder which by the terms hereof are to be performed or before the First Closing; and Buyer shall have delivered to the Seller Entities a certificate of Buyer dated on the First Closing to such effect.

(b)           No Litigation. There shall have been no determination by the Seller Entities, acting in good faith, that the consummation of the transactions contemplated by this Agreement in connection with the Closing has become materially impracticable by reason of the institution or threat by any person or any Governmental Authority of material litigation, proceedings or other action against Buyer or the Seller Entities or any of their Affiliates.

(c)           No Material Change. There shall have been no Buyer Material Adverse Effect with respect to the Buyer since the date hereof, whether or not in the Ordinary Course of Business.

(d)           Consents. The Buyer shall have (i) received all authorizations, waivers, consents and permits, in form and substance reasonably satisfactory to the Seller Entities, from all third parties, including, without limitation, applicable Governmental Authorities, lessors, lenders and contract parties, required to permit the consummation of the transactions contemplated by this Agreement in connection with the Closing, including the transfer to Buyer of the Business and Transferred Assets, and (ii) completed any amendment, supplement or other modification to any credit agreements which otherwise prohibit the consummation of the terms of this Agreement, and such amendments, supplements or other modifications must be in form and substance reasonably satisfactory to Seller Entities.

(e)           Supply Agreements. The Buyer shall have executed and delivered to ACON Bio the Supply Agreement and such Supply Agreement shall be in full force and effect. The Buyer shall have executed and delivered to Genclonn the Reagent Supply Agreement and such Reagent Supply Agreement shall be in full force and effect.

(f)            License. Buyer shall have executed and delivered to Oakville and ACON Bio the Amended ACON License and such Amended ACON License shall be in full force and effect.

(g)           Transition Services Agreement. Buyer shall have executed and delivered to ACON Bio the Transition Services Agreement and such Transition Services Agreement shall be in full force and effect.

(h)           Purchase Price. Buyer shall have delivered, contemporaneously with the Closing, all portions of the Purchase Price as set forth in Section 2.1.

(i)            Amendment to Credit Agreement. The Seller Entities shall have approved, in their reasonable discretion, the amendment to or consent under Buyer’s (or its Affiliates’) senior credit facility, which amendment or consent permits the consummation of the transactions contemplated by this Agreement, including without limitation the making of all payments hereunder.

(j)            Opinion of Counsel. The Seller Entities shall have received from Goodwin Procter LLP, counsel to the Buyer, an opinion as of the Closing Date, in substantially the form attached hereto as Exhibit M.

(k)           Historical Financial Information. The Seller Entities and the Audit Accountants shall not have reasonably determined that the Historical Financial Information can not be audited, prepared and delivered to Buyer in accordance with the terms and conditions of this Agreement other than an inability to audit such financial statements arising by reason of the Seller Entities’ failure to cooperate with the Audit Accountants and Buyer as provided in Sections 5.4.

(l)            Equipment Maintenance. The Existing Facility shall include all equipment, necessary for the development, manufacture, testing, maintenance, storage and shipping of products in the same manner as currently used in the Existing Facility and all such equipment shall be of quality equal to or greater than the highest quality equipment used in the Existing Facility.

(m)          Other Deliveries. The Buyer shall have executed and delivered to the Seller Entities the following:

(i)            copies of votes of the board of directors of the Buyer authorizing the execution of this Agreement and each of the other agreements, documents or instruments contemplated hereby to which Buyer is a party;

(ii)           a copy of the certificate of incorporation and by-laws of the Buyer which, in the case of the certificate of incorporation, is certified as of a recent date by the Secretary of State of the State of Delaware;

(iii)          certificates issued by the Secretary of State of the State of Delaware certifying that the Buyer is validly existing and in good standing in the State of Delaware as of the most recent practicable date;

(iv)          true and correct copies of each of the agreements, documents and instruments contemplated hereby to which the Buyer is a party, and all agreements, documents, instruments and certificates delivered or to be delivered in connection therewith by the Buyer; and

(v)           a certificate of the Secretary of the Buyer certifying that the resolutions, certificate of incorporation and by-laws in paragraphs (i) and (ii) above are in full force and effect and have not been amended or modified, and that the officers of the Buyer are those persons named in the certificate.

SECTION 10.         TERMINATION PRIOR TO CLOSING

10.1           Termination. This Agreement may be terminated at any time prior to the Closing:

(a)           by the mutual written consent of Buyer and the Seller Entities;

(b)           by either the Seller Entities or Buyer by written notice, without liability to the terminating party on account of such termination (provided the terminating party is not otherwise in default or in breach of this Agreement), if the Closing shall not have occurred on or before March 31, 2009;

(c)           by either the Seller Entities or Buyer by written notice, without liability to the terminating party on account of such termination (provided the terminating party is not otherwise in default or in breach of this Agreement), if there shall have been a material breach by the other party of any of its representations, warranties, covenants or agreements contained herein which has not been cured within thirty (30) days after notice thereof by the other party;

(d)           by Buyer, pursuant to written notice by Buyer to the Seller Entities, if any of the conditions set forth in Section 9.1 of this Agreement have not been satisfied at or prior to the Closing, or if it has become reasonably and objectively certain that any of such conditions, other than a condition within the control of the Seller Entities, will not be satisfied at or prior to the Closing, such written notice to set forth such conditions which have not been or will not be so satisfied; provided, that Buyer shall have previously provided (at least thirty (30) days prior to delivery of such termination notice) the Seller Entities with written notice of Buyer’s intention to terminate this Agreement;

(e)           by the Seller Entities, pursuant to written notice by the Seller Entities to Buyer, if any of the conditions set forth in Section 9.2 of this Agreement have not been satisfied at or prior to the Closing, or if it has become reasonably and objectively certain that any of such conditions, other than a condition within the control of Buyer, will not be satisfied at or prior to the Closing a, such written notice to set forth such conditions which have not been or will not be so satisfied; provided, that the Seller Entities shall have previously provided (at least thirty (30) days prior to delivery of such termination notice) the Buyer with written notice of the Seller Entities’ intention to terminate this Agreement; or

(f)            By Buyer, pursuant to written notice by Buyer to Seller Entities, if Buyer elects to pay Termination Fee pursuant to Section 10.2(b).

10.2       Effect of Termination.

(a)           In the event of the termination of this Agreement as provided in Sections 10.1(a)-(e), written notice thereof shall forthwith be given to the other party or parties specifying the provision hereof pursuant to which such termination is made.

(b)           If this Agreement is terminated by Buyer as provided in Section 10.1(f) above, then subject to Section 11.1, Inverness shall pay to the Seller Entities 15% of the Purchase Price (the “Termination Fee”) in cash as liquidated damages. The Termination Fee which shall represent liquidated damages and shall be the sole remedy of the Seller Entities in law or in equity with respect to Buyer’s performance or failure to perform under this Agreement in the event Buyer terminates this Agreement pursuant to Section 10.1(f), shall be paid by wire transfer of immediately available funds to an account designated by the Seller Entities within three (3) business days of the later to occur of (i) the calculation of such amount, or (ii) such termination.

(c)           If (i) this Agreement is terminated by the Seller Entities for any reason other than as set forth in Sections 10.1(a)-(e) above or (ii) the Seller Entities elect not to sell the Business to Buyer for any reason other than the failure of Inverness to comply with its covenants in this Agreement (except to the extent such non-compliance does not (x) restrict Buyer’s ability to pay the Purchase Price or (y) impact the fulfillment of the condition’s to the Seller Entities obligation to close on the sale of the Business, then the parties agree to arbitration pursuant Section 12.13. If the arbitrator determines that the Seller Entities and/or Parent have breached their respective obligations under this Agreement, then Buyer shall purchase the Business at a price equal to eighty-five percent (85%) of the Purchase Price notwithstanding anything herein to the contrary.

10.3           Effect on Obligations. All obligations of the parties hereunder shall cease upon any termination pursuant to Section 10.1, provided, however, that (a) the provisions of this Section 10 (Termination), Section 5.6 (Confidentiality), Section 8.4 (Confidentiality), and Section 12 (Miscellaneous) hereof shall survive any termination of this Agreement; (b) nothing herein shall relieve any party from any liability for (i) any willful, material breach of a representation or warranty contained herein (except for any representations and warranties that are qualified by their terms as to materiality, which such representations and warranties so qualified shall be true in all respects), (ii) any intentional failure to perform and satisfy in all material respects all of the agreements and covenants to be performed hereunder and under the agreements, documents and instruments contemplated hereby at or prior to either the Closing and (iii) any intentional failure to perform and satisfy the conditions contained in this Agreement and the other agreements, documents and instruments contemplated hereby; and (c) any party may proceed as further set forth in Section 10.3 below.

10.4           Right to Proceed.Anything in this Agreement to the contrary notwithstanding, if any of the conditions specified in Section 9.1 hereof have not been satisfied, Buyer shall have the right to proceed with the transactions contemplated hereby without waiving any of its rights hereunder, and if any of the conditions specified in Section 9.2 hereof have not been satisfied, the Seller Entities shall have the right to proceed with the transactions contemplated hereby without waiving any of its rights hereunder.

SECTION 11.         CHANGE IN CONTROL.

11.1         Change of Control. If prior to January 1, 2009, [Inverness Medical Innovations, Inc.] undergoes a merger or consolidation in which the shares of capital stock of [Inverness Medical Innovations, Inc.]outstanding immediately prior to the date hereof no longer represent at least a majority, by voting power, of the capital stock of the surviving or resulting corporation (a “Change of Control”) then in the event a Termination Fee is due and payable under Section 10.2(b) of this Agreement the amounts payable by such surviving or resulting corporation shall equal two (2) times the Termination Fee that would otherwise have been payable.

11.2         Payment Subsequent to Change of Control. If, after a Change of Control, either [Inverness Medical Innovations, Inc.] or its successor elects to consummate the transactions contemplated thereunder, the Purchase Price payable thereunder shall be paid in cash.

SECTION 12.         INDEMNIFICATION.

12.1           Indemnification by the Seller Entities. Each Seller Entity and its successors and permitted assigns will subsequent to the Closing jointly and severally indemnify and hold harmless Buyer, its subsidiaries and their respective officers, directors, employees, agents, consultants, representatives, successors, transferors and assignees (individually, a “Buyer Indemnified Party” and collectively, the “Buyer Indemnified Parties”) from and against and in respect of all losses, liabilities, obligations, damages, deficiencies, actions, suits, proceedings, demands, assessments, orders, judgments, fines, Taxes, penalties, costs and expenses (including the reasonable fees, disbursements and expenses of attorneys, accountants and consultants) of any kind or nature whatsoever (whether or not arising out of third-party claims and including all amounts paid in investigation, defense or settlement of the foregoing) sustained, suffered or incurred by or made against (collectively “Losses” and individually a “Loss”) any Buyer Indemnified Party arising out of, based upon or in connection with the following provided, however, that Losses arising out of any breach of the Seller Entities’ representations, warranties and covenants shall not include losses in the nature of incidental or consequential damages, lost profits (except to the extent that such profits are profits of the Business as it existed as of the Closing and such profits were lost as a direct result of such breach), diminution in value, damage to reputation or goodwill or other items of a speculative nature (the “Consequential Damages”):

(a)           fraud or an intentional misrepresentation by any Seller Entity of any of their representations or warranties in this Agreement, any Ancillary Agreement or in any Schedule, Exhibit, certificate, financial statement, agreement or other instrument delivered under or in connection with this Agreement;

(b)           any breach of any representation or warranty made by any Seller Entity in this Agreement or in a certificate delivered under Section 9.1(e);

(c)           any breach of any covenant or agreement made by any Seller Entity in this Agreement;

(d)           any of the Excluded Liabilities;

(e)           the ownership or operation of the Business prior to the Closing;

(f)            other than as set forth in Section 1.2(b), any claims or obligations (including without limitation, claims for personal injury, death or property damage) relating to, directly resulting from or in connection with the Products that are sold by a Seller Entity or an Affiliate thereof prior to the Closing; and

(g)           notwithstanding whether there is a breach of any of the representations and warranties set forth in Section 3 hereof (including without limitation, Section 3.9), except as provided by Section 1.8 hereof, any liability for (i) Taxes (or the nonpayment thereof) of the Seller Entities; and (ii) all Taxes of any person (other than the Seller Entities) imposed on any Buyer Indemnified Party as a transferor or successor, by contract, pursuant to any Law or otherwise which relate to an event or transaction occurring before the Closing.

Losses described in or arising under clauses (a) through (g) of this Section 12.1 are collectively referred to as “Buyer Indemnifiable Losses.”  Claims under clauses (a) through (g) of this Section 12.1 are collectively referred to as “Buyer Indemnifiable Claims”.

12.2           Limitations on Indemnification.

(a)           Maximum Indemnification. Subject to the exceptions set forth in subsection (d)(ii) of this Section 12.2, the obligation of the Seller Entities to indemnify Buyer Indemnified Parties in respect of any Buyer Indemnifiable Losses described in or arising under Section 12.1(b) and (c) (“Representation, Warranty and Covenant Losses”) shall be limited, in the aggregate, to an amount equal to fifteen percent (15%) of the Purchase Price (the “Representation, Warranty and Covenant Cap”).

(b)           Basket. Subject to the exceptions set forth in subsection (d)(ii) of this Section 12.2, no indemnification shall be payable with respect to Representation, Warranty and

Covenant Losses except to the extent the cumulative amount of all Representation, Warranty and Covenant Losses under Section 12.1(b) exceeds [amount to be proportionate to amount of basket in FTNF Acquisition Agreement] ($[             ]) in the aggregate (the “Basket”), whereupon the total amount of such Representation, Warranty and Covenant Losses in excess thereof shall be recoverable in accordance with the terms hereof.

(c)           Inconsequential Damages. The Seller Entities shall not be liable hereunder for individual Representation, Warranty and Covenant Losses that are less than ten thousand dollars ($10,000) and any such Representation, Warranty and Covenant Losses shall not be considered for purposes of determining the Basket; provided, that if individual Representation, Warranty and Covenant Losses arise out of the same or substantially similar facts or circumstances or are part of a series of individual claims then all such individual claims shall be aggregated for purposes of determining whether such Representation, Warranty and Covenant Losses exceed the ten thousand dollars ($10,000) threshold provided in this Section 12.2(c).

(d)           Time Limitation. No indemnification shall be payable to a Buyer Indemnified Party with respect to any claim relating to Representation, Warranty and Covenant Losses asserted after the date that is eighteen (18) months after the Closing Date to the extent that such Representation, Warranty and Covenant Losses arise out of, relate to or result from representations and warranties made at the Closing (the “Indemnification Cut-Off Date”) except for Losses described in or arising under Section 12.1(b) involving a breach by the Seller Entity of any of the SOL Representations (as defined in Section 12.6); provided that any claim for indemnification as to which notice has been given prior to the Indemnification Cut-Off Date shall survive such expiration until final resolution of such claim.

(e)           No Limitation on Certain Claims. Notwithstanding anything herein to the contrary, (i) Buyer Indemnified Parties shall be entitled to dollar-for-dollar indemnification from the first dollar and shall not be subject to the Basket, or the Representation, Warranty and Covenant Cap, or any limitation (other than as provided by law) as to time in seeking indemnification with respect to Losses described in or arising under Sections 12.1(a), (d), (e), (f), or (g), and (ii) Buyer Indemnified Parties shall be entitled to indemnification and shall not be subject to any limitation (other than as provided by law) as to time in seeking indemnification with respect to Losses described in or arising under Section 12.1(c).

In the event that any Buyer Indemnified Party sustains, incurs or is finally determined to have sustained or incurred any Loss for which it is entitled to indemnification under this Section 12, in addition to all other rights or remedies that Buyer may have, such Buyer Indemnified Party shall be entitled to claim against the Deferred Payment or any other payment due to any Buyer Indemnified Party in accordance with the terms of Section 12.7.

12.3           Indemnification by Buyer. Buyer and its successors and permitted assigns agree subsequent to the Closing to indemnify and hold harmless the Seller Entities (individually, a “Seller Indemnified Party” and collectively, the “Seller Indemnified Parties”) from and against and in respect of all Losses arising out of, based upon or in connection with:

(a)           fraud or an intentional misrepresentation by Buyer of any of its representations, or warranties in this Agreement, any Ancillary Agreement or in any Schedule, Exhibit, certificate, financial statement, agreement or other instrument delivered under or in connection with this Agreement;

(b)           any breach of any representation or warranty made by Buyer in this Agreement or in a certificate delivered under Section 9.2(a);

(c)           any breach of any covenant or agreement made by Buyer in this Agreement;

(d)           any of the Assumed Liabilities whether or not existing or arising from circumstances existing or events occurring prior to or after the Closing Date;

(e)           the ownership or operation of the Business after the Closing; and

(f)            any claims or obligations (including without limitation, claims for personal injury, death or property damage) relating to, directly resulting from or in connection with the Products that are sold by Buyer or an Affiliate thereof after the Closing.

Losses described in or arising under clauses (a) through (f) of this Section 12.3 are collectively referred to as “Seller Indemnifiable Losses.”  Claims under clauses (a) through (f) of this Section 12.3 are collectively referred to as “Seller Indemnification Claims”.

12.4           Time Limitations on Indemnification by Buyer. No indemnification shall be payable to a Seller Indemnified Party with respect to any claim asserted after the Indemnification Cut-Off Date which relates to the Seller Indemnifiable Losses described in or arising under Section 12.3(b) except for Seller Indemnifiable Losses arising out of any SOL Representations; provided that any claim for indemnification as to which specific notice has been given prior to the Indemnification Cut-Off Date shall survive such expiration until final resolution of such claim. The Seller Indemnified Parties shall be entitled to indemnification and shall not be subject to any limitations (other than as provided by law) as to time in seeking indemnification with respect to losses described in or arising under Sections 12.3(a), (c), (d), (e), (f), (g), and (h).

12.5           Notice; Defense of Claims.

(a)           Notice of Claims. Promptly after receipt by an indemnified party of notice of any claim, liability or expense to which the indemnification obligations hereunder would apply, the indemnified party shall give notice thereof in writing (a “Claim Notice”) to the indemnifying party, but the omission to so notify the indemnifying party promptly will not relieve the indemnifying party from any liability except (i) to the extent that the indemnifying party shall have been materially prejudiced as a result of the failure or delay in giving such Claim Notice and (ii) that no indemnification will be payable to an indemnified party with respect to any claim for which the Claim Notice is given after expiration of the period for which such claim may be made pursuant to Section 12.2(c) or 12.4 (as the case may be) of this Agreement. Such Claim Notice shall state the information then available regarding the amount and nature of such claim, liability or expense and shall specify the provision or provisions of this Agreement under which the liability or obligation is asserted.

(b)           Third Party Claims. With respect to third party claims, if within thirty (30) days after receiving the Claim Notice the indemnifying party gives written notice (the “Defense Notice”) to the indemnified party stating that (i) it may be liable under the provisions hereof for indemnity in the amount of such claim if such claim were successful and (ii) that it disputes and intends to defend against such claim, liability or expense at its own cost and expense, then counsel for the defense shall be selected by the indemnifying party (subject to the consent of the indemnified party which consent shall not be unreasonably withheld) and the indemnified party shall not be required to make any payment with respect to such claim, liability or expense as long as the indemnifying party is conducting a good faith and diligent defense at its own expense; provided, however, that the assumption of defense of any such matters by the indemnifying party shall relate solely to the claim, liability or expense that is subject or potentially subject to indemnification.

The indemnifying party shall have the right, with the consent of the indemnified party, which consent shall not be unreasonably withheld, to settle all identifiable matters related to claims by third parties which are susceptible to being settled provided the indemnifying parties’ obligation to indemnify the indemnified party therefore will be fully satisfied. The indemnifying party shall keep the indemnified party apprised of the status of the claim, liability or expense and any resulting suit, proceeding or enforcement action, shall furnish the indemnified party with all documents and information that the indemnified party shall reasonably request and shall consult with the indemnified party prior to acting on major matters, including settlement discussions. Notwithstanding anything herein stated, the indemnified party shall at all times have the right to fully participate in such defense at its own expense directly or through counsel; provided, however, if the named parties to the action or proceeding include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate under applicable standards of professional conduct, the expense of separate counsel for the indemnified party shall be paid by the indemnifying party.

If no Defense Notice is given by the indemnifying party, or if diligent good faith defense is not being or ceases to be conducted by the indemnifying party, the indemnified party shall, at the expense of the indemnifying party, undertake the defense of (with counsel selected by the indemnified party), and shall have the right to compromise or settle such claim, liability or expense. If such claim, liability or expense is one that by its nature cannot be defended solely by the indemnifying party, then the indemnified party shall make available all information and assistance that the indemnifying party may reasonably request and shall cooperate with the indemnifying party in such defense.

(c)           Non-Third Party Claims. With respect to non-third party claims, if within thirty (30) days after receiving the Claim Notice the indemnifying party does not give written notice to the indemnified party that it contests such indemnity, the amount of indemnity payable for such claim shall be as set forth in the Claim Notice. If the indemnifying party provides written notice to the indemnified party within such thirty (30)-day period that it contests such indemnity, the parties shall attempt in good faith to reach an agreement with regard thereto within thirty (30) days of delivery of the indemnifying party’s notice. If the parties cannot reach agreement within such 30-day period, the matter shall be submitted to the International Centre for Dispute Resolution for arbitration pursuant to Section 13.11.

12.6           Survival of Representations, Warranties and Covenants. Each of the representations, warranties, agreements, covenants and obligations herein or in any schedule, exhibit or certificate delivered by any party to any other party incident to the transactions contemplated hereby are material, shall be deemed to have been relied upon by the other party and shall survive the Closing until the Indemnification Cut-Off Date, except for the representations and warranties made in Sections 3.3(a) (first sentence), 3.3(c),  3.6 and 3.18, in the case of the Seller Entities, and Section 7.6 with respect to the Buyer which shall survive until the expiration of the applicable statute of limitations, if any (collectively, the “SOL Representations”). The expiration of any representation or warranty shall not affect any claim made prior to the date of such expiration. All covenants herein not fully performed shall survive the Closing and continue thereafter until fully performed. Any investigation, audit or other examination that may have been made or may be made at any time by or on behalf of the party to whom any such representation or warranty is made shall not limit or diminish such representations and warranties, and the parties may rely on the representations and warranties set forth in this Agreement (as modified by the Schedules and referenced therein).

12.7           Set-Off. In the event Buyer has made a claim under this Section 12 against any Seller Entity or any other party thereto, and such claim has not yet been resolved as of the date of any payment due from Buyer to a Seller Entity hereunder, Buyer may deposit in an escrow account with a third party commercial bank reasonably acceptable to a Seller Entity and pursuant to an escrow agreement containing customary terms consistent with this Section 12.7, an amount equal to the lesser of the aggregate amount claimed in good faith by Buyer or the amount otherwise payable by Buyer as of such date to be held in escrow until such claim is resolved in accordance with the terms hereof with disbursements thereafter of such amounts to such parties in accordance with the resolution of such claim. If any Seller Entity or any Affiliate thereof fails to make any payment with respect to any indemnification claim in accordance with this Section 12 when such indemnification claim has been fully resolved pursuant to the terms of this Section 12.7, Buyer may, in addition to any other rights hereunder, upon seven (7) days notice to the Seller Entities, set-off the amount of such claim against any amounts payable by Buyer to the Seller Entities under this Agreement, (including, without limitation, payments to be made pursuant to the Section 2 hereof). Notwithstanding anything in this Section 12.7 to the contrary, the Buyer and each Seller Entity agree that any claim for indemnification by Buyer shall be charged first against any amounts being held in escrow pursuant to this Section 12.7 and if such amounts are not sufficient to satisfy the entire amounts payable to Buyer then the amounts shall be charged to amounts owing to the Seller Entities under Section 2 in the order of the installments owing thereunder.

12.8           Subrogation. To the extent that either party hereto (the “Indemnitor”) makes or is required to make any indemnification payment to the other party hereto (the “Indemnified Party”), the Indemnitor shall be entitled to exercise, and shall be subrogated to, any rights and remedies (including rights or indemnity, rights of contribution and other rights of recovery) that the Indemnified Party or any of the Indemnified Party’s Affiliates may have against any other

Person with respect to any Losses, circumstances or matter to which such indemnification payment is directly or indirectly related. The Indemnified Party shall permit the Indemnitor to use the name of the Indemnified Party and the names of the Indemnified Party’s Affiliates in any transaction or in any proceeding or other Matter involving any of such rights or remedies; and the Indemnified Party shall take such actions as the Indemnitor may reasonably request for the purpose of enabling the Indemnitor to perfect or exercise the Indemnitor’s right of subrogation hereunder.

12.9           Exclusivity. The right of Buyer hereunder to assert indemnification claims and receive indemnification payments pursuant to this Section 12 shall be the Buyer’s exclusive right and remedy for monetary damages exercisable by the Buyer with respect to any breach by any of the Seller Entities of any representation, warranty or covenant. Buyer shall be entitled to seek equitable relief with respect to any breach by any of the Seller Entities of any covenants.

12.10         Calculation of Losses. For purposes of computing the amount of Losses incurred by any person, there shall be deducted (a) an amount equal to the amount of Taxes of such person that are actually reduced directly as a result of such Losses, and (b) an amount equal to the amount of any insurance proceeds, indemnification payments, contribution payments or reimbursements actually received by such person or any of such person’s Affiliates in connection with such Losses or the circumstances giving rise thereto. If subsequent to an indemnification payment any person or any of such person’s Affiliates receives any insurance proceeds, indemnification payments, contribution payments or reimbursements that would have otherwise reduced the amount of the Loss, then such party shall promptly deliver such amounts to the Indemnitor for such original payment.

12.11. Infringement Litigation(24).

(a)           Definitions for this Section 12.11:

(i)            “Damages” shall mean any and all costs, expenses, disbursements, damages, liabilities, penalties, fines and/or other amounts (including royalty payments) paid, awarded, incurred or to which Buyer or its Affiliates becomes obligated to pay to in connection with the performance, payment or collection of any injunction, judgment, settlement or compromise or award associated with Infringement Litigation.

(ii)           “Historical Damages” shall mean any and all Damages (other than Legal Fees) paid, awarded, incurred or to which Buyer or its Affiliates becomes obligated to pay as a result of all acts or omissions occurring prior to final disposition of Infringement Litigation.

(iii)          “Infringement Litigation” shall mean the litigation described on Schedule 11.11.

(24)         Provision will be included for any pending Intellectual Property infringement litigation that is significant to the Business, and deleted if there is no such pending Intellectual Property infringement litigation.

(iv)          “Legal Fees” shall mean any and all fees, expenses, disbursements and/or other amounts incurred by counsel, consultants and experts in connection with Infringement Litigation.

(v)           “Related Products” shall mean any product sold or manufactured by the Seller Entities that are determined to infringe on any Intellectual Property Assets asserted in Infringement Litigation.

(vi)          “Royalty Damages” shall mean any and all Damages (such as an ongoing royalty payment or payment for a fully paid up license) paid, awarded, incurred or to which Buyer or its Affiliates becomes obligated to pay as a result of, and is calculated on the basis of, future sales of Related Products.

(vii)         “Royalty Damages Amount” shall mean the amount equal to the product of (A) the royalty rate (expressed as a percentage of future sales of the applicable Related Products) paid, awarded, incurred or to which Buyer or its Affiliates becomes obligated to pay as Royalty Damages, multiplied by (B) the total sales of such Related Products in the calendar year ending December 31, 200    .

(b)           Buyer’s Control of Infringement Litigation. The Seller Entities acknowledge and agree that Buyer has a material interest in Infringement Litigation and that its outcome may impact the value of the assets and ongoing business being acquired by Buyer. Accordingly, following the Closing, Buyer shall be entitled, in its sole discretion, to all of the following rights with respect to such Infringement Litigation: (i) to select and manage counsel; (ii) to conduct, determine strategy for, enter into and conduct alternative dispute resolution; (iii)  to settle, compromise, discharge or otherwise resolve (including through alternative dispute resolution); and (iv) to otherwise manage and take actions. In exercising such rights set forth above in this Section 12.11(b), Buyer shall use commercially reasonable efforts to (1) defend the Infringement Litigation, and (2) assert such defenses, cross-complaints, counterclaims and/or patent reexaminations as Buyer determines are appropriate in its reasonable discretion. Buyer will afford the Seller Entities an opportunity to consult with Buyer with respect to matters set forth above in this Section 12.11(b) and with respect to any settlement offer and Buyer’s decision whether or not to accept or reject the offer. Such consultation, however, shall not affect Buyer’s right and ability to settle, compromise, discharge or otherwise resolve Infringement Litigation as it sees fit, without the need for the consent of the Seller Entities; provided, however, that in the event of any settlement, compromise, discharge or other resolution associated with Infringement Litigation that would result in payment of any damages or other amounts to any third party, Buyer shall obtain the Seller Entities’ prior written consent to any such settlement, compromise, discharge or other resolution, such consent not to be unreasonably withheld or delayed. The Seller Entities agree to, and Parent shall cause its Affiliates to, reasonably cooperate with Buyer in connection with Infringement Litigation and to make available such records and information, and such officers and employees, during normal business hours, as Buyer may reasonably request as necessary to assist with Infringement Litigation.

(c)           Payment of Litigation Fees. Notwithstanding anything to the contrary in this Agreement, (A) the Seller Entities agree that they are responsible for and shall pay or otherwise indemnify Buyer for all Legal Fees incurred by Seller Entities prior to the Closing relating to Infringement Litigation and (B) the Seller Entities and Buyer agree that each is responsible for and shall promptly pay one-half (1/2) of all Legal Fees incurred by or on behalf of the Seller Entities and Buyer after the Closing relating to Infringement Litigation; provided, however, that the maximum liability of the Seller Entities under this Section 12.11(c)(i) shall not exceed [                                            ($                  )].(25) Buyer may, at its discretion, arrange to have all invoices, charges, fees, damages or other Legal Fees related to Infringement Litigation, for which the Seller Entities are responsible to pay, billed directly to the Seller Entities and not to Buyer, or in the alternative Buyer may pay any such amounts and thereafter seek reimbursement from the Seller Entities, which they shall promptly provide. All invoices shall be in reasonable detail to allow the Seller Entities to determine that such costs are appropriately related to Infringement Litigation.

(d)           Payment of Historical Damages. If the Buyer or Seller Entities are obligated to pay Historical Damages, (i) the Seller Entities agree that they are responsible for and shall pay or otherwise indemnify Buyer for all Historical Damages to the extent resulting from acts or omissions occurring prior to the Closing and (ii) the Buyer agrees that it is responsible for and shall pay or otherwise indemnify the Seller Entities for all Historical Damages to the extent resulting from acts or omissions occurring after the Closing.

(e)           Payment of Royalty Damages. If the Buyer or Seller Entities are obligated to pay Royalty Damages, the Buyer agrees that it is responsible for and shall pay or otherwise indemnify the Seller Entities for all Royalty Damages. Notwithstanding the foregoing, if the Buyer is obligated to pay Royalty Damages pursuant to this Section 12.11(e), then the Purchase Price shall be reduced by an amount equal to eleven (11) times the Royalty Damages Amount. If such reduction results in a Purchase Price, as recalculated, that is less than the Purchase Price paid or to be paid under Section 2.1 hereof, the Seller Entities shall promptly pay the Buyer an amount equal to such difference.

(f)            Information Rights. For the duration of any Infringement Litigation and subject to reasonable constraints imposed by attorney-client privilege, Buyer shall provide the Seller Entities with all information, documents and materials related to such Infringement Litigation as the Seller Entities may reasonably request, so long as the provision of such information, documents or materials does not compromise or affect the privileges (such as the attorney-client privilege and the work product doctrine) that may otherwise attach to such information, documents or materials.

(g)           Survival. Notwithstanding anything to the contrary in this Agreement, the agreements and covenants made by each entity in this Section 12.11 shall survive the Closing and any liabilities that any party has have or may have pursuant to this Section 11.11 shall not terminate or expire in any manner whatsoever.

(25)         Amount to be proportionate to amount in FTNF Acquisition Agreement.

(h)           In the event of any dispute arising in relation to this Section 12.11, the parties agree that the resolution of such dispute shall be resolved in accordance with the procedures set forth in Section 13.13 hereof.

SECTION 13.         MISCELLANEOUS.

13.1           Law Governing. This Agreement shall be construed under and governed by the internal Laws of the State of Delaware without regard to its conflict of laws provisions.

13.2           Maximum Rate. Anything herein to the contrary notwithstanding, if during any period for which interest is computed hereunder, the applicable interest rate, together with all fees, charges and other payments which are treated as interest under applicable law, as provided for herein, would exceed the maximum rate of interest which may be charged, contracted for, reserved, received or collected by any Seller Entity in connection with this Agreement under applicable law (the “Maximum Rate”), the Person shall not be obligated to pay, and such recipient shall not be entitled to charge, collect, receive, reserve or take, interest in excess of the Maximum Rate, and during any such period the interest payable hereunder shall be limited to the Maximum Rate.

13.3           Bulk Sales Waiver. Buyer hereby waives compliance by the Seller Entities within any applicable bulk sales legal requirements in connection with the transactions contemplated hereby.

13.4           Notices. Any notice, request, demand other communication required or permitted hereunder shall be in writing and shall be deemed to have been given (i) if delivered or sent by facsimile transmission, upon acknowledgment of receipt by the recipient, (ii) if sent by an internationally recognized overnight courier, properly addressed with postage prepaid, on the next business day (or Saturday if sent for Saturday delivery) or (iii) if sent by registered or certified mail, upon the sooner of receipt or the expiration of three (3) days after deposit in United States post office facilities properly addressed with postage prepaid. Notice to any Seller Entity (if given in accordance with this Section 13.4) shall be deemed notice to all Seller Entities. All notices will be sent to the addresses set forth below or to such other address as such party may designate by notice to each other party hereunder:

If to Buyer:

Inverness Medical Innovations, Inc.
51 Sawyer Road, Suite 200
Waltham, MA 02453
Attn:  General Counsel
Facsimile Number (781) 647-3939

with a copy (which shall not constitute notice) to:

Goodwin Procter LLP
Exchange Place
Boston, MA 02109
Attn:  Scott F. Duggan
Facsimile Number (617) 523-1231

If to the Seller Entities or the Management Team:

Acon Laboratories, Inc.

4108 Sorrento Valley Boulevard
San Diego, CA 92121

Attn: Steven Frankel

Facsimile Number: (858) 535-2039

with a copy (which shall not constitute notice) to:

Morrison & Foerster LLP
12531 High Bluff Drive, Suite 100
San Diego, California 92130

Attn: Steven G. Rowles

Facsimile Number: (858) 523-2810

Any notice given hereunder may be given on behalf of any party by its counsel or other authorized representative.

13.5           Entire Agreement. This Agreement, including the Schedules and Exhibits referred to herein, the Ancillary Agreements and the other writings specifically identified herein or contemplated hereby or delivered in connection with the transactions contemplated hereby, is complete, reflects the entire agreement of the parties with respect to its subject matter, and supersedes all previous written or oral negotiations, commitments and writings, including, without limitation, the Second Territory Letter Agreement.

13.6           Assignability. This Agreement shall be assignable, in whole or in part, by Buyer to any direct or indirect subsidiary of Buyer although no such assignment shall relieve Buyer of any liabilities or obligations under this Agreement. As contemplated by Section 1.11 hereof, in the event an assignment of certain of Buyer’s rights hereunder is reasonably necessary in order to receive the consent of any Governmental Authority to the transactions contemplated hereby in a jurisdiction listed on Schedule 7.2 hereto, the Buyer may so assign as and to the extent reasonably necessary to receive such consent and the parties hereto shall use commercially reasonable efforts to effect such assignment. Neither this Agreement nor any right or obligation hereunder may be assigned or delegated by the Seller Entities without the prior written consent of Buyer in its sole discretion; provided, however, that the Seller Entities may freely assign or pledge their rights to payment hereunder to an Affiliate of the Seller Entities if (1) any such assignment, pledge, or issuance of Common Stock, complies in with all applicable

Laws, including all applicable foreign, federal and state securities Laws; (2) any such assignment, pledge or issuance of Common Stock, can be made without registration under applicable foreign, federal or state securities laws; (3) any such assignment, pledge or issuance of Common Stock, does not require any filing with any Governmental Agency pursuant to the HSR Act; (4) upon any such assignment, pledge or issuance of Common Stock, such party becomes a party to the Investor Rights Agreement; and (5) such party becomes a party hereto by execution of a Joinder Agreement in the form attached hereto to the extent of the consideration so assigned, pledged or issued to such party. This Agreement and the obligations of the parties hereunder shall be binding upon and enforceable by, and shall inure to the benefit of, the parties hereto and their respective successors, executors, administrators, estates, heirs and permitted assigns, and no others. Notwithstanding anything herein to the contrary, Buyer, without the prior consent of the Seller Entities, may assign this Agreement and its rights and benefits hereunder and may delegate its duties hereunder to lenders providing financing to the Buyer and/or any of its Affiliates.

13.7           Publicity and Disclosures. None of the Seller Entities, Buyer or any of their respective subsidiaries or Affiliates shall issue or cause the publication of any press release or other announcement or disclosure (including, without limitation, any such announcement or disclosure to employees or customers of the Seller Entities) with respect to this Agreement or the transactions contemplated hereby without the prior written consent of Buyer, in the case of a desired press release or announcement by the Seller Entities, or of the Seller Entities in the case of a desired press release or announcement by Buyer, in any such case which consent shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, the Seller Entities and Buyer or an Affiliate may release such disclosures as are required by any applicable Law or regulation, including pursuant to applicable requirements of the securities laws or any stock exchange (including the American Stock Exchange) or self-regulatory organization or any listing agreement with the foregoing, in each case so long as written notice is given to the Seller Entities at least twenty-four (24) hours prior to any such disclosure. Solely for purposes of this Section 13.7, consent of ACON Labs shall represent consent of the Seller Entities.

13.8           Captions and Gender. The captions in this Agreement are for convenience only and shall not affect the construction or interpretation of any term or provision hereof. The use in this Agreement of the masculine pronoun in reference to a party hereto shall be deemed to include the feminine or neuter pronoun, as the context may require.

13.9           Monetary Amounts. All references to monetary amounts, unless otherwise specified to the contrary, are expressed in United States dollars.

13.10         Certain Definitions. For purposes of this Agreement, the term:

(a)           “Affiliate” (whether or not such word has an initial capital) of a person shall mean a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person;

(b)           “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise;

(c)           “person” means an individual, corporation, partnership, association, limited liability company, trust or any unincorporated organization; and

(d)           “subsidiary” means any Affiliate of a person that is controlled by such person.

13.11         Execution in Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document. The delivery of a counterpart hereto by facsimile or other electronic transmission shall be deemed an original.

13.12         Amendments; Waivers. This Agreement may not be amended or modified, nor may compliance with any condition or covenant set forth herein be waived, except by a writing duly and validly executed by each of the parties hereto, or, in the case of a waiver, the party waiving compliance. For purposes of the foregoing,  the consent or waiver of any provision by any Seller Entity shall be deemed consent by all Seller Entities. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, or any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege.

13.13         Dispute Resolution. If a dispute arises out of, relates to, or is connected with this Agreement, or the breach thereof, and if the dispute cannot be settled through negotiation, the parties agree first to try in good faith to settle the dispute by mediation in accordance with the International Mediation Rules of the International Centre for Dispute Resolution (“ICDR”) before resorting to arbitration, litigation, or other dispute resolution procedure. The mediation will be held in Chicago, Illinois. The mediation will be conducted by a single mediator. The mediation will take place within thirty (30) calendar days of the appointment of a mediator. Within five (5) calendar days of the submission of a written demand for mediation by either party, the parties will exchange lists of three (3) proposed mediators. The parties will have five (5) calendar days to make any good faith objection to any of the proposed mediators. The resulting list of proposed mediators will be submitted to the ICDR and, within five (5) business days, the ICDR will appoint one of the proposed mediators. Upon the lapse of the thirty (30) days, either party may require that the parties proceed with the arbitration, in lieu of mediation.

Except with respect to injunctive relief, which may be sought in a court of competent jurisdiction, as more specifically set forth below, and except as otherwise expressly provided for in Sections 3.4 and 3.5 with respect to financial and accounting disputes, all disputes, claims, or controversies arising out of or relating to, or in connection with this Agreement or any other agreement executed and delivered pursuant to this Agreement or the negotiation, validity or performance hereof and thereof or the transactions contemplated hereby and thereby that are not resolved by mutual agreement shall be resolved solely and exclusively by binding arbitration to be conducted before the ICDR or its successor. The arbitration shall be held in Chicago, Illinois before a single arbitrator and shall be conducted in accordance with the rules and regulations promulgated by the ICDR unless specifically modified herein. Within five (5) business days of the submission of a written demand for arbitration, each party may submit the names of three (3) proposed arbitrators to the ICDR. Within five (5) business days of receiving the names of each parties’ proposed arbitrators, the ICDR shall send simultaneously to each party to the dispute an identical list of ten (10) names of persons to be chosen as an arbitrator for the dispute. This list shall include the six (6) arbitrator names provided by the parties, and four (4) names chosen by the ICDR. Each party shall have five (5) business days from the transmittal date in which to strike up to four (4) names objected to, number the remaining names in order of preference, and return the list to the ICDR. From among the persons who have been approved on both lists, and in accordance with the designated order of mutual preference to the extent possible, the ICDR will appoint one of the proposed arbitrators within five (5) business days of receipt of the ranked list from the parties. The arbitrator shall apply the substantive laws of the State of Delaware without regard to conflicts of laws principles. The interpretation and enforcement of this Section, and any order or award entered hereunder, shall be governed by the Federal Arbitration Act, without reference to the Delaware Uniform Arbitration Act.

The parties covenant and agree that the arbitration hearing shall commence within six (6) months of the date on which the arbitrator is appointed. In connection with the arbitration proceeding, the arbitrator shall have the power to order the production of documents by each party and any third-party witnesses. In addition, each party may take up to three depositions as of right, and the arbitrator may in his or her discretion allow additional depositions upon good cause shown by the moving party. However, the arbitrator shall not have the power to order the answering of interrogatories or the response to requests for admission. In connection with any arbitration, each party shall provide to the other, no later than fifteen (15) days before the date of the arbitration, the identity of all persons that may testify at the arbitration and a copy of all documents that may be introduced at the arbitration, considered by the arbitrator, or used by a party’s witness, or used or considered by any expert. The arbitrator’s decision and award shall be made and delivered within eight (8) months of the date on which the arbitrator is appointed. The arbitrator’s decision shall set forth a reasoned basis for any award of damages or finding of liability. The arbitrator shall not have the power to award damages in excess of actual compensatory damages and shall not multiply actual damages or award punitive damages or any other damages that are specifically excluded under this Agreement, and each party hereby irrevocably waives any claim to such damages. The arbitrator, however, is authorized to award declaratory relief, regardless of whether the request for declaratory relief involves an actual use or controversy. The arbitrator shall, upon a finding that it is impracticable to meet one or more of the deadlines set forth in this Section consistent with his or her primary obligation justly to determine the controversy before him or her in a timely and reasonable manner, have discretion to alter such deadlines.

The parties covenant and agree that they will participate in the arbitration in good faith, that they will share equally the fees and expenses of the International Centre for Dispute Resolution and that they will each bear their own attorneys’ fees and expenses, except as otherwise provided herein. The arbitrator may in his or her discretion assess costs and expenses (including the reasonable attorneys’ fees and expenses of the prevailing party) against any party to a proceeding. Any party unsuccessfully refusing to comply with an order of the arbitrators shall be liable for costs and expenses, including attorneys’ fees, incurred by the other party in enforcing the award. This Section 13.13 applies equally to requests for temporary, preliminary or permanent injunctive relief, except that in the case of temporary or preliminary injunctive relief any party may proceed in court without prior arbitration for the limited purpose of avoiding immediate and irreparable harm.

The parties submit to the non-exclusive jurisdiction of any state or federal court located in the State of Illinois, the United States of America, for the resolution of any dispute or enforcement of any right arising out of or relating to this Agreement, including enforcement of this agreement to arbitrate and confirmation or enforcement of any award rendered by the arbitrator, and the parties waive any objection to the venue, personal jurisdiction, or convenience as a forum of these courts for such purpose. The decision of the arbitrator shall be final and binding on the parties and enforceable in accordance with the New York Convention on the Recognition and Enforcement of Arbitral Awards.

Each of the parties hereto hereby consents to service of process by registered mail at the address to which notices are to be given. Each of the parties hereto agrees that its or his submission to jurisdiction and its or his consent to service of process by mail are made for the express benefit of the other parties hereto.

13.14         Fees and Expenses. Except as otherwise expressly provided herein to the contrary, each of parties hereto will bear its own expenses in connection with the negotiation and the consummation of the transactions contemplated by this Agreement and the agreements entered into in connection herewith. No expenses of the Seller Entities, relating in any way to the purchase and sale of the Business, the Transferred Assets or the New Facility Equity Interests hereunder and the transactions contemplated hereby, including without limitation legal, accounting or other professional expenses, shall in any way be charged to or paid by Buyer, or accrued by or reflected in any account of the Seller Entities as of the Closing being assumed by Buyer as an Assumed Liability.

13.15         Equitable Relief. The Seller Entities acknowledge and agree that the Business is unique and that the damages that may result from the Seller Entities’ failure to consummate the transactions contemplated by this Agreement and that damages at law would be inadequate for such failure or breach. Accordingly, the Seller Entities acknowledge that Buyer will be entitled to specific performance, an injunction or other appropriate equitable relief in connection with any such failure or breach. The Seller Entities further acknowledge and agree that this Section 13.15 shall not, and shall not be deemed to, limit in any way any other rights or remedies which Buyer may have at law or otherwise due to such failure or breach.

13.16         Further Assurances. The Seller Entities shall, and shall cause each of their Affiliates, from time to time after the Closing, at the request of the Buyer and without further consideration, execute and deliver further instruments or documents to take such other action as the Buyer may reasonably require to more effectively transfer and assign to the Buyer the Business and the Transferred Assets purchased hereunder and all rights thereto and to fully implement the provisions of this Agreement and otherwise facilitate the consummation of the transactions contemplated by this Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first set forth above.

BUYER:

INVERNESS MEDICAL INNOVATIONS, INC.

By:
Name:
Title:

(signatures continued)

[SIGNATURE PAGE TO ACQUISITION AGREEMENT]

SELLER ENTITIES:

ACON LABORATORIES, INC.

By:
Name:
Title:

AZURE INSTITUTE, INC.

By:
Name:
Title:

LBI INC.

By:
Name:
Title:

OAKVILLE HONG KONG CO., LTD.

By:
Name:
Title:

ACON BIOTECH (HANGZHOU) CO., LTD.

By:
Name:
Title:

PARENT:

KARSSON OVERSEAS, LTD.

By:
Name:
Title:

[SIGNATURE PAGE TO ACQUISITION AGREEMENT]

JOINDER AGREEMENT(26)

The undersigned each hereby agrees to be bound by the terms of, and hereby become a party to, the Acquisition Agreement, dated as of                   , 200    by and among the Buyer and the Seller Entities solely for the purpose and to the extent necessary to guarantee the Seller Entities’ indemnification obligations set forth in Section 11 of the Acquisition Agreement such that the Buyer shall be able to recover from either of the undersigned any amounts it is entitled to under Section 11. The liability of the undersigned under such guarantee shall be limited to the amount of cash and Common Stock (valued at the Reference Price) distributed to the undersigned by any of the Seller Entities.

IN WITNESS WHEREOF, this JOINDER AGREEMENT has been duly executed by or on behalf of the undersigned, as a sealed instrument under the laws of the State of Delaware, as of the date below written.

Signature:

(Print Name)

Address:

Date:

Accepted:

INVERNESS MEDICAL INNOVATIONS, INC.

By:
Name:
Title:

Date:

(26)         Joinder Agreement is to be signed on the execution date of the acquisition agreement by Karsson and the management team.

EXHIBIT B

Dispute Resolution Provisions

If a dispute arises out of, relates to, or is connected with this Agreement, or the breach thereof, and if the dispute cannot be settled through negotiation, the parties agree first to try in good faith to settle the dispute by mediation in accordance with the International Mediation Rules of the International Centre for Dispute Resolution (“ICDR”) before resorting to arbitration, litigation, or other dispute resolution procedure. The mediation will be held in Chicago, Illinois. The mediation will be conducted by a single mediator. The mediation will take place within thirty (30) calendar days of the appointment of a mediator. Within five (5) calendar days of the submission of a written demand for mediation by either party, the parties will exchange lists of three (3) proposed mediators. The parties will have five (5) calendar days to make any good faith objection to any of the proposed mediators. The resulting list of proposed mediators will be submitted to the ICDR, and, within five (5) business days, the ICDR will appoint one of the proposed mediators. Upon the lapse of the thirty (30) days, either party may require that the parties proceed with the arbitration, in lieu of mediation.

Except with respect to injunctive relief, which may be sought in a court of competent jurisdiction, as more specifically set forth below, all disputes, claims, or controversies arising out of or relating to, or in connection with this Agreement or any other agreement executed and delivered pursuant to this Agreement or the negotiation, validity or performance hereof and thereof or the transactions contemplated hereby and thereby that are not resolved by mutual agreement shall be resolved solely and exclusively by binding arbitration to be conducted before the ICDR or its successor. The arbitration shall be held in Chicago, Illinois before a single arbitrator and shall be conducted in accordance with the rules and regulations promulgated by the International Centre for Dispute Resolution unless specifically modified herein.

Within five (5) business days of the submission of a written demand for arbitration, each party may submit the names of three (3) proposed arbitrators to the ICDR. Within five (5) business days of receiving the names of each parties’ proposed arbitrators, the ICDR shall send simultaneously to each party to the dispute an identical list of ten (10) names of persons to be chosen as an arbitrator for the dispute. This list shall include the six (6) arbitrator names provided by the parties, and four (4) names chosen by the ICDR. Each party shall have five (5) business days from the transmittal date in which to strike up to four (4) names objected to, number the remaining names in order of preference, and return the list to the ICDR. From among the persons who have been approved on both lists, and in accordance with the designated order of mutual preference to the extent possible, the ICDR will appoint one of the proposed arbitrators within five (5) business days of receipt of the ranked list from the parties.

The arbitrator shall apply the substantive laws of the State of Delaware without regard to conflicts of laws principles. The interpretation and enforcement of this Section, and any order or award entered hereunder, shall be governed by the Federal Arbitration Act, without reference to the Delaware Uniform Arbitration Act.

The parties covenant and agree that the arbitration hearing shall commence within six (6) months of the date on which the arbitrator is appointed. In connection with the arbitration proceeding,

the arbitrator shall have the power to order the production of documents by each party and any third-party witnesses. In addition, each party may take up to three depositions as of right, and the arbitrator may in his or her discretion allow additional depositions upon good cause shown by the moving party. However, the arbitrator shall not have the power to order the answering of interrogatories or the response to requests for admission. In connection with any arbitration, each party shall provide to the other, no later than fifteen (15) days before the date of the arbitration, the identity of all persons that may testify at the arbitration and a copy of all documents that may be introduced at the arbitration, considered by the arbitrator, used by a party’s witness, or used or considered by any expert. The arbitrator’s decision and award shall be made and delivered within eight (8) months of the date on which the arbitrator is appointed. The arbitrator’s decision shall set forth a reasoned basis for any award of damages or finding of liability. The arbitrator shall not have the power to award damages in excess of actual compensatory damages and shall not multiply actual damages or award punitive damages or any other damages that are specifically excluded under this Agreement, and each party hereby irrevocably waives any claim to such damages. The arbitrator, however, is authorized to award declaratory relief, regardless of whether the request for declaratory relief involves an actual case or controversy. The arbitrator shall, upon a finding that it is impracticable to meet one or more of the deadlines set forth in this Section consistent with his or her primary obligation justly to determine the controversy before him or her in a timely and reasonable manner, have discretion to alter such deadlines.

The parties covenant and agree that they will participate in the arbitration in good faith, that they will share equally the fees and expenses of the International Centre for Dispute Resolution and that they will each bear their own attorneys’ fees and expenses, except as otherwise provided herein. The arbitrator may in his or her discretion assess costs and expenses (including the reasonable attorneys’ fees and expenses of the prevailing party) against any party to a proceeding. Any party unsuccessfully refusing to comply with an order of the arbitrators shall be liable for costs and expenses, including attorneys’ fees, incurred by the other party in enforcing the award. The provisions of this Exhibit B apply equally to requests for temporary, preliminary or permanent injunctive relief, except that in the case of temporary or preliminary injunctive relief any party may proceed in court without prior arbitration for the limited purpose of avoiding immediate and irreparable harm.

The parties submit to the non-exclusive jurisdiction of any state or federal court located in the State of Illinois, the United States of America, for the resolution of any dispute or enforcement of any right arising out of or relating to this Agreement, including enforcement of this agreement to arbitrate and confirmation or enforcement of any award rendered by the arbitrator, and the parties waive any objection to the venue, personal jurisdiction, or convenience as a forum of these courts for such purpose. The decision of the arbitrator shall be final and binding on the parties and enforceable in accordance with the New York Convention on the Recognition and Enforcement of Arbitral Awards.

Each of the parties hereto hereby consents to service of process by registered mail at the address to which notices are to be given. Each of the parties hereto agrees that its or his submission to jurisdiction and its or his consent to service of process by mail are made for the express benefit of the other parties hereto.